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                                  [LOGO] harsco
                                         corporation

                               HARSCO FINANCE B.V.
     (incorporated with limited liability under the laws of The Netherlands)

                           -------------------------

                               (pound)200,000,000

                    7.25 per cent. Guaranteed Notes due 2010

                                  guaranteed by

                               HARSCO CORPORATION
  (incorporated with limited liability under the laws of the State of Delaware)

                          Issue Price: 98.463 per cent.

                           -------------------------

The (pound)200,000,000 7.25 per cent. Guaranteed Notes due 2010 (the "Notes") wi issued by Harsco Finance B.V. (the "Issuer"). Unless previously redeemed or cancelled, the Notes will be redeemed at their principal amount on 27 October, 2010. The Notes are subject to redemption in whole at their principal amount at the option of the Issuer at any time in the event of certain changes affecting taxation in the Netherlands or the United States of America. See "Terms and Conditions of the Notes - Redemption and Purchase".

The Notes will bear interest from 27 October, 2000 at the rate of 7.25 per cent. per annum payable annually in arrear on 27 October each year commencing on 27 October, 2001. Payments on the Notes will be made in sterling without deduction for or on account of taxes imposed or levied by The Netherlands or the United States of America to the extent described under "Terms and Conditions of the Notes - Taxation". Harsco Corporation (the "Guarantor") will unconditionally and irrevocably guarantee the due and punctual payment of all amounts at any time becoming due and payable in respect of the Notes.

Application has been made to list the Notes on the Luxembourg Stock Exchange.

The Notes have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the "Securities Act") and are subject to United States tax law requirements. The Notes are being offered outside the United States by the Managers (as defined in "Subscription and Sale") in accordance with Regulation S under the Securities Act ("Regulation S"), and may not be offered, sold or delivered within the United States or to, or for the account or benefit of, U.S. persons, subject to certain exemptions.

The Notes will be in bearer form and in the denominations of (pound)1,000, (pound)10,000 and (pound)100,000 each. The Notes will initially be in the form of a temp global note (the "Temporary Global Note"), without interest coupons, which will be deposited on or around 27 October, 2000 (the "Closing Date") with a common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"). The Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global note (the "Permanent Global Note"), without interest coupons, not earlier than 40 days after the Closing Date upon certification as to non-U.S. beneficial ownership. Interest payments in respect of the Notes cannot be collected without such certification of non-U.S. beneficial ownership. The Permanent Global Note will be exchangeable in certain limited circumstances in whole, but not in part, for Notes in definitive form in the denominations of (pound)1 (pound)10,000 and (pound)100,000 each and with interest coupons attached. See y of Provisions Relating to the Notes in Global Form".

The Royal Bank of Scotland,                Chase Manhattan International Limited
   Financial Markets
                          J. P. Morgan Securities Ltd.

25 October 2000
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Each of the Issuer and the Guarantor has confirmed to the Managers named under
"Subscription and Sale" that this Offering Circular contains all information regarding the Issuer, the Guarantor and the Notes which is (in the context of the issue of the Notes) material; such information is true and accurate in all material respects and is not misleading in any material respect; any opinions, predictions or intentions expressed in this Offering Circular on the part of the Issuer or (as the case may be) the Guarantor are honestly held or made and are not misleading in any material respect; this Offering Circular does not omit to state any material fact necessary to make such information, opinions, predictions or intentions (in such context) not misleading in any material respect; and all proper enquiries have been made to ascertain and to verify the foregoing. Each of the Issuer and the Guarantor accepts responsibility for the information contained in this document.

Neither the Issuer nor the Guarantor has authorised the making or provision of any representation or information regarding the Issuer, the Guarantor or the Notes other than as contained in this Offering Circular or as approved for such purpose by the Issuer and the Guarantor. Any such representation or information should not be relied upon as having been authorised by the Issuer, the Guarantor or the Managers.

Neither the delivery of this Offering Circular nor the offering, sale or delivery of any Note shall in any circumstances create any implication that there has been no adverse change, or any event reasonably likely to involve any adverse change, in the condition (financial or otherwise) of the Issuer or the Guarantor since the date of this Offering Circular.

This Offering Circular does not constitute an offer of, or an invitation to subscribe for or purchase, any Notes.

The distribution of this Offering Circular and the offering, sale and delivery of Notes in certain jurisdictions may be restricted by law. Persons into whose possession this Offering Circular comes are required by the Issuer, the Guarantor and the Managers to inform themselves about and to observe any such restrictions. For a description of certain restrictions on offers, sales and deliveries of Notes and on distribution of this Offering Circular and other offering material relating to the Notes, see "Subscription and Sale".

In particular, the Notes have not been and will not be registered under the Securities Act and are subject to United States tax law requirements. Subject to certain exceptions, Notes may not be offered, sold or delivered in the United States or to U.S. persons. In addition, neither the Issuer nor the Guarantor has authorised any offer of Notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"). Notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the Regulations or otherwise in compliance with all applicable provisions of the Regulations.

In this Offering Circular, unless otherwise specified, references to "sterling" and "(pound)" are to the lawful currency of the United Kingdom; "U.S.$", "U.S. dollars" or "dollars" are to United States dollars and references to "euro" and "A" are to the currency introduced at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union. References to "billions" are to thousands of millions.

Certain figures included in this Offering Circular have been subject to rounding adjustments; accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures which precede them.

In connection with this issue, The Royal Bank of Scotland plc may over-allot or effect transactions which stabilise or maintain the market price of the Notes at a level which might not otherwise prevail. Such stabilising, if commenced, may be discontinued at any time.


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                                    CONTENTS

Clause                                                                      Page

TERMS AND CONDITIONS OF THE NOTES                                             4

SUMMARY OF PROVISIONS RELATING TO THE NOTES IN GLOBAL FORM                   18

USE OF PROCEEDS                                                              19

DESCRIPTION OF THE ISSUER                                                    20

DESCRIPTION OF THE GUARANTOR                                                 21

TAXATION                                                                     38

SUBSCRIPTION AND SALE                                                        41

GENERAL INFORMATION                                                          43

FINANCIAL STATEMENTS AND AUDITORS' REPORT                                    44


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                        TERMS AND CONDITIONS OF THE NOTES

The following is the text of the Terms and Conditions of the Notes which (subject to completion and amendment) will be endorsed on each Note in definitive form:

The (pound)200,000,000 7.25 per cent. Guaranteed Notes due 2010 (the "Notes", which expression includes any further notes issued pursuant to Condition 14 (Further issues) and forming a single series therewith) of Harsco Finance B.V. (the "Issuer") are subject to, and have the benefit of, a trust deed dated 27 October, 2000 (as amended or supplemented from time to time, the "Trust Deed") between the Issuer, Harsco Corporation (the "Guarantor") and Chase Manhattan Trustees Limited as trustee (the "Trustee" which expression includes all persons for the time being trustee or trustees appointed under the Trust Deed) and are the subject of a paying agency agreement dated 27 October, 2000 (as amended or supplemented from time to time, the "Paying Agency Agreement") between the Issuer, the Guarantor, the Trustee, The Chase Manhattan Bank as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes) and the paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes). Certain provisions of these Conditions are summaries of the Trust Deed and the Paying Agency Agreement and subject to their detailed provisions. The holders of the Notes (the "Noteholders") and the holders of the related interest coupons (the "Couponholders" and the "Coupons", respectively) are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Paying Agency Agreement applicable to them. Copies of the Trust Deed and the Paying Agency Agreement are available for inspection during normal business hours at the Specified Offices (as defined in the Paying Agency Agreement) of each of the Paying Agents, the initial Specified Offices of which are set out below.

1. Form, Denomination and Title

      The Notes are in bearer form in the denominations of (pound)1,000, (pound)10,000 and (pound)100,000 with Coupons attached at the time of issue. Notes of one denomination will not be exchangeable for Notes of another denomination. Title to the Notes and the Coupons will pass by delivery. The holder of any Note or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and no person shall be liable for so treating such holder.

2. Status and Guarantee

(a) Status of the Notes: The Notes constitute direct, general, unsecured, unsubordinated and unconditional obligations of the Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

(b) Guarantee of the Notes: The Guarantor has in the Trust Deed unconditionally and irrevocably guaranteed the due and punctual payment of all sums from time to time payable by the Issuer in respect of the Notes. This guarantee (the "Guarantee") constitutes the direct, general, unsecured, unsubordinated and unconditional obligation of the Guarantor which will at all times rank at least pari passu with all other present and future unsecured obligations of the Guarantor, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

3. Negative Pledge and Covenants

(a) Restrictions on creation of Secured Debt: So long as any of the Notes remains outstanding (as defined in the Trust Deed), the Issuer and the Guarantor and any Restricted Subsidiaries of the Guarantor are prohibited from creating, incurring, assuming or guaranteeing any Secured Debt, without equally and rateably securing the Notes then outstanding and any other indebtedness of or guaranteed by the Issuer, the Guarantor or the Restricted Subsidiaries of the Guarantor then entitled thereto, except that this restriction will not apply to: (i) any Security Interest upon any property acquired or constructed by the Issuer, the Guarantor or a Restricted Subsidiary after 25 October, 2000 which is created


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      contemporaneously with, or within twelve months after such acquisition or construction to secure or provide for the payment of all or any part of the purchase price of such property or construction, as the case may be;
      (ii) the acquisition of property subject to any Security Interest upon such property existing at the time of the acquisition thereof, whether or not the obligation secured thereby is assumed by the Issuer, the Guarantor or such Restricted Subsidiary; (iii) Security Interests existing on the property, shares or indebtedness of a corporation at the time it becomes a Restricted Subsidiary of the Guarantor; (iv) any Security Interest on property of a corporation existing at the time such corporation is merged into or consolidated with the Issuer, the Guarantor or a Restricted Subsidiary of the Guarantor; (v) mechanics' and other statutory liens arising in the ordinary course of business; (vi) liens for taxes not yet due and for contested taxes against which adequate reserves have been established, and judgment liens if the judgment is being contested and for so long as execution thereof is stayed; (vii) leases and certain landlords' liens; (viii) certain governmental liens arising in connection with contracts or other transactions, including Security Interests arising in connection with the financing of pollution control facilities or the issuance of industrial development bonds, or in connection with any governmental regulation, privilege or licence; and (ix) any extension, renewal or replacement of (i) through (viii) above.

      Notwithstanding the foregoing restrictions, the Guarantor and Restricted Subsidiaries may issue, assume or guarantee Secured Debt not otherwise permitted without equally and rateably securing the Notes if the sum of
      (a) the amount of such Secured Debt plus (b) the aggregate value of Sale and Leaseback Transactions permitted by Condition 3(b) below, does not exceed 5 per cent. of Consolidated Net Tangible Assets as certified by the Guarantor in accordance with Condition 18. In this Condition, "Consolidated Net Tangible Assets" means (i) the aggregate amount of assets (less applicable reserves and other properly deductible items) appearing on the balance sheet of the Guarantor and its consolidated Subsidiaries, except good will and similar intangible assets, less (ii) the consolidated current liabilities (excluding all indebtedness for money borrowed having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from the date of such balance sheet at the option of the borrower) of the Guarantor and its consolidated Subsidiaries.

      In these Conditions, unless stated otherwise:

      "Restricted Subsidiary" means (a) any Subsidiary of the Guarantor other than an Unrestricted Subsidiary and (b) any Subsidiary of the Guarantor which, after the date of the Offering Circular relating to the Notes, was an Unrestricted Subsidiary but which is designated by any two executive officers of the Guarantor to be a Restricted Subsidiary;

      "Secured Debt" means indebtedness (other than indebtedness of the Issuer, the Guarantor, or a Restricted Subsidiary owed to the Guarantor or another Restricted Subsidiary) for money borrowed or on which interest is by the terms of such indebtedness paid or payable, which (a) is secured by a Security Interest on any Principal Facility or on the stock or indebtedness of a Restricted Subsidiary, or (b) in the case of indebtedness of the Guarantor, is guaranteed by a Restricted Subsidiary;

      "Security Interests" means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation;

      "Subsidiary" means any corporation of which the Issuer or the Guarantor, directly or indirectly, owns voting securities entitling it to elect a majority of the directors; and

      "Unrestricted Subsidiary" means (a) any Subsidiary of the Guarantor acquired or incorporated after the date of the Offering Circular relating to the Notes, provided that such Subsidiary is not a successor, directly or indirectly, to any Restricted Subsidiary (as defined) on the date of the Offering Circular relating to the Notes, (b) any Subsidiary the principal business and assets of which are located outside the United States of America, its territories and possessions and (c) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of the character described in (a) and (b), above, in each case unless and until such Subsidiary or Subsidiaries shall have been designated by any two executive officers of the Guarantor to be a Restricted Subsidiary.

(b) Restrictions on Sales and Leasebacks: The Guarantor and the Restricted Subsidiaries of the Guarantor are prohibited from engaging in any Sale and Leaseback Transaction with respect to a Principal


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      Facility, unless (i) the Guarantor and the Restricted Subsidiaries of the
      Guarantor would on the date of such Sale and Leaseback Transaction be entitled to incur, without the benefit of the exceptions referred to under Condition 3(a) (i) to (ix) above, Secured Debt equal to the amount realised upon the sale or transfer involved in such transaction without equally and rateably securing the Notes or (ii) an amount equal to the value of the property leased is applied to (a) the purchase or construction of properties, facilities or equipment used for operating purposes, (b) the repayment of Funded Debt of the Guarantor or any Restricted Subsidiary of the Guarantor other than Funded Debt owed to the Guarantor or a Restricted Subsidiary of the Guarantor, provided, however, that the amount required by (ii) (b) to be applied to the repayment of Funded Debt of the Guarantor shall be reduced by (A) the principal amount of any Notes purchased and cancelled in accordance with Conditions 6(e) and 6(f) within 120 days after such sale or transfer, and (B) the principal amount of Funded Debt, other than the Notes, voluntarily repaid by the Guarantor within 120 days after such sale or transfer. Notwithstanding the foregoing, repayment referred to in clause (b) above does not include payment of Funded Debt at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

      In this Condition:

      "Funded Debt" means all indebtedness for money borrowed maturing more than one year from the date of the most recent balance sheet of the Guarantor and its consolidated Subsidiaries or maturing less than one year but by its term being renewable or extendible beyond one year from such date at the Guarantor's option;

      "Principal Facility" means any manufacturing plant, warehouse, office building or other operating facility of the Guarantor or any Restricted Subsidiary, owned at or acquired after May 1, 1985, other than any such facility which the Board of Directors of the Guarantor by duly adopted resolution deems not to be of material importance to the business conducted by the Guarantor and its Subsidiaries, taken as a whole;

      "Sale and Leaseback Transaction" means any sale or transfer of any Principal Facility in operation for more than 120 days prior to such sale or transfer if the sale or transfer is made with the intention of, or as part of an arrangement involving, the lease of such property to the Guarantor or a Restricted Subsidiary of the Guarantor (except a lease for a period not exceeding 36 months with the intention that the use of such property by the Guarantor or such Restricted Subsidiary will be discontinued on or before the expiration of such period); and

      "Value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction, as determined by any two executive officers of the Guarantor, in either case divided first by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

(c)   Restriction on Transfer of Principal Facility to Unrestricted Subsidiary:
      The Guarantor and its Restricted Subsidiaries will be prohibited from transferring any Principal Facility to an Unrestricted Subsidiary unless, within 120 days of such transfer, it applies an amount equal to the fair value (as determined by any two executive officers of the Guarantor) of such Principal Facility to one of the alternatives set forth in Condition 3(b) above with respect to Sale and Leaseback Transactions.

(d) Merger and Consolidation: No merger or consolidation of the Guarantor with or into any other corporation and no sale, or conveyance or lease of its property as an entirety, or substantially as an entirety, may be made without the consent of the Noteholders or Couponholders to another corporation unless the Trustee is satisfied that immediately after such transaction the successor corporation, if not the Guarantor, (i) will be organised and existing under the laws of the United States of America or a State thereof, (ii) will expressly assume the payment of principal and premium and interest, if any, in respect of the Notes and Coupons and the performance and observance of all covenants and conditions to be performed and kept by the Guarantor in respect of the Notes, Coupons and the Trust Deed and (iii) will not be in default in the performance or observance of any of the covenants and conditions to be performed and kept by the Guarantor in respect of the Notes, Coupons and the Trust Deed and (iv) certain other conditions set out in the Trust Deed are complied with. No Noteholder or Couponholder


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      shall, in connection with any merger, consolidation, sale, conveyance or lease as contemplated by this Condition 3(d), be entitled to claim any indemnification or payment in respect of any tax consequence thereof for such Noteholder or (as the case may be) Couponholder except as provided for in Condition 7 (Taxation).

(e) Gearing: The Guarantor will not permit Total Debt at any time on or after 25 October, 2000 whilst any of the Notes remains outstanding (as defined in the Trust Deed), to exceed 60 per cent. of Total Capital.

      In this Condition 3(e):

      "Capital Lease Obligations" means, at any time, the obligations of the Guarantor or any Subsidiary to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of the Guarantor or any Subsidiary under United States generally accepted accounting principles ("U.S. GAAP") and for the purposes of these Notes, the amount of such obligations at any time shall be the capitalised amount thereof at such time determined in accordance with U.S. GAAP;

      "Guarantee" means any obligation, contingent or otherwise, of the Guarantor or any Subsidiary, guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the Guarantor or any Subsidiary, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or
      (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided however that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business;

      "Indebtedness" of the Guarantor or any Subsidiary means, without duplication,:

      (i) all obligations of the Guarantor or any Subsidiary for borrowed money or with respect to deposits or advances of any kind;

      (ii) all obligations of the Guarantor or any Subsidiary evidenced by bonds, debentures, notes or similar instruments;

      (iii) all obligations of the Guarantor or any Subsidiary upon which interest charges are customarily paid;

      (iv) all obligations of the Guarantor or any Subsidiary under conditional sale or other title retention agreements relating to property or assets purchased by the Guarantor or any Subsidiary;

      (v) all obligations of the Guarantor or any Subsidiary issued or assumed as the deferred purchase price of property or services;

      (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Guarantor or any Subsidiary, whether or not the obligations secured thereby have been assumed;

      (vii) all Guarantees by the Guarantor or any Subsidiary of Indebtedness of others;

      (viii) all Capital Lease Obligations of the Guarantor or any Subsidiary;

      (ix) all obligations of the Guarantor or any Subsidiary in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; and

      (x) all obligations of the Guarantor or any Subsidiary as an account party in respect of letters of credit and bankers' acceptances


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      provided however that Indebtedness shall not include trade accounts payable in the ordinary course of business. The Indebtedness of any person shall include the Indebtedness of any partnership of which the Guarantor or any Subsidiary is a general partner.

      "Lien" means with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities;

      "Net Worth" means, as at any date, the sum for the Guarantor and its subsidiaries (determined on a consolidated basis without duplication in accordance with U.S. GAAP) of the following:

      (i)   the amount of common stock; plus

      (ii) the amount of any preferred stock that does not have any requirement for the Guarantor to purchase, redeem, retire or otherwise acquire the same; plus

      (iii) the amount of additional paid-in capital and retained earnings (or, in the case of an additional paid - in capital or retained earnings deficit, minus the amount of such deficit); plus

      (iv) cumulative translation adjustments (or, in the case of negative adjustments, minus the amount of such adjustments); plus

      (v) cumulative pension liability adjustments (or, in the case of negative adjustments, minus the amount of such adjustments); minus

      (vi)  the cost of treasury stock;

      "Subsidiary" means any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the Guarantor, or (b) which is, at the time any determination is being made, otherwise controlled by the Guarantor or one or more subsidiaries of the Guarantor or by the Guarantor and one or more subsidiaries of the Guarantor;

      For the purpose of this definition, "controlled" means possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

      "Total Capital" means, at any time whilst any of the Notes remains outstanding (as defined in the Trust Deed), Net Worth plus Total Debt; and

      "Total Debt" means, at any time whilst any of the Notes remains outstanding (as defined in the Trust Deed), the aggregate outstanding principal amount of all Indebtedness of the Guarantor and its subsidiaries at such time (other than Indebtedness described in clause (ix) or (x) of the definition of the term "Indebtedness") determined on a consolidated basis (without duplication) in accordance with U.S. GAAP; provided that the term "Total Debt" shall include any preferred stock that provides for the mandatory purchase, retirement, redemption or other acquisition of the same by the Guarantor or any Subsidiary (other than preferred stock held by the Guarantor or any Subsidiary).

4.    Interest

      The Notes bear interest from 27 October, 2000 at the rate of 7.25 per cent. per annum, payable in arrears on 27 October in each year, subject as provided in Condition 6 (Payments).

      Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to bear interest at such rate (as well after as before judgement) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (b) the day which is seven days after the Principal Paying Agent or the Trustee has


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      notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

      If interest is required to be calculated for any period of less than a year, it will be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

5.    Redemption and Purchase

(a) Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their principal amount on 27 October, 2010, subject as provided in Condition 6 (Payments).

(b) Redemption for tax reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Noteholders (which notice shall be irrevocable) at their principal amount, together with interest accrued to the date fixed for redemption, if immediately before giving such notice, the Issuer satisfies the Trustee that:

      (i) (A) the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 (Taxation) as a result of any change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 25 October, 2000 and (B) such obligation cannot be avoided by the Issuer taking reasonable measures available to it; or

      (ii) (A) the Guarantor has or (if a demand was made under the Guarantee) would become obliged to pay additional amounts as provided or referred to in Condition 7 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the United States of America or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after 25 October, 2000 and (B) such obligation cannot be avoided by the Guarantor taking reasonable measures available to it, provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due or (as the case may be) a demand under the Guarantee were then made.

      Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver or procure that there is delivered to the Trustee (1) a certificate signed by two directors of the Issuer stating that the circumstances referred to in (i)(A) and (i)(B) above prevail and setting out the details of such circumstances or (as the case may be) a certificate signed by any two executive officers of the Guarantor stating that the circumstances referred to in (ii)(A) and
      (ii)(B) above prevail and setting out the details of such circumstances and (2) an opinion in form and substance satisfactory to the Trustee of independent legal advisers of recognised standing to the effect that the Issuer or (as the case may be) the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment. The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstances set out in
      (i)(A) and (i)(B) above or (as the case may be) (ii)(A) and (ii)(B) above, in which event they shall be conclusive and binding on the Noteholders. Upon the expiry of any such notice as is referred to in this Condition 5(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 5(b).

(c) Event Risk - Redemption at the option of the Noteholders: if whilst any Note remains outstanding (as defined in the Trust Deed), there occurs a Restructuring Event and within the Restructuring Period (i) (if at the time that Restructuring Event occurs there are Rated Securities) a Rating Downgrade in respect of that Restructuring Event occurs or (ii) (if at such time there are no Rated Securities) a Negative Rating Event in respect of that Restructuring Event occurs (that Restructuring Event and Rating Downgrade or Negative Rating Event, as the case may be, occurring within the Restructuring Period together called a "Put Event"), each Noteholder will have the option (unless, prior to the giving of the Put Event Notice referred to below, the Issuer gives notice under Condition 5(b) (Redemption for tax reasons)) to require the Issuer to redeem or, at the Issuer's option, purchase (or procure the purchase of) any of its Notes on the Put Date (as defined below) at their principal amount together with (or, where purchased, together with an amount equal to) accrued interest to the Put Date.

      Promptly upon the Issuer becoming aware that a Put Event has occurred, the Issuer shall, and if so requested by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders the Trustee shall, give notice (a "Put Event Notice") to the Noteholders in accordance with Condition 15 (Notices) specifying the nature of the Put Event and the procedure for exercising the option contained in this Condition 5(c).

      In order to exercise the option to require redemption of a Note under this Condition 5(c) the Noteholder must deliver such Note, on any business day falling within the period (the "Put Period") of 45 days after a Put Event Notice is given, to the Specified Office of any Paying Agent, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a "Put Notice") and in which the holder may specify a bank account to which payment is to be made under this Condition 5(c). The Note should be delivered together with all Coupons appertaining thereto maturing after the date (the "Put Date") seven days after the expiry of the Put Period, failing which the Paying Agent will require payment of an amount equal to the face value of any such missing Coupon. Any amount so paid will be reimbursed in the manner provided in Condition 6 (Payments) against presentation and surrender of the relevant missing Coupon (or any replacement therefor issued pursuant to Condition 10 (Replacement of Notes and Coupons)) at any time after such payment, but before the expiry of the period of five years from the date on which such Coupon would have become due, but not thereafter. The Paying Agent to which such Note and Put Notice are delivered will issue to the Noteholder concerned a non-transferable duly completed receipt in respect of the Note so delivered ("Put Receipt"). Payment in respect of any Note so delivered will be made, if the holder duly specified in the Put Notice a bank account to which payment is to be made, on the Put Date by transfer to that bank account and, in every other case, on or after the Put Date against presentation and surrender or (as the case may be) endorsement of such receipt at the Specified Office of any Paying Agent. The Issuer shall redeem or, at the option of the Issuer, purchase (or procure the purchase of) the relevant Notes on the Put Date unless previously redeemed or purchased.

      No Note, once deposited with a duly completed Put Notice in accordance with this Condition 5(c), may be withdrawn; provided, however, that if, prior to the Put Date, any such Note becomes immediately due and payable or, upon due presentation of any such Note on the Put Date, payment of the redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Receipt. For so long as any outstanding Note is held by a Paying Agent in accordance with this Condition 5(c), the depositor of such Note and not such Paying Agent shall be deemed to be the holder of such Note for all purposes.

      For the purposes of Condition 6 and the Trust Deed, receipts issued pursuant to this Condition 5(c) shall be treated as if they were Notes.

      For the purpose of these Conditions:

      "Consolidated Operating Profit" means the consolidated operating profits on ordinary activities before tax and interest and before taking account of depreciation and amortisation of goodwill (for the avoidance of doubt, exceptional items shall not be included) of the Guarantor determined in accordance with United States generally accepted accounting principles ("U.S. GAAP") by reference to the Relevant Accounts;

      "Disposal Percentage" means, in relation to each consecutive period of 12 months (each a "Relevant Period") comprised in any period of 36 months, the ratio of (i) the aggregate Operating Profit for that Relevant Period to (ii) the Consolidated Operating Profit for that Relevant Period, expressed as a percentage;

      "Disposed Assets" means, where the Guarantor and/or any of its Subsidiaries sells, transfers, leases or otherwise disposes of or is dispossessed of, by any means, otherwise than to a wholly-owned Subsidiary of the Guarantor or to the Guarantor, the whole or any part (whether by a single transaction or by a number of transactions whether related or not) of its undertaking or (except in the ordinary course of business of the Guarantor and its Subsidiaries taken as a whole) property or assets, the undertaking, property or assets sold, transferred, leased or otherwise disposed of or of which it is so dispossessed;

      "Group" means the Guarantor and any of its Subsidiaries;

      A "Negative Rating Event" shall occur (i) if the Guarantor does not, either prior to or not later than 21 days after the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Notes or any other unsecured and unsubordinated debt of the Guarantor (or of any Subsidiary which is guaranteed on an unsecured and unsubordinated basis by the Guarantor) having an initial maturity of five years or more ("Rateable Debt") from a Rating Agency or (ii) if it does so seek and use such endeavours, but it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being), provided that a Negative Rating Event shall not occur in respect of a particular Restructuring Event if the Rating Agency declining to assign a rating of at least investment grade (as described above) does not announce or publicly confirm that its declining to assign a rating of at least investment grade (as described above) was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable Restructuring Event (whether or not the Restructuring Event shall have occurred at the time such investment grade rating is declined);

      "Operating Profit", in relation to any Disposed Assets, means the operating profits on ordinary activities before tax and interest and before taking account of depreciation and amortisation of goodwill (for the avoidance of doubt, exceptional items shall not be included) of the Guarantor attributable to such Disposed Assets as determined in accordance with U.S. GAAP by reference to the Relevant Accounts, provided that if any of the Disposed Assets sold, transferred, leased or otherwise disposed of or dispossessed during any Relevant Period was acquired after the date of the Relevant Accounts, then the Operating Profit of such Disposed Assets shall be determined in respect of the period from the date of such acquisition to the date of such disposal or dispossession;

      "Rated Securities" means the Notes so long as they shall have an effective rating from any Rating Agency and otherwise any Rateable Debt which is rated by either of the Rating Agencies; provided that if there shall be no such Rateable Debt outstanding prior to the maturity of the Notes, the holders of not less than one-quarter of the nominal amount of outstanding Notes may request the Trustee to require the Guarantor to obtain and thereafter update on an annual basis a rating of the Notes from one Rating Agency. In addition, the Guarantor may at any time obtain and thereafter update on an annual basis a rating of the Notes from either Rating Agency, provided that, except as provided above, the Guarantor shall not have any obligation to obtain such a rating of the Notes;

      "Rating Agency" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors or Moody's Investors Service, Limited and its successors or any rating agency substituted for either of them (or any permitted substitute of them) by the Guarantor from time to time with the prior written approval of the Trustee;

      A "Rating Downgrade" shall occur in respect of a Restructuring Event if the current rating whether provided by a Rating Agency at the invitation of the Guarantor or by its own volition assigned to the Rated Securities by any Rating Agency is withdrawn or reduced from an investment grade rating BBB-/Baa3 (or their respective equivalents for the time being) or better to a non-investment grade rating BB+/Ba1 (or their respective equivalents for the time being) or worse; provided that a Rating Downgrade otherwise arising by virtue of a particular reduction in rating shall not occur in respect of a particular Restructuring Event if the Rating Agency making the withdrawal or reduction in rating to which this definition would otherwise apply does not publicly announce or publicly confirm that the reduction was the result, in whole or part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable Restructuring Event (whether or not the applicable Restructuring Event shall have occurred at the time of the Rating Downgrade);

      "Relevant Accounts" means, in respect of each Relevant Period, the most recent annual audited consolidated financial accounts of the Guarantor preceding the first sale, transfer, lease or other disposal or dispossession of any Disposed Assets occurring during such Relevant Period;

      A "Restructuring Event" shall occur at each time (whether or not approved by the Board of Directors of the Guarantor) that:

      (a) any person or any persons acting in concert with each other or any persons acting on behalf of any such person(s), at any time become(s) legally or beneficially entitled to (A) more than 50 per cent. of the issued or allotted common stock of the Guarantor or (B) such number of stock in the capital of the Guarantor carrying more than 50 per cent. of the voting rights normally exercisable at a general meeting of the Guarantor, or

      (b) the sum of Disposal Percentages within any period of 36 months is greater than 30 per cent (as certified by the Guarantor pursuant to Condition 18);

      "Restructuring Period" means the period ending 90 days after the occurrence of the Restructuring Event (or such longer period in which the Rated Securities or Rateable Debt, as the case may be, is or are under consideration (announced publicly by a Rating Agency within the first mentioned period) for rating review or, as the case may be, rating by a Rating Agency); and

      "Subsidiary" means, for the purposes of this Condition 5(c) only, in relation to the Guarantor, any entity whose affairs are required by law or in accordance with U.S. GAAP to be consolidated in the consolidated accounts of the Guarantor.

(d) No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) to (c) above.

(e) Purchase: The Issuer, the Guarantor or any of their respective Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, provided that all unmatured Coupons are purchased therewith.

(f) Cancellation: All Notes so redeemed or purchased by the Issuer, the Guarantor or any of their respective Subsidiaries and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold.

6.    Payments

(a) Principal: Payments of principal shall be made only against presentation and (provided that payment is made in full) surrender of Notes at the Specified Office of any Paying Agent outside the United States by sterling cheque drawn on, or by transfer to a sterling account maintained by the payee with, a bank to which sterling may be credited or transferred.

(b) Interest: Payments of interest shall, subject to paragraph (f) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons at the Specified Office of any Paying Agent outside the United States in the manner described in paragraph (a) above.

(c) Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations, but without prejudice to the provisions of Condition 7 (Taxation). No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(d) Deduction for unmatured Coupons: If a Note is presented without all unmatured Coupons relating thereto, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the principal amount of such Note, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the principal amount of such Note. Each sum of principal so deducted shall be paid in the manner provided in paragraph (a) above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons.

(e) Payments on business days: If the due date for payment of any amount in respect of any Note or Coupon is not a business day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding business day in such place and shall not be entitled to any further interest or other payment in respect of any such delay. In this paragraph, "business day" means, in respect of any place of presentation, any day on which banks are open for business in such place of presentation and, in the case of payment by transfer to a sterling account as referred to above, a day on which dealings in foreign currencies may be carried on both in London and in such place of presentation.

(f) Payments other than in respect of matured Coupons: Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the Specified Office of any Paying Agent outside the United States.

(g) Partial payments: If a Paying Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

7.    Taxation

      All payments of principal and interest in respect of the Notes and the Coupons (including payments by the Guarantor under the Guarantee) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by The Netherlands or the United States of America or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or (as the case may be) the Guarantor shall pay such additional amounts as will result in the receipt by the Noteholders and the Couponholders of such amounts as would have been received by them if no such withholding or deduction had been required, except that no such additional amounts shall be payable in respect of any Note or Coupon presented for payment:

(a) by a holder which is liable for such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of its having some connection with The Netherlands or (as the case may be) the United States of America other than the mere holding of such Note or Coupon;

(b) more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such additional amounts if it had presented such Note or Coupon on the last day of such period of 30 days;

(c) where such tax, duty, assessment or other governmental charge is an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax assessment or governmental charge;

(d) where such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of the Noteholder or Couponholder to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of such Noteholder or Couponholder, if such compliance is required by statute or by regulation of The Netherlands or (as the case may be) the United States of America or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, duty, assessment or other governmental charge; or

(e) where such tax, duty, assessment or other governmental charge is payable otherwise than by withholding from payments on or in respect of a Note or Coupon.

      In these Conditions, "Relevant Date" means whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders.

      Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this

      Condition 7 or any undertaking given in addition to or in substitution of this Condition 7 pursuant to the Trust Deed.

      If the Issuer or the Guarantor becomes subject at any time to any taxing jurisdiction other than The Netherlands or the United States of America respectively, references in these Conditions to The Netherlands or the United States of America shall be construed as references to The Netherlands or (as the case may be) the United States of America and/or such other jurisdiction.

8.    Events of Default

      If any of the following events occurs then the Trustee at its discretion may and, if so requested in writing by holders of at least one quarter in principal amount of the outstanding Notes or if so directed by an Extraordinary Resolution, shall (subject to the Trustee having been indemnified or provided with security to its satisfaction) give written notice to the Issuer declaring or provided with security to its satisfaction) give written notice to the Issuer declaring the Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued interest without further action or formality:

(a) Non-payment: the Issuer fails to pay any amount of principal in respect of the Notes on the due date for payment thereof or fails to pay any amount of interest in respect of the Notes within 14 days of the due date for payment thereof; or

(b) Breach of other obligations: the Issuer or the Guarantor defaults in the performance or observance of any of its other obligations under or in respect of the Notes or the Trust Deed and such default (i) is, in the opinion of the Trustee, incapable of remedy or (ii) being a default which is, in the opinion of the Trustee, capable of remedy, remains unremedied for 30 days after the Trustee has given written notice thereof to the Issuer and the Guarantor; or

(c) Cross-acceleration of Issuer, Guarantor or Subsidiary: any indebtedness for money borrowed of the Issuer, the Guarantor or any of their respective Subsidiaries is, under the terms of the instrument or instruments under which such indebtedness is issued or secured, duly accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, provided that any such acceleration is not rescinded or annulled or such indebtedness discharged within ten days after written notice thereof, requiring the Issuer, the Guarantor or the Subsidiary to remedy the same having first been given and provided that the amount of such indebtedness individually or in the aggregate exceeds U.S.$10,000,000 (or its equivalent in any other currency or currencies); or

(d) Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the Issuer, the Guarantor or any of their respective Subsidiaries; or

(e) Insolvency etc: (i) the Issuer, the Guarantor or any of their respective Subsidiaries becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuer, the Guarantor or any of their respective Subsidiaries or the whole or any part of the undertaking, assets and revenues of the Issuer, the Guarantor or any of their respective Subsidiaries is appointed (or application for any such appointment is made), (iii) the Issuer, the Guarantor or any of their respective Subsidiaries takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of any indebtedness given by it or (iv) the Issuer, the Guarantor or any of their respective Subsidiaries ceases or threatens to cease to carry on all or any substantial part of its business (otherwise than, in the case of a Subsidiary of the Guarantor, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent); or

(f) Winding up etc: an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer, the Guarantor except pursuant to Condition 3(d) or any of their respective Subsidiaries (otherwise than, in the case of a Subsidiary of the Guarantor, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring whilst solvent); or

(g) Analogous event: any event occurs which under the laws of The Netherlands or the United States of America has an analogous effect to any of the events referred to in paragraphs (d) to (f) above.

9.    Prescription

      Claims for principal shall become void unless the relevant Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date.

10.   Replacement of Notes and Coupons

      If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Principal Paying Agent and the Paying Agent having its Specified Office in Luxembourg, subject to all applicable laws, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

11.   Trustee and Paying Agents

      Under the Trust Deed, the Trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to the claims of the Noteholders. In addition, the Trustee is entitled to enter into business transactions with the Issuer, the Guarantor and any entity relating to the Issuer or the Guarantor without accounting for any profit.

      In the exercise of its powers and discretions under these Conditions and the Trust Deed, the Trustee will have regard to the interests of the Noteholders as a class and will not be responsible for any consequence for individual holders of Notes or Coupons as a result of such holders being connected in any way with a particular territory or taxing jurisdiction.

      In acting under the Paying Agency Agreement and in connection with the Notes and the Coupons, the Paying Agents act solely as agents of the Issuer, the Guarantor and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

      The initial Paying Agents and their initial Specified Offices are listed below. The Issuer and the Guarantor reserve the right (with the prior written approval of the Trustee) at any time to vary or terminate the appointment of any Paying Agent and to appoint a successor principal paying agent and additional or successor paying agents; provided, however, that the Issuer and the Guarantor shall at all times maintain a paying agent in Luxembourg and a principal paying agent. Notice of any change in any of the Paying Agents or in their Specified Offices shall promptly be given to the Trustee and Noteholders.

12.   Meetings of Noteholders; Modification and Waiver

(a) Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Trustee, the Issuer or the Guarantor or by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of payments under the Notes or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution (each, a "Reserved Matter")) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.

      In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b) Modification and waiver: The Trustee may, without the consent of the Noteholders or Couponholders agree to any modification of these Conditions or the Trust Deed (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders and to any modification of the Notes or the Trust Deed which is of a formal, minor or technical nature or is to correct a manifest error.

      In addition, the Trustee may, without the consent of the Noteholders or Couponholders authorise or waive any proposed breach or breach of the Notes or the Trust Deed (other than a proposed breach or breach relating to the subject of a Reserved Matter) if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.

      Unless the Trustee agrees otherwise, any such authorisation, waiver or modification shall be notified to the Noteholders as soon as practicable thereafter.

13.   Enforcement

      The Trustee may at any time, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to do so unless:

(a) it has been so requested in writing by the holders of at least one quarter in principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and

(b)   it has been indemnified or provided with security to its satisfaction.

      No Noteholder may proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing.

14.   Further Issues

      The Issuer may from time to time, without the consent of the Noteholders or the Couponholders and in accordance with the Trust Deed, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes. The Issuer may from time to time, with the consent of the Trustee, create and issue other series of notes having the benefit of the Trust Deed.

15.   Notices

      Notices to the Noteholders shall be valid if published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of first publication. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders.

16.   Governing Law and Jurisdiction

(a) Governing law: The Trust Deed and the Notes are governed by, and shall be construed in accordance with, English law.

(b)   Jurisdiction: Each of the Issuer and the Guarantor has in the Trust Deed
      (i) submitted irrevocably to the jurisdiction of the courts of England for the purposes of hearing and determining any suit, action or proceedings or settling any disputes arising out of or in connection with the Trust Deed or the Notes; (ii) waived any objection which it might have to any such courts being nominated as the forum to hear and determine any such suit, action or proceedings or to settle any such disputes and agreed not to claim that any such court is not a convenient or appropriate forum; (iii) designated a person in England to accept service of any process on its behalf; (iv) consented to the enforcement of any judgment; and (v) to the extent that it may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), agreed not to claim and irrevocably waived such immunity to the full extent permitted by the laws of such jurisdiction.

17. Rights of Third Parties

No person shall have any right to enforce any term or condition of any Notes or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

18. Certificates of the Guarantor

The Guarantor has undertaken in the Trust Deed to certify compliance with the Conditions in the manner set out in the Trust Deed.

There will appear at the foot of the Conditions endorsed on each Note in definitive form the names and Specified Offices of the Paying Agents as set out at the end of this Offering Circular.

                              SUMMARY OF PROVISIONS

                      RELATING TO THE NOTES IN GLOBAL FORM

The Notes will initially be in the form of the Temporary Global Note which will be deposited on or around the Closing Date with a common depositary for Euroclear and Clearstream, Luxembourg. The Temporary Global Note will be exchangeable in whole or in part for interests in the Permanent Global Note not earlier than 40 days after the Closing Date upon certification as to non-U.S. beneficial ownership. No payments will be made under the Temporary Global Note unless exchange for interests in the Permanent Global Note is improperly withheld or refused. In addition, interest payments in respect of the Notes cannot be collected without such certification of non-U.S. beneficial ownership.

The Permanent Global Note will become exchangeable in whole, but not in part, for Notes in definitive form ("Definitive Notes") in the denominations of (pound)1,000, (pound)10,000 and (pound)100,000 each at the request of the bearer of the Permanent Global Note against presentation and surrender of the Permanent Global Note to the Principal Paying Agent if either of the following events (each, an "Exchange Event") occurs: (a) Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business or (b) any of the circumstances described in Condition 8 (Events of Default) occurs.

Whenever the Permanent Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery (free of charge to the bearer) of such Definitive Notes, duly authenticated and with Coupons attached, in an aggregate principal amount equal to the principal amount of the Permanent Global Note to the bearer of the Permanent Global Note against the surrender of the Permanent Global Note at the Specified Office of the Principal Paying Agent within 30 days of the occurrence of the relevant Exchange Event.

In addition, the Temporary Global Note and the Permanent Global Note will contain provisions which modify the Terms and Conditions of the Notes as they apply to the Temporary Global Note and the Permanent Global Note. The following is a summary of certain of those provisions:

      Payments: All payments in respect of the Temporary Global Note and the Permanent Global Note will be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of the Temporary Global Note or (as the case may be) the Permanent Global Note at the Specified Office of any Paying Agent and will be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes.

      Notices: Notwithstanding Condition 15 (Notices), while all the Notes are represented by the Permanent Global Note (or by the Permanent Global Note and/or the Temporary Global Note) and the Permanent Global Note is (or the Permanent Global Note and/or the Temporary Global Note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with Condition 15 (Notices) on the day seven days after the date of delivery to Euroclear and Clearstream, Luxembourg; provided, however, that, so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

In relation to Notes represented by a Global Note, and where such Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg, in order to exercise the option to require redemption of a Note represented by such Global Note under this Condition 5(c), the beneficial owner of the Note must instruct its accountholder to deliver, on any business day falling within the Put Period, at the Specified Office of any Paying Agent, a duly signed and completed Put Notice and in which the accountholder shall specify on behalf of such beneficial owner a bank account to which payment is to be made under this Condition 5(c). Payment in respect of any Note the subject of such a Put Notice so delivered will be made, if the relevant beneficial owner duly specified a bank account in the Put Notice to which payment is to be made, on the Put Date by transfer to that bank account specified in the Put Notice against presentation and endorsement on or before the Put Date of the Global Note at the Specified Office of the Principal Paying Agent to reflect the redemption of the relevant Notes and, in every other case, on or after the Put Date against presentation and endorsement of the Global Note at the Specified Office of the Principal Paying Agent.

                                 USE OF PROCEEDS

The net proceeds of the issue of the Notes, which will be approximately (pound)195,926,000 after deduction of the combined management and underwriting commission and the selling concession and expenses incurred in connection with the issue of the Notes, will be on-lent to the Guarantor or its subsidiaries principally for the repayment of short-term and/ or long-term indebtedness.

                            DESCRIPTION OF THE ISSUER

Incorporation, Registered Office and Purpose

The Issuer, which was incorporated in The Netherlands on 31 May, 2000 with registered number 34135128, is a wholly owned subsidiary of the Guarantor. Its registered office is Wenckebachstraat 1, 1951 JZ Velsen-Noord, Postbus 83, 1970 AB Ijmuiden, The Netherlands.

The objects of the Issuer as set out in Article 2 of its Deed of Incorporation are to act as a funding vehicle in the international capital markets for the Guarantor and to engage in other related activities. The Issuer has no employees and no subsidiaries.

Financial Statements

The Issuer has appointed PricewaterhouseCoopers as its auditor. Since the date of incorporation, no financial statements of the Issuer have been prepared and no dividends have been declared or paid. The Issuer's financial year runs from 1 January to 31 December and its first financial statements, for the period from its date of incorporation to 31 December, 2000, are expected to be available in April 2001.

Board of Directors

The following are directors of the Issuer:

D. Hathaway
W.A. Weisel
S.D. Fazzolari

Capitalisation of Harsco Finance B.V.

The following table sets out the short-term liabilities, long-term liabilities and stockholders' equity of the Issuer as at 30 September, 2000. The authorised capital of the Issuer is euro 10,000,000, divided into 100 common shares with a par value of euro 100,000 each, of which 20 are fully-paid and have been issued to the Guarantor.

Since 30 September, 2000, there has been no material change in its shareholders' funds, borrowings or debts, except for this issue of (pound)200,000,000 Guaranteed 7.25 per cent. Notes due 2010.

                                                                           As at
                                                                   September 30,
                                                                            2000
                                                                   -------------

Indebtedness                                                          (in Euro)
    Short-term liabilities......................................          4,427
    Long-term liabilities.......................................              0
                                                                      ---------
Total indebtedness..............................................          4,427
                                                                      ---------
Stockholders' equity............................................
    Share capital...............................................      2,000,000
    Reserves....................................................              0
    Retained earnings...........................................          8,360
                                                                      ---------
Total stockholders' equity......................................      2,008,360
                                                                      ---------
Total capitalisation............................................      2,012,787
                                                                      =========

                          DESCRIPTION OF THE GUARANTOR

Incorporation, Registered Office and Purpose:

Harsco Corporation (the "Company" or "Harsco") was incorporated in the State of Delaware, U.S.A. on 28 February, 1956 with registration number 0497602. The Company's registered office is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 U.S.A. and its principal administrative office is at 350 Poplar Church Road, PO Box 8888, Camp Hill, Pennsylvania 17011 U.S.A. In accordance with Article 3 of its Certificate of Incorporation, the Company operates as a manufacturing and trading business.

Share Capital:

As at 31 December, 1999 the Company's authorised share capital consisted of 150,000,000 Common Stock of U.S.$1.25 each, 66,221,544 of which were in issue, and 4,000,000 Series A Junior Preferred Stock of U.S.$1.25 each, none of which were in issue. See also "Capitalisation of Harsco Corporation" on page 31.

Overview of Business:

Harsco is a diversified provider of industrial services and products to customers in the steel, gas and energy, and infrastructure development industries. Harsco's principal lines of business are: mill services that are provided to steel and non-ferrous metal producers in over 30 countries, including the United States; gas control and containment products for customers worldwide; scaffolding services to the industrial maintenance and construction markets principally in North America, the United Kingdom and Europe; railway maintenance-of-way services and equipment that are provided to worldwide railroads; and several other lines of business including, but not limited to, process equipment, industrial grating and bridge decking, industrial pipe fittings, slag abrasives and roofing granules. The Company's operations fall into three operating segments: Harsco Mill Services, Harsco Gas and Fluid Control and Harsco Infrastructure. The Company has over 400 locations in 38 countries, including the United States.

Harsco furnishes building products and materials and a wide variety of specialized equipment for commercial, industrial, public works and non-residential construction which are seasonal in nature. In 1999, construction-related operations accounted for 12 per cent. of total sales. The raw materials used for this and other services include principally steel and to a lesser extent aluminium which usually are readily available.

Description of Businesses:

The Company's operations fall into three operating segments: Harsco Mill Services, Harsco Gas and Fluid Control and Harsco Infrastructure.

Harsco Mill Services

This segment is the world leader in providing on-site highly specialized services and technology under long-term contracts to steel producers and non-ferrous metal industries. The Company's flame and recycling technologies along with computerized scrap handling are several examples of the specialized services the Company provides. These highly specialized services and technologies include: scarfing, ferrocut, carbofer, briquetting and scrap management. The Company provides in-plant transportation and other specialized services, including slab management systems, general plant services, and other recycling technology. Other services provided include metal reclamation; slag processing, marketing and utilization; raw material management and handling; by-product recovery and recycling; and finished product handling and transport. Highly specialized recovery and cleaning equipment, installed and operated on the property of steel producers, together with standard material handling equipment are employed to reclaim metal and handle material. The customer uses this reclaimed metal in its steel production process. The nonmetallic residual slag is graded into various sizes at on-site Company-owned processing facilities and then sold commercially. It is used as an aggregate material in asphalt paving applications, railroad ballast and building blocks. Similar services are also provided to non-ferrous metal industries, such as aluminum, copper, and nickel.

This segment also produces roofing granules and slag abrasives. The Company's slag abrasives and roofing granules are produced from utility coal slag and natural rock materials at a number of locations throughout the United States. The Company's Black Beauty(TM) abrasives are used for industrial surface preparation, such as rust removal and cleaning of bridges, ship hulls, and various structures. Roofing granules are sold to residential roofing shingle manufacturers.

This segment operates at more than 170 sites in over 30 countries through Heckett MultiServ and Reed Minerals.

Heckett MultiServ

Heckett MultiServ is the world's premier provider of specialist services to the steel industry and other metal producers. It operates on-site within customers' premises and plants, typically under renewable long-term contracts, providing tailor-made services that include the recovery and recycling of production by-products, materials management and handling, material transport, and slag processing and marketing.

Heckett MultiServ operates at over 160 mills in more than 30 countries.

Reed Minerals

Reed Minerals has supplied superior quality aggregates to manufacturers of roofing products and industrial air abrasive users for more than 60 years. With sixteen processing facilities throughout the U.S., Reed supplies both coal slag and rock products to the market place. Roofing products include headlap, colored granules and back-surfacing materials. Reed's industrial abrasive products are marketed under the Black Beauty trade name. Black Beauty is a silica-d low abrasive which is environmentally friendly.

Harsco Gas and Fluid Control

Major product classes in this segment are gas containment and control equipment, industrial pipe fittings, and process equipment, principally air-cooled heat exchangers.

Gas containment products include cryogenic gas storage tanks, high pressure and acetylene cylinders, propane tanks, and composite vessels for industrial and commercial gases and other products. Gas control products include valves and regulators serving a variety of markets, including the industrial gas, commercial refrigeration, life support, and outdoor recreation industries. Products are used in applications such as scuba diving equipment and outdoor barbecue grills.

The segment provides custom designed and manufactured air-cooled heat exchangers, principally for applications on field-sited natural gas compression packages, for both domestic and international locations.

The segment is a major supplier of industrial pipe fittings and related products for the plumbing, hardware and energy industries and operates through the following units:

Taylor-Wharton

Taylor-Wharton is one of America's oldest industrial companies (founded in 1742) producing the broadest selection of gas containment products in the world. Its products include cryogenic containers and high pressure and acetylene cylinders. Taylor-Wharton cryogenic equipment serves a diverse array of industrial gas storage and delivery applications in global markets. Taylor-Wharton liquid cylinders are built to rugged construction standards designed for transportable applications.

Sherwood

Sherwood is a premier producer of gas control valves and other products for industrial, commercial and recreational use, including Superior Refrigeration Products. Sherwood is the only totally integrated brass valve manufacturer in North America. Sherwood's diverse product lines of compressed gas, propane, refrigerant gas, scuba diving and life support equipment have enabled it to develop broad technical expertise in the full range of gas control requirements.

American Welding & Tank

American Welding & Tank ("AWT") has served the propane industry since 1917 and is North America's largest producer of domestic propane tanks. AWT has four propane tank manufacturing operations: Bloomfield, Iowa; Jesup, Georgia; Salt Lake City, Utah; and Fremont, Ohio.

Structural Composites Industries

Founded in 1971, Structural Composites Industries ("SCI") is the world's leading producer of lightweight, filament-wound composite cylinders, pressure vessels and structures used in gas storage. SCI's composite products offer design, fabrication and performance opportunities not possible with conventional materials. SCI developed the technology to make ultra-light air tanks for fire fighters, while commercial airlines use SCI's composite cylinders for oxygen supply and inflatable emergency escape systems.

Air-x-changers

Air-x-changers is the leading international supplier of air-cooled heat exchangers for the natural gas and compression industries. One of the oldest and largest companies in this industry, Air-x-changers also has the broadest air cooler product line in the marketplace. Its Type EH Air Cooled Heat Exchanger is the most widely used cooler in the world for cooling natural gas compressors and engines. Air-x-changers has constructed over 100,000 air coolers, including units as large as 22ft. wide x 50ft. long, and with test pressures up to 17,000 psig.

Harsco Infrastructure

Major product classes in this segment are scaffolding, shoring and concrete forming services, railway maintenance-of-way services and equipment, and industrial grating and bridge decking products.

The segment's scaffolding, shoring and concrete forming service products include steel and aluminum support systems that are leased or sold to customers through a North American network of some 50 branch service centers, a UK network of 68 branches and through various locations in 20 other countries. The Company also provides design engineering services, on-site installation, and equipment management services.

The segment's railway maintenance-of-way services provide high technology comprehensive track maintenance and new track construction support to railroad customers. The railway maintenance-of-way services and equipment product class includes specialized track maintenance equipment used by private and government-owned railroads and urban transit systems worldwide. The equipment manufactured by the Company includes a comprehensive range of specially-designed systems used in the construction and maintenance of track and railbeds.

The segment manufactures a varied line of industrial grating products at several plants in North America. The Company produces a full range of riveted, pressure-locked and welded grating in steel, aluminum and fiberglass, used mainly in industrial flooring, safety, and security applications for power, paper, chemical, refining and processing applications. The Company also produces bridge decking and related products for bridge surfaces.

This segment also produces commercial and industrial boilers and hot water heaters, and blenders, dryers and mixers for the chemical and food processing industries. The segment operates through the following businesses:

Harsco Track Technologies

Harsco Track Technologies is a major international supplier of railway track maintenance equipment and services for private and government-owned railways worldwide. Harsco Track Technologies combines Pandrol Jackson and Fairmont Tamper, two leading railway track maintenance companies, to create one of the largest and most comprehensive track maintenance organizations in the world. Harsco Track Technologies designs and manufactures an extensive line of equipment, including rail grinders, used to reshape the rail profile; tampers, which realign and surface track; and ultrasonic flaw detection equipment.

Major railway maintenance services include track renewal, resurfacing, and replacement, including Harsco Track Technologies' unique Tie Masters(R) program.

Patent Group

Founded in 1909, Patent Construction Systems is North America's oldest and most complete supplier of state-of-the-art scaffolding, concrete forming and shoring products. Patent also offers a full range of services including product engineering and on-site installation, including specialized scaffolding contracting and management services to the petrochemical and refining industries. Patent Construction Systems operates some 50 fully stocked, company-owned branch offices and equipment centers throughout North America.

IKG Industries is America's leading producer of industrial grating products. IKG manufactures every type of grating available on the market today, including welded, riveted, pressure locked, closed mesh, and special configurations. IKG's Deck Span is familiar as the diamond plank-type safety grating used for pedestrian applications, such as ramps, walkways, and work platforms. Its Weldforged(R) grating is the recommended style for general installation, while the IKG Borden line of heavy duty grating serves areas where heavy rolling or static loads are encountered, such as highways, airports, and industrial trench cover applications. IKG's fiberglass reinforced plastic grating is designed to withstand corrosive environments. IKG also produces grid-reinforced concrete deck and open grid deck for bridge surfaces.

SGB Group

In existence for over 75 years, SGB is the UK market leader in construction scaffolding and forming equipment and services. In addition to the UK, SGB has operations in 19 countries in Europe, the Middle East, South East Asia and the U.S.

General

Product Classes:

The products and services of Harsco include a number of classes. The product classes that contributed 10% or more as a percentage of consolidated net sales in any of the last three fiscal years are as set forth in the following table.

                                                        1999      1998     1997

    Mill Services                                        39%       40%      38%
    Gas Control and Containment Equipment                24%       21%      21%

New Products:

New products and services are added from time to time; however, in 1999 none required the investment of a material amount of the Company's assets.

Raw Materials:

The manufacturing requirements of the Company's operations are such that no unusual sources of supply for raw materials are required. The raw materials used by the Company include principally steel and to a lesser extent aluminum which usually are readily available.

Intellectual Property:

While Harsco has a number of trademarks, patents and patent applications, it does not consider that any material part of its business is dependent upon them.

Building Products:

Harsco furnishes building products and materials and a wide variety of specialized equipment for commercial, industrial, public works and non-residential construction which are seasonal in nature. In 1999, construction-related operations accounted for 12% of total sales.

Working Capital:

The practices of the Company relating to working capital items are not unusual compared with those practices of other service providers or manufacturers servicing mainly industrial and commercial markets.

Customers:

No material part of the business of the Company is dependent upon a single customer or a few customers, the loss of any one of which would have a material adverse effect upon the Company.

Backlog of Orders:

Backlog of orders was $231.6 million and $188.6 million as of 31 December, 1999 and 1998, respectively. It is expected that approximately 18% of the total backlog at 31 December, 1999, will not be filled during 2000. There is no significant seasonal aspect to the Company's backlog. Backlog for scaffolding, shoring and forming services, and for roofing granules and slag abrasives is not included in the total backlog, because it is generally not quantifiable due to the nature of the products and services provided. Contracts for the Harsco Mill Services Segment are also excluded from the total backlog. These contracts had an estimated value of $3.6 billion at 31 December, 1999.

Material Contracts:

At 31 December, 1999, the Company had no material contracts that were subject to renegotiation of profits or termination at the election of the United States Government.

Competition:

The various businesses in which the Company operates are highly competitive and the Company encounters active competition in all of its activities from both larger and smaller companies who produce the same or similar products or services or who produce different products appropriate for the same uses.

Product Development:

The expense for product development activities was $7,759,000, $6,977,000, and $6,090,000 in 1999, 1998, and 1997, respectively.

Environmental Regulation:

The Company has become subject, as have others, to increasingly stringent air and water quality control legislation. In general, the Company has not experienced substantial difficulty in complying with these environmental regulations in the past and does not anticipate making any major capital expenditures for environmental control facilities. While the Company expects that environmental regulations may expand, and its expenditures for air and water quality control will continue, it cannot predict the effect on its business of such expanded regulations. For additional information regarding environmental matters see Note 10 to the Consolidated Financial Statements headed "Commitments and Contingencies".

Employees:

As of 31 December, 1999, the Company had approximately 15,700 employees.

Recent Developments

On 16 May, 2000, Harsco agreed with UK-based John Mowlem & Company PLC ("Mowlem") to acquire Mowlem's 51 per cent. interest in SGB Group PLC ("SGB"), and on 20 May, 2000, Harsco launched a tender offer to acquire all of the remaining shares of SGB. Once final regulatory approvals were received, Harsco took control of SGB with effect from 16 June, 2000. Following UK takeover regulations, Harsco paid for the SGB shares in a series of payments from 30 June to 23 August. The transaction valued SGB at (pound)188 million (approximately $269 million) for 100 per cent. of the outstanding shares plus the assumption of SGB's indebtedness for a total consideration of (pound)222 million (approximately $334 million). SGB, based in the UK, is one of Europe's largest suppliers of scaffolding, form and related access products and services. SGB also has operations in North America, the Middle East and the Asia Pacific region. SGB had 1999 sales of (pound)283 million.

On 27 September, 2000 Harsco announced its intention to sell three non-core business operations, being: Capitol Manufacturing, which produces pipe fittings and related products for the industrial plumbing, electrical and other markets and recorded 1999 sales of approximately $96 million; Patterson-Kelley, which manufactures industrial and commercial boilers, water heaters and blenders and recorded 1999 sales of approximately $27 million; and Faber Prest Distribution, a materials transport business which recorded 1999 sales of approximately $33 million. All of the businesses are profitable and none has any shared manufacturing, purchasing or inter-company sales with other Harsco operations.

Harsco announced on 26 July, 2000 that President and Chief Operating Officer Leonard Campanaro resigned as part of a realignment. He also resigned from the company board. Chairman and Chief Executive Derek Hathaway, 56, will assume the added post of president.

Harsco announced on 13 July, 2000 that its Heckett MultiServ division, the world's leading provider of on-site outsourced services to steel mills and other metallurgical producers, won a multi-year contract valued at more than $115 million to provide expanded services to existing steel mill customers in Italy and Saudi Arabia.

Harsco announced on 26 May, 2000 that it has acquired Bergslagen Stalservice AB and Bergslagen Suomi Oy, privately-held providers of specialized slag processing and metal recovery services to steel mills in Sweden and Finland, respectively. The two organizations, part of Swedish-based Bergslagen Recycling Industries AB, together recorded 1999 sales of nearly $10 million. Terms of the cash transaction were not disclosed.

Harsco will integrate the Bergslagen operations into its Heckett MultiServ division, the world's leading provider of on-site, outsourced services to steel mills and other metallurgical producers. Heckett MultiServ currently operates at more than 160 mills in over 30 countries, providing services to over 25 per cent. of the world's steel making capacity.

On 6 April, 2000 the Company agreed to invest $20 million for a 49 per cent. ownership interest in S3Networks, LLC, a start-up company providing internet and e-business infrastructure consulting services to Fortune 1000 corporations. Cash of $6 million has been invested with an additional $14 million to be paid over a period not to exceed fifteen months from the initial investment date. The investment will be accounted for under the equity method. Since the Company is the principal provider of initial capital for S3Networks, LLC, the Company will record 100 per cent. of net losses to the extent of its initial $20 million investment. However, the Company will also record 100 per cent. of subsequent net income until the entire initial investment amount is reinstated. Subsequent to reinstatement of the initial investment amount, the Company will record net income to the extent of its ownership percentage of S3Networks, LLC.

In the first quarter of 2000 the U.S. Environmental Protection Agency (the "Agency") issued a Notice of Violation to the Company for violations of the Clean Air Act arising from slag dust emissions at one of the Company's mill services locations. The Agency is seeking abatement of dust emissions at the site and has advised that it is seeking financial penalties which exceed $100,000. The Company is cooperating with the mill and the Agency to abate the dust emissions and is in settlement discussions with the Agency.

Properties:

Information as to the principal plants owned and operated by the Company is summarized in the following table:

Location                                  Floor Space
                                          (square feet)                          Principal Products
Harsco Infrastructure:

E. Syracuse, New York                        48,000                              Railroad Equipment
Ludington, Michigan                         159,000                              Railroad Equipment
Fairmont, Minnesota                         312,000                              Railroad Equipment
West Columbia, South Carolina               224,000                              Railroad Equipment
Brendale, Australia                          20,000                              Railroad Equipment
Nashville, Tennessee                        246,000                                         Grating
Nashville, Tennessee                         87,000                                         Grating
Charlotte, North Carolina                    23,000                                         Grating
Madera, California                           48,000                                         Grating
Leeds, Alabama                               51,000                                         Grating
Cheswick, Pennsylvania                       56,000                                         Grating
Channelview, Texas                           86,000                                         Grating
Marlboro, New Jersey                         30,000                                         Grating
Queretaro, Mexico                            63,000                                         Grating
Marion, Ohio                                135,000                          Construction Equipment
Thame, England                              115,000              Construction Site Mobile Buildings

Harsco Mill Services:

Moundsville, West Virginia                   12,000                      Roofing Granules/Abrasives
Drakesboro, Kentucky                         41,000                                Roofing Granules
Gary, Indiana                                19,000                      Roofing Granules/Abrasives
Ione, California                             33,000                                Roofing Granules

Harsco Gas and Fluid Control:

West Jefferson, Ohio                        148,000                                   Pipe Fittings
Crowley, Louisiana                          172,000                                   Pipe Fittings
Houston, Texas                               26,000                                   Pipe Fittings
Chicago, Illinois                            35,000                                   Pipe Fittings
Hamden, Connecticut                          47,000                                   Pipe Fittings
Vanastra, Ontario, Canada                    55,000                                   Pipe Fittings
East Stroudsburg, Pennsylvania              172,000                               Process Equipment
Port of Catoosa, Oklahoma                   131,000                                 Heat Exchangers
Sapulpa, Oklahoma                            83,000                                 Heat Exchangers
Lockport, New York                          104,000                             Valve Manufacturing
Niagara Falls, New York                      66,000                             Valve Manufacturing
Washington, Pennsylvania                    112,000                             Valve Manufacturing
Jesup, Georgia                               87,000                                   Propane Tanks
Jesup, Georgia                               65,000                                   Propane Tanks
Jesup, Georgia                               63,000                       Cryogenic Storage Vessels
Bloomfield, Iowa                             48,000                                   Propane Tanks
West Jordan, Utah                            36,000                                   Propane Tanks
Fremont, Ohio                                69,000                                   Propane Tanks
Pomona, California                           56,000                      Composite Pressure Vessels
Gardena, California                          26,000                      Composite Pressure Vessels
Harrisburg, Pennsylvania                    245,000                                       Cylinders
Hunstville, Alabama                         220,000                                 Acetylene Tanks
Theodore, Alabama                           305,000                       Cryogenic Storage Vessels
Husum, Germany                               61,000                       Cryogenic Storage Vessels
Shah Alam, Malaysia                          25,000                       Cryogenic Storage Vessels
Shah Alam, Malaysia                          29,000                                       Cylinders
Beijing, China                              134,000                       Cryogenic Storage Vessels

The Company also operates the following plants which are leased:

Location                                  Floor Space         Principal Products    Expiration Date
                                         (Square feet)                                     of Lease
Harsco Infrastructure:

Nottingham, England                          30,000           Railroad Equipment           23/10/00
Danbury, Connecticut                         16,000           Railroad Equipment           30/11/01
Tulsa, Oklahoma                              10,000                      Grating           28/04/01
Cosley, England                             142,000                  Scaffolding           24/03/19
Maldon, England                             255,000              Access Products           28/09/17


Harsco Gas and Fluid Control:

Lansing, Ohio                                67,000                Pipe Fittings           31/01/03
Cleveland, Ohio                              50,000               Brass Castings           30/09/00

The Company operates from a number of other plants, branches, warehouses and offices in addition to the above. The Company has over 160 locations related to mill services in over thirty countries; however, since these facilities are on the property of the steel mill being serviced, they are not listed. The Company considers all of its properties, at which operations are currently performed, to be in satisfactory condition.

Management of the Guarantor:

Set forth below are the executive officers (this excludes one corporate officer who is not deemed an "executive officer" within the meaning of applicable Securities and Exchange Commission regulations) of the Company and certain information with respect to each of them. The executive officers were elected to their respective offices on 25 April, 2000, or at various times during the year as noted. All terms expire on 24 April, 2001. There are no family relationships between any of the officers.

Name               Age  Principal Occupation or Employment
Corporate Officers:

D. C. Hathaway     55   Mr. Hathaway has been Chairman and Chief Executive
                        Officer since 1 January, 1998. He served as Chairman,
                        President and Chief Executive Officer from 1 April, 1994
                        to 31 December, 1997, and President and Chief Executive
                        Officer from 1 January, 1994 to 1 April, 1994. From 1991
                        to 1993, he served as President and Chief Operating
                        Officer. From 1986 to 1991 he served as Senior Vice
                        President-Operations, as Group Vice President from 1984
                        to 1986 and as President of the Dartmouth Division of
                        the Company from 1979 until 1984. Mr. Hathaway is
                        President of the Company, following Mr. Campanaro's
                        resignation in July 2000

P. C. Coppock      49   Mr. Coppock has been Senior Vice President, Chief
                        Administrative Officer, General Counsel and Secretary of
                        the Company since January 1, 1994. He served as Vice
                        President, General Counsel and Secretary of the Company
                        from 1 May, 1991 to 31 December, 1993 and was Secretary
                        and Corporate Counsel from 1989 to 1991. Mr. Coppock was
                        also Assistant Secretary and Corporate Counsel from 1986
                        to 1989, and also served in various Corporate Attorney
                        positions for the Company since 1981.

S. D. Fazzolari    47   Mr. Fazzolari has been Senior Vice President, Chief
                        Financial Officer and Treasurer of the Company since 24
                        August, 1999. He has served as Senior Vice President and
                        Chief Financial Officer from January 1998 to August
                        1999, Vice President and Controller from January 1994 to
                        December 1997 and as Controller from January 1993 to
                        January 1994. Mr. Fazzolari has previously served as
                        Director of Auditing from 1985 to 1993, and held various
                        auditing positions from 1980 to 1985.

R. W. Kaplan       48   Mr. Kaplan has been Senior Vice President of Operations
                        of the Company since 1 July, 1998. Concurrently he holds
                        the position of President of the Harsco Gas & Fluid
                        Control Group and was President of the Taylor-Wharton
                        Gas Equipment Division from 1 February, 1994 to 16
                        November, 1999. He has served as Vice President and
                        Treasurer of the Company from January 1992 to February
                        1994 and as Treasurer of the Company from May 1991 to
                        December 1992. Mr. Kaplan was Vice President and General
                        Manager of the Plant City Steel/Taylor-Wharton Division
                        from 1987 to 1991 and Vice President and Controller of
                        the Division from 1985 to 1987. Previously, he served in
                        various corporate treasury and financial positions since
                        1979.

S. J. Schnoor      46   Mr. Schnoor has been Vice President and Controller of
                        the Company since 15 May, 1998. He has been the Vice
                        President and Controller of the Patent Construction
                        Systems Division from February 1996 to May 1998 and
                        Controller of the Patent Construction Systems Division
                        from January 1993 to February 1996. Previously, he
                        served in various auditing positions for the Company
                        from 1988 to 1993.

           SELECTED CONSOLIDATED FINANCIAL DATA OF HARSCO CORPORATION

Five Year Statistical Summary
(All dollars in thousands, except per share amounts)

                                                1999             1998             1997               1996             1995
                                        ------------     ------------     ------------       ------------     ------------
Income Statement Information ........              $                $                $                  $                $

Net sales ...........................      1,716,688        1,733,458        1,627,478          1,557,643        1,495,466
Income from continuing operations
before interest, income taxes, and
minority interest ...................        169,736          191,901          179,888            166,057          131,019
Income from continuing operations ...         90,713          107,513          100,400             83,903           61,318
Income from discontinued defense
business ............................             --               --           28,424(a)          35,106           36,059
Gain on disposal of discontinued
defense business ....................             --               --          150,008                 --               --
Net income ..........................         90,713          107,513          278,832            119,009           97,377
                                        ------------     ------------     ------------       ------------     ------------

Financial Position Information ......              $                $                $                  $                $

Working capital .....................        182,439          112,619          341,160            214,519          145,254
Total assets ........................      1,659,823        1,623,581        1,477,188          1,324,419        1,310,662
Long-term debt ......................        418,504          309,131          198,898            227,385          179,926
Total debt ..........................        455,111          363,738          225,375            253,567          288,673
Depreciation and amortisation .......        135,853          131,381          116,539            109,399          104,863
Capital expenditures ................        175,248          159,816          143,444            150,294          113,895
Cash provided by operating activities        213,953          189,260          148,541            217,202          258,815
Cash provided (used) by investing
activities ..........................       (194,674)        (233,490)         196,545           (153,225)         (97,331)
Cash (used) by financing activities .         (8,928)        (134,324)        (167,249)           (92,944)        (128,068)
                                        ------------     ------------     ------------       ------------     ------------
Ratios
Return on net sales(1) ..............            5.3%             6.2%             6.2%               5.4%             4.1%
Return on average equity(2) .........           13.9%            14.3%            15.1%              14.0%            10.7%
Return on average assets(3) .........           10.7%            12.9%            14.3%              13.7%            10.8%
Current ratio .......................          1.4:1            1.2:1            1.9:1              1.7:1            1.4:1
Total debt to total capital(4) ......           41.2%            34.7%            22.4%              27.1%            31.6%
                                        ------------     ------------     ------------       ------------     ------------
Per Share Information(b) ............              $                $                $                  $                $
Diluted - Income from continuing
          operations ................           2.21             2.34             2.04               1.67             1.20
        - Income from discontinued
          defense business ..........             --               --              .58(a)             .70              .71
        - Gain on disposal of
          discontinued defense
          business ..................             --               --             3.05                 --               --
        - Net income ................           2.21             2.34             5.67               2.37             1.91
Book value ..........................          16.22            16.22            16.64              13.73            12.49
Cash dividends declared .............            .91             .885              .82                .77              .75
                                        ------------     ------------     ------------       ------------     ------------
Other Information
Basic average number of shares
outstanding(b) ......................     40,882,153       45,568,256       48,754,212         49,894,515       50,504,707
Diluted average number of shares
outstanding(b) ......................     41,017,067       45,910,531       49,191,872         50,317,664       50,856,929
Number of employees .................         15,700           15,300           14,600             14,200           13,200
Backlog(c) ..........................   $    231,557     $    188,594     $    225,575       $    211,734     $    157,129

(a) Includes income through August 1997 (the measurement date) from the discontinued defense business.
(b)   Reflects two-for-one stock split to shareholders of record 15 January,
      1997
(c) Excludes the estimated value of long-term mill service contracts, which had an estimated value of $3.6 billion at 31 December 1999
(1) "Return on net sales" is calculated by dividing income from continuing operations by net sales.
(2) "Return on average equity" is calculated by dividing income from continuing operations by quarterly weighted average equity.
(3) "Return on average assets" is calculated by dividing income from continuing operations before interest expense, income taxes and minority interest by quarterly weighted average assets.
(4) "Total debt to total capital" is calculated by dividing the sum of debt (short-term borrowings and long-term debt including current maturities) by the sum of equity and debt.

Capitalisation of Harsco Corporation

The following table sets out the consolidated short-term liabilities, long-term liabilities and stockholders' equity of the Guarantor as at 30 September, 2000, adjusted to give effect to the issue of the Notes and the application of the proceeds as described above under "Use of Proceeds", and is derived from the unaudited consolidated financial statements of the Guarantor as at 30 September, 2000. There has been no material change in the capitalisation of the Guarantor since 30 September, 2000 except for the guarantee of this issue of (pound)200,000,000 Guaranteed 7.25 per cent. Notes due 2010.

                                                        As at 30 September, 2000
                                                       (in thousands of dollars)
                                                       -------------------------
LIABILITIES
Current Liabilities:
Notes payable and current maturities ........................       $    63,417
Accounts payable ............................................           195,776
Accrued compensation ........................................            50,366
Income taxes ................................................            43,053
Other current liabilities ...................................           211,767
                                                                    -----------
Total current liabilities ...................................           564,379
                                                                    -----------
Long-term debt ..............................................           824,755
Deferred income taxes .......................................            95,106
Other liabilities ...........................................           107,337
                                                                    -----------
Total liabilities ...........................................         1,591,577
                                                                    -----------
SHAREHOLDERS' EQUITY
Common stock and additional paid-in capital .................           172,848
Accumulated other comprehensive income (expense) ............          (116,894)
Retained earnings ...........................................         1,198,148
Treasury stock ..............................................          (600,028)
                                                                    -----------
Total shareholders' equity ..................................           654,074
                                                                    -----------
Total liabilities and shareholders' equity ..................       $ 2,245,651
                                                                    -----------

Selected Financial Information relating to Harsco Corporation

The following tables set out balance sheet and income statement information relating to the Guarantor. Such information is derived from the audited consolidated financial statements of the Guarantor as at and for the years ended 1998 and 1999. Such financial statements, together with the reports of PricewaterhouseCoopers LLP and the accompanying notes, appear elsewhere in this Offering Circular. The financial information presented below should be read in conjunction with such financial statements, reports and the notes thereto.

CONSOLIDATED BALANCE SHEET

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

as at December 31                                                  1999           1998
                                                            -----------    -----------
ASSETS                                                                $              $
Current Assets
Cash and cash equivalents ...............................        51,266         41,562
Accounts receivable, net ................................       331,123        310,935
Inventories .............................................       172,198        175,804
Other current assets ....................................        58,368         59,140
                                                            -----------    -----------
TOTAL CURRENT ASSETS ....................................       612,955        587,441
                                                            -----------    -----------
Property, plant and equipment, net ......................       671,546        626,194
Cost in excess of net assets of businesses acquired, net        258,698        273,708
Other assets ............................................       116,624        136,238
                                                            -----------    -----------
TOTAL ASSETS ............................................   $ 1,659,823    $ 1,623,581
                                                            -----------    -----------
LIABILITIES
Current Liabilities
Short-term borrowings ...................................        32,014         46,766
Current maturities of long-term debt ....................         4,593          7,841
Accounts payable ........................................       132,394        142,681
Accrued compensation ....................................        46,615         43,938
Income taxes ............................................        44,154         42,908
Dividends payable .......................................         9,417          9,506
Other current liabilities ...............................       161,329        181,182
                                                            -----------    -----------
TOTAL CURRENT LIABILITIES ...............................       430,516        474,822
                                                            -----------    -----------
Long-term debt ..........................................       418,504        309,131
Deferred income taxes ...................................        52,932         55,195
Insurance liabilities ...................................        37,097         30,019
Other liabilities .......................................        70,653         69,115
                                                            -----------    -----------
TOTAL LIABILITIES .......................................     1,009,702        938,282
                                                            -----------    -----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
Preferred stock, Series A junior participating cumulative
preferred stock .........................................            --             --
Common stock, par value $1.25, issued 66,221,544 and
66,075,380 shares as of December 31, 1999 and 1998,
respectively ............................................        82,777         82,594
Additional paid-in capital ..............................        88,101         85,384
Accumulated other comprehensive income (expense) ........       (80,538)       (55,045)
Retained earnings .......................................     1,155,586      1,101,828
                                                            -----------    -----------
                                                              1,245,926      1,214,761
Treasury stock, at cost (26,149,759 and 23,825,458
shares, respectively) ...................................      (595,805)      (529,462)
                                                            -----------    -----------
TOTAL SHAREHOLDERS' EQUITY ..............................       650,121        685,299
                                                            -----------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY ..................................................   $ 1,659,823    $ 1,623,581
                                                            ===========    ===========

CONSOLIDATED STATEMENT OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Years Ended December 31                                     1999           1998           1997
                                                     -----------    -----------    -----------
REVENUES .........................................             $              $              $
Service sales ....................................       864,035        866,404        782,406
Product sales ....................................       852,653        867,054        845,072
Other ............................................         4,123          1,936          1,643
                                                     -----------    -----------    -----------
TOTAL REVENUES ...................................     1,720,811      1,735,394      1,629,121
                                                     -----------    -----------    -----------
COSTS AND EXPENSES
Cost of services sold ............................       666,560        666,806        584,290
Cost of products sold ............................       662,972        660,536        645,044
Selling, general, and administrative expenses ....       207,765        213,438        211,231
Research and development expenses ................         7,759          6,977          6,090
Other (income) and expenses ......................         6,019         (4,264)         2,578
                                                     -----------    -----------    -----------
TOTAL COSTS AND EXPENSES .........................     1,551,075      1,543,493      1,449,233
                                                     -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS BEFORE
INTEREST, INCOME TAXES, AND MINORITY INTEREST ....       169,736        191,901        179,888
Interest income ..................................         4,662          8,378          8,464
Interest expense .................................       (26,968)       (20,504)       (16,741)
                                                     -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES AND MINORITY INTEREST ...............       147,430        179,775        171,611
Provision for income taxes .......................        51,599         67,361         65,213
                                                     -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS BEFORE
MINORITY INTEREST ................................        95,831        112,414        106,398
Minority interest in net income ..................         5,118          4,901          5,998
                                                     -----------    -----------    -----------
INCOME FROM CONTINUING OPERATIONS ................        90,713        107,513        100,400
Discontinued operations:
Equity in income of defense business
(net of income taxes of $14,082) .................            --             --         28,424
Gain on disposal of defense business
(net of income taxes of $100,006) ................            --             --        150,008
                                                     -----------    -----------    -----------
NET INCOME .......................................   $    90,713    $   107,513    $   278,832
                                                     ===========    ===========    ===========

Basic earnings per common share:
Income from continuing operations ................   $      2.22    $      2.36    $      2.06
Income from discontinued operations ..............            --             --            .58
Gain on disposal of discontinued operations ......            --             --           3.08
                                                     -----------    -----------    -----------
BASIC EARNINGS PER COMMON SHARE ..................   $      2.22    $      2.36    $      5.72
                                                     -----------    -----------    -----------
Average shares of common stock outstanding .......        40,882         45,568         48,754
                                                     ===========    ===========    ===========
Diluted earnings per common share:
Income from continuing operations ................   $      2.21    $      2.34    $      2.04
Income from discontinued operations ..............            --             --            .58
Gain on disposal of discontinued operations ......            --             --           3.05
                                                     -----------    -----------    -----------
DILUTED EARNINGS PER COMMON SHARE ................   $      2.21    $      2.34    $      5.67
                                                     -----------    -----------    -----------
Diluted average shares of common stock outstanding        41,017         45,911         49,192
                                                     ===========    ===========    ===========

CONSOLIDATED STATEMENT OF CASH FLOWS

(IN THOUSANDS)

Years Ended December 31                                                          1999        1998        1997
                                                                             --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES                                                $           $           $
Net income ...............................................................     90,713     107,513     278,832
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation .............................................................    122,777     119,044     107,350
Amortization .............................................................     13,076      12,337       9,189
Gain on disposal of defense business .....................................         --          --    (250,014)
Equity in income of unconsolidated entities ..............................     (3,004)     (1,354)    (43,549)
Dividends or distributions from unconsolidated entities ..................      3,369       1,494      49,142

Deferred income taxes ....................................................        193       3,893      (8,175)
Other (income) and expenses ..............................................      6,019      24,843       4,198
Gain on sale of non-defense businesses ...................................         --     (29,107)     (1,620)
Other, net ...............................................................      5,205       5,260      (8,192)

Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable ......................................................    (28,157)    (15,718)     (1,812)
Inventories ..............................................................     15,934     (24,991)    (13,042)
Accounts payable .........................................................     (1,238)      8,379       4,840
Disbursements related to discontinued defense business ...................    (14,605)    (13,642)       (951)
Other assets and liabilities .............................................      3,671      (8,691)     22,345
                                                                             --------    --------    --------
NET CASH PROVIDED BY OPERATING ACTIVITIES(1) .............................    213,953     189,260     148,541
                                                                             --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment ...............................   (175,248)   (159,816)   (143,444)
Purchase of businesses, net of cash acquired* ............................    (48,907)   (158,291)     (8,508)
Proceeds from sale of businesses .........................................     17,718      39,500     345,189
Proceeds from sale of property, plant and equipment ......................     14,381      13,033      14,433
Investments available-for-sale:
Purchases ................................................................         --          --     (39,346)
Maturities ...............................................................         --      40,000          --
Investments held-to-maturity:
Purchases ................................................................         --          --     (42,241)
Maturities ...............................................................         --       4,010      71,469
Other investing activities ...............................................     (2,618)    (11,926)     (1,007)
                                                                             --------    --------    --------

NET CASH PROVIDED (USED) BY INVESTING
ACTIVITIES ...............................................................   (194,674)   (233,490)    196,545
                                                                             --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net ...............................................    (10,546)     16,131       8,291
Current maturities and long-term debt:
Additions ................................................................    214,133     172,709      61,310
Reductions ...............................................................   (103,410)   (116,163)    (88,523)
Cash dividends paid on common stock ......................................    (37,022)    (40,287)    (39,120)
Common stock issued-options ..............................................      2,272       3,885       5,939
Common stock acquired for treasury .......................................    (71,860)   (169,258)   (113,161)
Other financing activities ...............................................     (2,495)     (1,341)     (1,985)
                                                                             --------    --------    --------
NET CASH (USED) BY FINANCING ACTIVITIES ..................................     (8,928)   (134,324)   (167,249)
                                                                             --------    --------    --------

(IN THOUSANDS)

Years Ended December 31                                     1999         1998         1997
                                                       ---------    ---------    ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                     (647)      (1,449)      (2,134)
                                                       ---------    ---------    ---------
Net increase (decrease) in cash and cash equivalents       9,704     (180,003)     175,703
Cash and cash equivalents at beginning of year .....      41,562      221,565       45,862
                                                       ---------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR ...........   $  51,266    $  41,562    $ 221,565
                                                       ---------    ---------    ---------
*PURCHASE OF BUSINESSES, NET OF CASH ACQUIRED
Working capital, other than cash ...................   $  18,078    $  11,159    $   2,807
Property, plant and equipment ......................     (36,417)     (89,182)        (833)
Other noncurrent assets and liabilities, net .......     (30,568)     (80,268)     (10,482)
                                                       ---------    ---------    ---------
NET CASH USED TO ACQUIRE BUSINESSES ................   $ (48,907)   $(158,291)   $  (8,508)
                                                       =========    =========    =========

----------
(1) Cash provided by operating activities for 1997 includes approximately $100 million of income taxes paid related to the gain on the disposal of the defense business, whereas the pre-tax cash proceeds are included under investing activities.

CONSOLIDATED STATEMENT OF
SHAREHOLDERS' EQUITY
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                               ---------------------------------------------------
                                                                                       ACCUMULATED OTHER
                                                                                       COMPREHENSIVE INCOME (EXPENSE)
                                                                               ---------------------------------------------------
                                                                                             Net Un-
                                                                                            realised
                                                                   Additional             Investment
                                                 Common Stock         paid-in                  Gains          Pension
                                              Issued     Treasury     capital  Translation  (Losses)        Liability        Total
                                             ---------------------------------------------------------------------------------------
BALANCES, JANUARY 1, 1997 ..................  $81,823    $(238,065)   $69,151    $(25,476)                    $  (619)   $(26,095)
                                              -------    ---------    -------    --------      -----          -------    --------

Net income .................................
Cash dividends declared, $.82 per share ....
Translation adjustments ....................                                      (24,201)                                (24,201)
Unrealized investment (losses), net of $18
deferred income taxes ......................                                                     (28)                         (28)
Pension liability adjustments, net of $412
deferred income taxes ......................                                                                     (650)       (650)
Acquired during the year, 3,080,642 shares .              (125,841)        34
Stock options exercised, 395,885 shares ....      495                   9,299
Restricted stock, net, 57,487 shares .......                 1,117        846
Other, 1,048 shares ........................                    17         30
                                              -------    ---------    -------    --------      -----          -------    --------
BALANCES, DECEMBER 31, 1997 ................   82,318     (362,772)    79,360     (49,677)       (28)          (1,269)    (50,974)
                                              -------    ---------    -------    --------      -----          -------    --------
Net income .................................
Cash dividends declared, $.885 per share ...                                       (1,714)
Translation adjustments ....................                                                                               (1,714)
Unrealized investment gains, net of ($18)
deferred income taxes ......................                                                      28                           28
Pension liability adjustments, net of $1,544
deferred income taxes ......................                                                                   (2,385)     (2,385)
Acquired during the year, 4,989,483 shares .              (168,405)
Stock options exercised, 221,293 shares ....      276                   5,913
Restricted stock, net, 40,324 shares .......                 1,649        110
Other, 1,658 shares ........................                    66          1
                                              -------    ---------    -------    --------      -----          -------    --------
BALANCES, DECEMBER 31, 1998 ................   82,594     (529,462)    85,384     (51,391)        --           (3,654)    (55,045)
                                              -------    ---------    -------    --------      -----          -------    --------
Net income .................................
Cash dividends declared, $.91 per share ....
Translation adjustments ....................                                      (27,273)                                (27,273)
Pension liability adjustments,
net of ($1,277) deferred income taxes ......                                                                    1,780       1,780
Acquired during the year, 2,326,798 shares .               (66,441)
Stock options exercised, 146,164 shares ....      183                   2,740
Other, 2,497 shares ........................                    98        (23)
                                              -------    ---------    -------    --------      -----          -------    --------
BALANCES, DECEMBER 31, 1999 ................  $82,777    $(595,805)   $88,101    $(78,664)        --          $(1,874)   $(80,538)
                                              =======    =========    =======    ========      =====          =======    ========
                                                 Retained
                                                 Earnings
                                             ------------
BALANCES, JANUARY 1, 1997 ..................   $  794,473
                                               ----------

Net income .................................      278,832
Cash dividends declared, $.82 per share ....      (39,535)
Translation adjustments ....................
Unrealized investment (losses), net of $18
deferred income taxes ......................
Pension liability adjustments, net of $412
deferred income taxes ......................
Acquired during the year, 3,080,642 shares .
Stock options exercised, 395,885 shares ....
Restricted stock, net, 57,487 shares .......
Other, 1,048 shares ........................
                                               ----------
BALANCES, DECEMBER 31, 1997 ................    1,033,770
                                               ----------
Net income .................................      107,513
Cash dividends declared, $.885 per share ...      (39,455)
Translation adjustments ....................
Unrealized investment gains, net of ($18)
deferred income taxes ......................
Pension liability adjustments, net of $1,544
deferred income taxes ......................
Acquired during the year, 4,989,483 shares .
Stock options exercised, 221,293 shares ....
Restricted stock, net, 40,324 shares .......
Other, 1,658 shares ........................
                                               ----------
BALANCES, DECEMBER 31, 1998 ................    1,101,828
                                               ----------
Net income .................................       90,713
Cash dividends declared, $.91 per share ....      (36,955)
Translation adjustments ....................
Pension liability adjustments,
net of ($1,277) deferred income taxes ......
Acquired during the year, 2,326,798 shares .
Stock options exercised, 146,164 shares ....
Other, 2,497 shares ........................
                                               ----------
BALANCES, DECEMBER 31, 1999 ................   $1,155,586
                                               ==========

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(IN THOUSANDS)

                                                                   Years Ended December 31

                                                                 1999        1998        1997
                                                               --------   ---------   ---------
Net Income ..................................................  $ 90,713   $ 107,513   $ 278,832
                                                               --------   ---------   ---------
  Other comprehensive income (expense):
  Foreign currency translation adjustments ..................   (27,273)     (1,714)    (24,201)
  Unrealized investment gains (losses), net of deferred
  income taxes ..............................................        --          28         (28)
  Pension liability adjustments, net of deferred income taxes     1,780      (2,385)       (650)
                                                               --------   ---------   ---------
Other comprehensive income (expense) ........................   (25,493)     (4,071)    (24,879)
                                                               --------   ---------   ---------
Total comprehensive income ..................................  $ 65,220   $ 103,442   $ 253,953
                                                               ========   =========   =========

                                    TAXATION

The following is a general description of certain tax considerations in The Netherlands and the United States of America relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of The Netherlands and the United States of America of acquiring, holding and disposing of Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this Offering Circular and is subject to any change in law that may take effect after such date.

The Netherlands

General

The following is a summary of certain principal Netherlands income tax, corporate income tax and certain estate tax consequences to a beneficial owner that is a non-Netherlands Holder of the purchase, ownership and disposition of a Note. This summary is based on the Corporate Income Tax Act 1969 ("Wet Vennootschapsbelasting 1969"), the Income Tax Act 1964 ("Wet op de Inkomstenbelasting 1964") and the Act on Estate Duties ("Successiewet 1956") all in effect as of the date hereof. Prospective purchasers of the Notes should consult their own tax advisors in determining the Netherlands tax consequences of whatever nature imposed to them of the purchase, ownership and/or disposition of the Notes.

For purposes of this discussion, a holder is a non-Netherlands Holder if the Holder is not:

(i)   an individual resident of the Netherlands for tax purposes;

(ii)  a company or other entity taxable as a company resident of The
      Netherlands;

(iii) otherwise subject to Netherlands tax of whatever nature imposed in respect of the Notes.

If a partnership holds Notes, tax treatment of a partner generally will depend upon the type of partnership involved, the status of tax partner and upon the activities. Partners of partnerships holding Notes should consult their tax advisors.

The Issuer has been advised that under the existing laws of The Netherlands:

(a) payments of principal and interest under the Notes can be made free of withholding or deduction for, or on account of, any taxes of whatever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein; and

(b) A holder of a Note who derives income from a Note or who realises a gain on the disposal or redemption of a Note will not be subject to Netherlands taxation on income or capital unless:

      (i) such Holder is, or is deemed to be resident in The Netherlands for tax purposes;

      (ii) such income or gain is attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands; or

      (iii) such Holder has a substantial interest or a deemed substantial interest in the Issuer and such interest does not form part of the assets of an enterprise.

Generally, a holder of a Note will not have a substantial interest if he, his spouse, certain other relatives (including foster children) or certain persons sharing his household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain other rights over, shares representing 5 per cent or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the Issuer, or rights to acquire shares, whether or not currently issued, that represent 5 per cent or more of the total currently issued and outstanding capital (or the currently issued and outstanding capital of any class of shares) of the Issuer. A deemed substantial interest is present if part of a substantial interest has been disposed of, or is deemed to have been disposed of, on a non-recognition basis. The (prospective) Holder of a Note who is or is deemed to be a resident in The Netherlands for the purpose of any relevant provision or who has a substantial interest or who is subject to specific rules should consult his own tax advisor at all times in determining any liability to The Netherlands taxation of whatever nature imposed in relation to the purchase, ownership and disposition of the Notes.

(c) Dutch net wealth tax will not be levied on a holder of a Note unless such holder is an individual and:

      (i) is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

      (ii) such Note is attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands.

(d) Dutch gift, estate or inheritance taxes will not be levied on the occasion of the transfer of a Note by way of gift, or on the death of a Holder, unless:

      (i) the Holder is, or is deemed to be, resident in The Netherlands for the purpose of the relevant provisions; or

      (ii) in the case of a gift of a Note by an individual who at the date of the gift was neither resident nor deemed to be resident in The Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in The Netherlands; or

      (iii) such Note is attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in The Netherlands.

(e) There is no Dutch registration tax, transfer tax, capital tax, stamp duty or any other similar tax or duty, other than court fees and contributions for the registration with the Trade Register of the Chamber of Commerce, payable in The Netherlands in respect of or in connection with the execution, delivery and enforcement by legal proceedings (including any foreign judgement in the courts of The Netherlands) of the Notes or the performance of the Issuer's obligations under the Notes, with the exception of deemed capital contributions and capital tax that may be due from the Issuer on capital contributions made or deemed to be made to the Issuer under the Guarantee.

(f) There is no Dutch value added tax (VAT) payable in respect of payments in consideration for the issue of the Notes or in respect of the payment of interest or principal under the Notes or the transfer of the Notes.

(g) A holder of a Note will not become resident or deemed to be resident, or otherwise subject to taxation in the Netherlands, by reason only of the holding of the Note or the execution, performance and/or enforcement of the Notes.

As of January 1, 2001 the income tax and wealth tax system will change considerably if legislation pending at present in The Netherlands (known as Tax Plan 2001 - Belastingplan 2001) is adopted. A Holder of the Notes should consult his own tax advisor in determining any possible change in tax consequences in respect of any such change.

United States of America

General

In accordance with prevailing market practices, the Issuer and the Guarantor will treat the Permanent Global Note as the definitive form of the obligations of the Issuer and the Guarantor for United States federal income tax purposes. Based on this treatment, the following is a summary of certain principal United States federal income and certain estate tax consequences to a beneficial owner that is a Non-U.S. Holder (as defined below) of the purchase, ownership and disposition of a Note. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed U.S. Treasury Regulations (the "Treasury Regulations") promulgated thereunder, published rulings by the U.S. Internal Revenue Service ("IRS"), and administrative and judicial decisions, all in effect as of the date hereof, all of which authorities are subject to change or differing interpretations, possibly with retroactive effect. Neither the Issuer nor the Guarantor has sought (or will seek) a ruling from the IRS relating to the United States federal tax treatment of the Notes and there can be no assurance that the IRS or a reviewing court would agree with the conclusions set forth below. Prospective purchasers of the Notes should consult their own tax advisors in determining the United States federal, as well as any state, local or foreign, tax consequences to them of the purchase, ownership and disposition of the Notes.

The discussion below is intended to address the general tax consequences of ownership of a Note and does not address taxpayers subject to special circumstances or special tax regimes. A person acquiring a Note should consult a tax adviser as to the tax consequences relating to the purchase, ownership and disposition of a Note. For purposes of this discussion, a holder is a Non-U.S. Holder if the holder is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions; or (v) otherwise subject to U.S. federal income tax on a net income basis in respect of the Notes.

Subject to certain exceptions, an individual generally will be a resident of the United States in a given year by reason of (i) being present in the United States for at least 183 days during such year, or (ii) being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

Treatment of Interest

Under United States federal income tax laws in effect as of the date of this Offering Circular, and subject to the discussion below concerning information reporting and backup withholding, payments of principal and interest on the Notes and Coupons made outside the United States by the Issuer, the Guarantor or any of its paying agents to any Non-U.S. Holder will not be subject to United States federal income tax or withholding tax, provided that the following conditions are met: (1) the holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the issuer entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder, (2) the holder is not a controlled foreign corporation that is related to the issuer actually or constructively through stock ownership, and (3) the holder is not a bank receiving interest on an extension of credit made pursuant to a loan entered into in the ordinary course of its trade or business.

Proceeds from Sale or other Dispositions of Notes

Under United States federal income tax laws in effect as of the date of this Offering Circular, and subject to the discussion below concerning information reporting and backup withholding, a holder of a Note or Coupon who is a Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on any gain or income realized on the sale, exchange or redemption of such Note or Coupon unless (1) such gain or income is effectively connected with the conduct by such holder of a trade or business in the United States or (2) such holder is an individual and is present in the United States for at least 183 days during the year in which the individual disposes of the Note and certain other conditions are satisfied.

United States Federal Estate Tax

A Note or Coupon held or beneficially owned by an individual at the time of death who at that time is not a citizen or resident of the United States will not be subject to United States federal estate tax, provided the Non-U.S. Holder is not at the time of death a "10-percent shareholder" (after giving effect to certain constructive ownership rules) of the Guarantor and payments of interest on such Notes would not have been considered effectively connected with a US trade or business.

Information Reporting and Backup Withholding

Under certain circumstances, United States federal income tax law requires "information reporting" annually to the IRS and "backup withholding" at a rate of 31% with respect to certain payments.

Information reporting and backup withholding will generally not apply to payments of principal and interest made outside the United States by the Issuer, the Guarantor or any of its paying agents to a Non-U.S. Holder. For these purposes, payment made to an address in the United States or by transfer to an account maintained by the holder in the United States will not be considered made outside the United States. In addition, if interest or principal payments are collected by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note and such custodian, nominee, other agent or broker is a United States person or is deemed a "U.S. payor" or "U.S. middleman" (as defined below) information reporting would be required with respect to payments made to the Non-U.S. Holder unless, generally, the Holder certifies its status as a Non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Holder's foreign status and the broker has no actual knowledge to the contrary.

The payment of the proceeds on the disposition of a Note by a Non-U.S. Holder to or through a non-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is deemed a "U.S. payor" or "U.S. middleman". The payment of proceeds on the disposition of a Note by a Non-U.S. Holder to or through a non-U.S. office of a U.S. broker or a "U.S. payor" or "U.S. middleman" generally will be subject to information reporting and backup withholding unless the Holder certifies its status as a Non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Holder's foreign status and the broker has no actual knowledge to the contrary. For this purpose, a "U.S. payor" or "U.S. middleman" is: (1) a "controlled foreign corporation" (as defined for U.S. federal income tax purposes); (2) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business; or for payments made on or after January 1, 2001, a foreign partnership if, at any time during its tax year, one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.

The U.S. Treasury Department issued final Treasury Regulations relating to withholding, information reporting and backup withholding that unify current certification procedures and forms and clarify reliance standards. These final Regulations generally will be effective with respect to payments made after 31 December, 2000. Prospective purchasers of the Notes should consult their own tax advisors concerning the effect of these Regulations on their purchase, ownership and disposition of the Notes.

                              SUBSCRIPTION AND SALE

The Royal Bank of Scotland plc and Chase Manhattan International Limited (the "Lead Managers") and J.P. Morgan Securities Ltd. (together with the Lead Managers, the "Managers") have, in a subscription agreement dated 25 October, 2000 (the "Subscription Agreement") and made between the Issuer, the Guarantor and the Managers upon the terms and subject to the conditions contained therein, jointly and severally agreed to subscribe and pay for the Notes at their issue price of 98.463 per cent. of their principal amount less a combined management and underwriting commission of 0.30 per cent. of their principal amount and a selling concession of 0.15 per cent. of their principal amount. The Issuer (failing which, the Guarantor) has also agreed to reimburse the Lead Managers for certain of their expenses incurred in connection with the management of the issue of the Notes. The Managers are entitled in certain circumstances to be released and discharged from their obligations under the Subscription Agreement prior to the closing of the issue of the Notes.

The Notes have not been and will not be registered under the Securities Act and, subject to certain exceptions, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons. Terms used in this paragraph have the meanings given to them by Regulation S.

The Notes are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a United States person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the United States Internal Revenue Code of 1986, as amended, and regulations thereunder.

In addition, each of the Managers has represented in the Subscription Agreement, with respect to itself and with respect to any of its affiliates that acquire from it Notes for the purpose of offering and selling such Notes during the restricted period, that it has in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes are aware that the Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted under U.S. Treasury Regulations section 1.163-5(c) (2) (1) (D) (the "D Rules"); that, if it is a United States person, it is acquiring the Notes for resale in connection with their original issuance; and that it has not offered and will not during the restricted period offer or sell the Notes to a person who is within the United States or its possessions or to a United States person and that it has not delivered and will not deliver within the United States or its possessions Notes in bearer form during the restricted period, except to the extent permitted under the D Rules.

Each Manager has agreed that, except as permitted by the Subscription Agreement, it will not offer, sell or deliver the Notes, (a) as part of their distribution at any time or (b) otherwise, until 40 days after the later of the commencement of the offering and the issue date of the Notes, within the United States or to, or for the account or benefit of, U.S. persons, and that it will have sent to each dealer to which it sells Notes during the distribution compliance period a confirmation or other notice setting forth the restrictions on offers and sales of the Notes within the United States or to, or for the account or benefit of, U.S. persons.

In addition, until 40 days after commencement of the offering, an offer or sale of Notes within the United States by a dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act.

Each Manager has further represented and agreed that:

(a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of the period six months from the Closing Date except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom such document may otherwise lawfully be issued or passed on.

In addition, each Manager has further represented and agreed that the Notes have not been offered, made available, sold, delivered, or transferred and will not be offered, made available, sold, delivered, or transferred in The Netherlands, or to Dutch residents as part of their initial distribution or otherwise, either directly or indirectly, other than to companies or persons which or who trade or invest in securities in the conduct of a business or profession in The Netherlands.

No action has been or will be taken in any jurisdiction by the Issuer, the Guarantor or any Manager that would, or is intended to, permit a public offering of the Notes, or possession or distribution of this Offering Circular or any other offering material, in any country or jurisdiction where action for that purpose is required. Persons into whose hands this Offering Circular comes are required by the Issuer, the Guarantor and the Managers to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, offer, sell or deliver Notes or have in their possession, distribute or publish this Offering Circular or any other offering material relating to the Notes, in all cases at their own expense.

                               GENERAL INFORMATION

1. The creation and issue of the Notes has been authorised by a resolution of the Board of Directors of the Issuer dated 19 October, 2000. The giving of the Guarantee of the Notes has been authorised by a resolution of the Board of Directors of the Guarantor dated 26 September, 2000.

2. Save as disclosed in this Offering Circular, there are no litigation or arbitration proceedings against or affecting the Issuer, the Guarantor, any of their respective subsidiaries or any of their respective assets, nor is the Issuer or the Guarantor aware of any pending or threatened proceedings, which are or might be material in the context of the issue of the Notes.

3. Save as disclosed in this Offering Circular, there has been no adverse change, or any development reasonably likely to involve an adverse change, in the condition (financial or otherwise) or general affairs of the Issuer or the Guarantor since 31 December 1999 (in the case of the Guarantor) and its date of incorporation (in the case of the Issuer) that is material in the context of the issue of the Notes.

4. For so long as any of the Notes are outstanding, copies of the following documents may be inspected during normal business hours at the Specified Office of each Paying Agent:

      (a)   the Paying Agency Agreement; and

      (b)   the Trust Deed.

5. For so long as any of the Notes are outstanding, copies of the following documents may be obtained during normal business hours at the Specified Office of each Paying Agent:

      (a) the audited consolidated financial statements of the Guarantor for the years December 31, 1998 and 1999;

      (b) the unaudited consolidated financial statements of the Guarantor for the six months ended June30, 2000; and

      (c) the latest published unaudited quarterly consolidated interim and audited year-end consolidated financial statements of the Guarantor and audited year-end unconsolidated financial statements of the Issuer. The Issuer does not publish interim financial statements nor consolidated financial statements.

      The Guarantor publishes quarterly unaudited consolidated interim financial statements. The Guarantor does not publish unconsolidated financial statements. The Issuer does not publish interim financial statements.

6. In connection with the application for the Notes to be listed on the Luxembourg Stock Exchange, copies of the constitutive documents of the Issuer and the Guarantor (together, in the case of the Issuer, with an English translation thereof) and a legal notice relating to the issue of the Notes will be deposited prior to listing with the Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg, where they may be inspected and copies obtained upon request.

7. The Notes and any Coupons appertaining thereto will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in such legend provide that a United States person who holds a Note or Coupon will generally not be allowed to deduct any loss realised on the sale, exchange or redemption of such Note or Coupon and any gain (which might otherwise be characterised as capital gain) recognised on such sale, exchange or redemption will be treated as ordinary income.

8. The Notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg. The ISIN is XS0119504776 and the common code is 11950477.

                    FINANCIAL STATEMENTS AND AUDITORS' REPORT

                                     Content

Auditors' report and consolidated financial statements of the
Guarantor as at and for the year ended 31 December 1998 and 31
December 1999                                                                F-1

Unaudited consolidated financial statements of the Guarantor as at
and for the six months ended 30 June 1999 and 30 June 2000                  F-21

Unaudited consolidated financial statements of the Guarantor as at and for the nine months ended 30 September 1999 and 30 September
2000                                                                        F-30

Report of Independent Accountants

To the Shareholders of Harsco Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of shareholders' equity, of comprehensive income and of cash flows present fairly, in all material respects, the financial position of Harsco Corporation and Subsidiary Companies at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
January 27, 2000

HARSCO CORPORATION
CONSOLIDATED BALANCE SHEET


(IN THOUSANDS, EXCEPT SHARE AMOUNTS)
DECEMBER 31                                                                       1999             1998
-----------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
      Cash and cash equivalents                                               $    51,266      $    41,562
      Accounts receivable, net                                                    331,123          310,935
      Inventories                                                                 172,198          175,804
      Other current assets                                                         58,368           59,140
-----------------------------------------------------------------------------------------------------------
                TOTAL CURRENT ASSETS                                              612,955          587,441
-----------------------------------------------------------------------------------------------------------

Property, plant and equipment, net                                                671,546          626,194
Cost in excess of net assets of businesses acquired, net                          258,698          273,708
Other assets                                                                      116,624          136,238
-----------------------------------------------------------------------------------------------------------
                TOTAL ASSETS                                                  $ 1,659,823      $ 1,623,581
===========================================================================================================

LIABILITIES
CURRENT LIABILITIES
      Short-term borrowings                                                   $    32,014      $    46,766
      Current maturities of long-term debt                                          4,593            7,841
      Accounts payable                                                            132,394          142,681
      Accrued compensation                                                         46,615           43,938
      Income taxes                                                                 44,154           42,908
      Dividends payable                                                             9,417            9,506
      Other current liabilities                                                   161,329          181,182
-----------------------------------------------------------------------------------------------------------
                TOTAL CURRENT LIABILITIES                                         430,516          474,822
-----------------------------------------------------------------------------------------------------------

Long-term debt                                                                    418,504          309,131
Deferred income taxes                                                              52,932           55,195
Insurance liabilities                                                              37,097           30,019
Other liabilities                                                                  70,653           69,115
-----------------------------------------------------------------------------------------------------------
                TOTAL LIABILITIES                                               1,009,702          938,282
-----------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, Series A junior participating cumulative preferred stock              --               --
Common stock, par value $1.25, issued 66,221,544 and 66,075,380
      shares as of December 31, 1999 and 1998, respectively                        82,777           82,594
Additional paid-in capital                                                         88,101           85,384
Accumulated other comprehensive income (expense)                                  (80,538)         (55,045)
Retained earnings                                                               1,155,586        1,101,828
-----------------------------------------------------------------------------------------------------------
                                                                                1,245,926        1,214,761
Treasury stock, at cost (26,149,759 and 23,825,458 shares, respectively)         (595,805)        (529,462)
-----------------------------------------------------------------------------------------------------------
                TOTAL SHAREHOLDERS' EQUITY                                        650,121          685,299
-----------------------------------------------------------------------------------------------------------
                TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $ 1,659,823      $ 1,623,581
===========================================================================================================

See accompanying notes to consolidated financial statements.

HARSCO CORPORATION
CONSOLIDATED STATEMENT OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
YEARS ENDED DECEMBER 31                                                 1999             1998             1997
-----------------------------------------------------------------------------------------------------------------
REVENUES
      Service sales                                                 $   864,035      $   866,404      $   782,406
      Product sales                                                     852,653          867,054          845,072
      Other                                                               4,123            1,936            1,643
-----------------------------------------------------------------------------------------------------------------
           NET SERVICES AND SALES                                     1,720,811        1,735,394        1,629,121
-----------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES
      Cost of services sold                                             666,560          666,806          584,290
      Cost of products sold                                             662,972          660,536          645,044
      Selling, general, and administrative expenses                     207,765          213,438          211,231
      Research and development expenses                                   7,759            6,977            6,090
      Other (income) and expenses                                         6,019           (4,264)           2,578
-----------------------------------------------------------------------------------------------------------------
           TOTAL COSTS AND EXPENSES                                   1,551,075        1,543,493        1,449,233
-----------------------------------------------------------------------------------------------------------------

           INCOME FROM CONTINUING OPERATIONS BEFORE
                INTEREST, INCOME TAXES AND MINORITY INTEREST            169,736          191,901          179,888
Interest income                                                           4,662            8,378            8,464
Interest expense                                                        (26,968)         (20,504)         (16,741)
-----------------------------------------------------------------------------------------------------------------

           INCOME FROM CONTINUING OPERATIONS BEFORE
                INCOME TAXES AND MINORITY INTEREST                      147,430          179,775          171,611
Provision for income taxes                                               51,599           67,361           65,213
-----------------------------------------------------------------------------------------------------------------

           INCOME FROM CONTINUING OPERATIONS BEFORE
                MINORITY INTEREST                                        95,831          112,414          106,398
Minority interest in net income                                           5,118            4,901            5,998
-----------------------------------------------------------------------------------------------------------------

           INCOME FROM CONTINUING OPERATIONS                             90,713          107,513          100,400

Discontinued operations:
      Equity in income of defense business (net of income taxes
           of $14,082)                                                       --               --           28,424
      Gain on disposal of defense business (net of income taxes
           of $100,006)                                                      --               --          150,008
-----------------------------------------------------------------------------------------------------------------
NET INCOME                                                          $    90,713      $   107,513      $   278,832
=================================================================================================================
Basic earnings per common share:
      Income from continuing operations                             $      2.22      $      2.36      $      2.06
      Income from discontinued operations                                    --               --              .58
      Gain on disposal of discontinued operations                            --               --             3.08
-----------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER COMMON SHARE                                     $      2.22      $      2.36      $      5.72
=================================================================================================================
Average shares of common stock outstanding                               40,882           45,568           48,754
=================================================================================================================
Diluted earnings per common share:
      Income from continuing operations                             $      2.21      $      2.34      $      2.04
      Income from discontinued operations                                    --               --              .58
      Gain on disposal of discontinued operations                            --               --             3.05
-----------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER COMMON SHARE                                   $      2.21      $      2.34      $      5.67
=================================================================================================================
Diluted average shares of common stock outstanding                       41,017           45,911           49,192
=================================================================================================================

See accompanying notes to consolidated financial statements.

HARSCO CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS

(IN THOUSANDS)
YEARS ENDED DECEMBER 31                                                1999           1998           1997
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                       $  90,713      $ 107,513      $ 278,832
   Adjustments to reconcile net income to
     net cash provided by operating activities:
        Depreciation                                                  122,777        119,044        107,350
        Amortization                                                   13,076         12,337          9,189
        Gain on disposal of defense business                               --             --       (250,014)
        Equity in income of unconsolidated entities                    (3,004)        (1,354)       (43,549)
        Dividends or distributions from unconsolidated entities         3,369          1,494         49,142
        Deferred income taxes                                             193          3,893         (8,175)
        Other (income) and expenses                                     6,019         24,843          4,198
        Gain on sale of non-defense businesses                             --        (29,107)        (1,620)
        Other, net                                                      5,205          5,260         (8,192)
        Changes in assets and liabilities, net of acquisitions
           and dispositions of businesses:
             Accounts receivable                                      (28,157)       (15,718)        (1,812)
             Inventories                                               15,934        (24,991)       (13,042)
             Accounts payable                                          (1,238)         8,379          4,840
             Disbursements related to discontinued
                defense business                                      (14,605)       (13,642)          (951)
             Other assets and liabilities                               3,671         (8,691)        22,345
-----------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES(1)                  213,953        189,260        148,541
===========================================================================================================

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property, plant and equipment                        (175,248)      (159,816)      (143,444)
   Purchase of businesses, net of cash acquired*                      (48,907)      (158,291)        (8,508)
   Proceeds from sale of businesses                                    17,718         39,500        345,189
   Proceeds from sale of property, plant and equipment                 14,381         13,033         14,433
   Investments available-for-sale: Purchases                               --             --        (39,346)
                                   Maturities                              --         40,000             --
   Investments held-to-maturity:   Purchases                               --             --        (42,241)
                                   Maturities                              --          4,010         71,469
   Other investing activities                                          (2,618)       (11,926)        (1,007)
-----------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES             (194,674)      (233,490)       196,545
===========================================================================================================

CASH FLOWS FROM FINANCING ACTIVITIES
   Short-term borrowings, net                                         (10,546)        16,131          8,291
   Current maturities and long-term debt: Additions                   214,133        172,709         61,310
                                          Reductions                 (103,410)      (116,163)       (88,523)
   Cash dividends paid on common stock                                (37,022)       (40,287)       (39,120)
   Common stock issued-options                                          2,272          3,885          5,939
   Common stock acquired for treasury                                 (71,860)      (169,258)      (113,161)
   Other financing activities                                          (2,495)        (1,341)        (1,985)
-----------------------------------------------------------------------------------------------------------
        NET CASH (USED) BY FINANCING ACTIVITIES                        (8,928)      (134,324)      (167,249)
===========================================================================================================

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                  (647)        (1,449)        (2,134)
-----------------------------------------------------------------------------------------------------------
   Net increase (decrease) in cash and cash equivalents                 9,704       (180,003)       175,703
   Cash and cash equivalents at beginning of year                      41,562        221,565         45,862
-----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                            $  51,266      $  41,562      $ 221,565
===========================================================================================================

*PURCHASE OF BUSINESSES, NET OF CASH ACQUIRED
   Working capital, other than cash                                 $  18,078      $  11,159      $   2,807
   Property, plant and equipment                                      (36,417)       (89,182)          (833)
   Other noncurrent assets and liabilities, net                       (30,568)       (80,268)       (10,482)
-----------------------------------------------------------------------------------------------------------
        NET CASH USED TO ACQUIRE BUSINESSES                         $ (48,907)     $(158,291)     $  (8,508)
===========================================================================================================

(1) Cash provided by operating activities for 1997 includes approximately $100 million of income taxes paid related to the gain on the disposal of the defense business, whereas the pre-tax cash proceeds are included under investing activities.

See accompanying notes to consolidated financial statements.

HARSCO CORPORATION
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                   COMMON STOCK
                                             ------------------------   ADDITIONAL
                                               ISSUED                     PAID-IN
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)          EARNINGS      TREASURY      CAPITAL
-----------------------------------------------------------------------------------
BALANCES, JANUARY 1, 1997                    $   81,823    $ (238,065)   $   69,151
-----------------------------------------------------------------------------------
Net income
Cash dividends declared, $.82 per share
Translation adjustments
Unrealized investment (losses), net of
   $18 deferred income taxes
Pension liability adjustments, net of
   $412 deferred income taxes
Acquired during the year, 3,080,642 shares                   (125,841)           34
Stock options exercised, 395,885 shares             495                       9,299
Restricted stock, net, 57,487 shares                            1,117           846
Other, 1,048 shares                                                17            30
-----------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1997                      82,318      (362,772)       79,360
-----------------------------------------------------------------------------------
Net income
Cash dividends declared, $.885 per share
Translation adjustments
Unrealized investment gains, net of
   ($18) deferred income taxes
Pension liability adjustments, net of
   $1,544 deferred income taxes
Acquired during the year, 4,989,483 shares                   (168,405)
Stock options exercised, 221,293 shares             276                       5,913
Restricted stock, net, 40,324 shares                            1,649           110
Other, 1,658 shares                                                66             1
-----------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1998                      82,594      (529,462)       85,384
-----------------------------------------------------------------------------------
Net income
Cash dividends declared, $.91 per share
Translation adjustments
Pension liability adjustments, net of
   ($1,277) deferred income taxes
Acquired during the year, 2,326,798 shares                    (66,441)
Stock options exercised, 146,164 shares             183                       2,740
Other, 2,497 shares                                                98           (23)
-----------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1999                  $   82,777    $ (595,805)   $   88,101
====================================================================================

                                                                    ACCUMULATED OTHER
                                                               COMPREHENSIVE INCOME (EXPENSE)
                                              ---------------------------------------------------------------
                                                                NET
                                                             UNREALIZED
                                                             INVESTMENT
                                                               GAINS         PENSION                 RETAINED
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)          TRANSLATION     (LOSSES)      LIABILITY     TOTAL      EARNINGS
-------------------------------------------------------------------------------------------------------------
BALANCES, JANUARY 1, 1997                      $  (25,476)   $       --     $   (619)   $(26,095)   $  794,473
--------------------------------------------------------------------------------------------------------------
Net income                                                                                             278,832
Cash dividends declared, $.82 per share                                                                (39,535)
Translation adjustments                           (24,201)                               (24,201)
Unrealized investment (losses), net of
   $18 deferred income taxes                                        (28)                     (28)
Pension liability adjustments, net of
   $412 deferred income taxes                                                   (650)       (650)
Acquired during the year, 3,080,642 shares
Stock options exercised, 395,885 shares
Restricted stock, net, 57,487 shares
Other, 1,048 shares
--------------------------------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1997                       (49,677)          (28)      (1,269)    (50,974)    1,033,770
--------------------------------------------------------------------------------------------------------------
Net income                                                                                             107,513
Cash dividends declared, $.885 per share                                                               (39,455)
Translation adjustments                            (1,714)                                (1,714)
Unrealized investment gains, net of
   ($18) deferred income taxes                                       28                       28
Pension liability adjustments, net of
   $1,544 deferred income taxes                                               (2,385)     (2,385)
Acquired during the year, 4,989,483 shares
Stock options exercised, 221,293 shares
Restricted stock, net, 40,324 shares
Other, 1,658 shares
--------------------------------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1998                       (51,391)           --       (3,654)    (55,045)    1,101,828
--------------------------------------------------------------------------------------------------------------
Net income                                                                                              90,713
Cash dividends declared, $.91 per share                                                                (36,955)
Translation adjustments                           (27,273)                               (27,273)
Pension liability adjustments, net of
   ($1,277) deferred income taxes                                              1,780       1,780
Acquired during the year, 2,326,798 shares
Stock options exercised, 146,164 shares
Other, 2,497 shares
--------------------------------------------------------------------------------------------------------------
BALANCES, DECEMBER 31, 1999                    $  (78,664)   $       --     $ (1,874)   $(80,538)   $1,155,586
==============================================================================================================

See accompanying notes to consolidated financial statements.


HARSCO CORPORATION
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(IN THOUSANDS)
YEARS ENDED DECEMBER 31                                                           1999                   1998              1997
----------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                      $ 90,713            $ 107,513            $ 278,832
----------------------------------------------------------------------------------------------------------------------------------
   Other comprehensive income (expense):
   Foreign currency translation adjustments                                      (27,273)              (1,714)             (24,201)
   Unrealized investment gains (losses), net of deferred income taxes                 --                   28                  (28)
   Pension liability adjustments, net of deferred income taxes                     1,780               (2,385)                (650)
----------------------------------------------------------------------------------------------------------------------------------
Other comprehensive income (expense)                                             (25,493)              (4,071)             (24,879)
----------------------------------------------------------------------------------------------------------------------------------
Total comprehensive income                                                      $ 65,220            $ 103,442            $ 253,953
==================================================================================================================================

See accompanying notes to consolidated financial statements.

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include the accounts of Harsco Corporation and its majority-owned subsidiaries ("Company"). Investments in unconsolidated entities (all of which are 20-50% owned) are accounted for under the equity method.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include cash on hand, demand deposits, and short-term investments which are highly liquid in nature and have an original maturity of three months or less.

INVENTORIES
Inventories are stated at the lower of cost or market. Inventories in the United States are accounted for using principally the last-in, first-out (LIFO) method. Other inventories are accounted for using the first-in, first-out (FIFO) or average cost methods.

DEPRECIATION
Property, plant and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When property is retired from service, generally the cost of the retirement is charged to the allowance for depreciation to the extent of the accumulated depreciation, and the balance is charged to income. Long-lived assets to be disposed are not depreciated while they are held for disposal.

INTANGIBLE ASSETS
Intangible assets consist principally of cost in excess of net assets of businesses acquired, which is amortized on a straight line basis over a period not to exceed 30 years. Accumulated amortization was $74.9 and $58.6 million at December 31, 1999 and 1998, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS
Long-lived assets, including cost in excess of net assets of businesses acquired and other intangible assets, used in the Company's operations are reviewed for impairment when events and circumstances indicate that the carrying amount of an asset may not be recoverable. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the asset exceeds the sum of the expected undiscounted future cash flows resulting from use of the asset and its eventual disposition. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds its fair value. Long-lived assets to be disposed are reported at the lower of the carrying amount or fair value less cost to sell.

REVENUE RECOGNITION
Revenue is recognized for product sales generally when title and risk of loss transfer. Service sales are recognized over the contractual period or as services are performed.

INCOME TAXES
United States federal and state income taxes and non-U.S. income taxes are provided currently on the undistributed earnings of international subsidiaries and unconsolidated affiliated entities, giving recognition to current tax rates and applicable foreign tax credits, except when management has specific plans for reinvestment of undistributed earnings which will result in the indefinite postponement of their remittance. Deferred taxes are provided using the asset and liability method for temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

ACCRUED INSURANCE AND LOSS RESERVES
The Company retains a significant portion of the risk for workers' compensation, automobile, general, and product liability losses. Reserves have been recorded which reflect the undiscounted estimated liabilities including claims incurred but not reported. Changes in the estimates of the reserves are included in net income in the period determined. Amounts estimated to be paid within one year have been classified as Other current liabilities, with the remainder included in Insurance liabilities.

FOREIGN CURRENCY TRANSLATION
The financial statements of the Company's subsidiaries outside the United States, except for those subsidiaries located in highly inflationary economies, are principally measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rates as of the balance sheet date. Resulting translation adjustments are recorded in the cumulative translation adjustment, a separate component of Other comprehensive income (expense). Income and expense items are translated at average monthly exchange rates. Gains and losses from foreign currency transactions are included in net income. For subsidiaries operating in highly inflationary economies, gains and losses on foreign currency transactions and balance sheet translation adjustments are included in net income.

Effective January 1997, the Company's operations in Mexico were accounted for as a highly inflationary economy since the three-year cumulative rate of inflation at December 31, 1996 exceeded 100%. The functional currency for the Company's operations in Mexico was the U.S. dollar for 1997 and 1998. Effective January 1999, the three-year cumulative rate of inflation fell below 100%. As of January 1, 1999, the Company measures the financial statements of its Mexican entities using the Mexican new peso as the functional currency.

Effective January 1998, the Company's operations in Brazil were no longer accounted for as a highly inflationary economy, because the three-year cumulative rate of inflation fell below 100%. The Company measures the financial statements of its Brazilian entities using the Brazilian real as the functional currency.

FINANCIAL INSTRUMENTS AND HEDGING
The Company has subsidiaries principally operating in North America, South America, Europe, and Asia-Pacific. These operations are exposed to fluctuations in related foreign currencies in the normal course of business. The Company seeks to reduce exposure to foreign currency fluctuations, through the use of forward exchange contracts. The Company does not hold or issue financial instruments for trading purposes, and it is the Company's policy to prohibit the use of derivatives for speculative purposes. The Company has a Foreign Currency Risk Management Committee that meets periodically to monitor foreign currency risks.

The Company executes forward foreign exchange contracts to hedge transactions of its non-U.S. subsidiaries for firm purchase commitments and for export sales denominated in foreign currencies. These contracts generally are for 90 to 180 days or less. For those contracts that hedge an identifiable transaction, gains or losses are deferred and accounted for as part of the underlying transaction. The cash flows from these contracts are classified consistent with the cash flows from the transaction being hedged. The Company also enters into forward foreign exchange contracts for intercompany foreign currency commitments. These foreign exchange contracts do not qualify as hedges. Therefore, gains and losses are recognized in income based on fair market value.

OPTIONS FOR COMMON STOCK
The Company uses the intrinsic value based method to account for options granted for the purchase of common stock. No compensation expense is recognized on the grant date, since at that date, the option price equals the market price of the underlying common stock. The Company discloses the pro-forma effect of accounting for stock options under the fair value method.

EARNINGS PER SHARE
Basic earnings per share is calculated using the average shares of common stock outstanding, while diluted earnings per share reflects the potential dilution that could occur if stock options were exercised.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS
Certain reclassifications have been made to prior years' amounts to conform with current year classifications.

NEW FINANCIAL ACCOUNTING STANDARDS NOT YET ADOPTED
In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), with an amended effective date for fiscal years beginning after June 15, 2000. SFAS 133 requires that an entity recognize on its balance sheet all derivative instruments as either assets or liabilities at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or Other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and, if it is, the type of hedge transaction. The Company will adopt SFAS 133 as of January 1, 2001. Due to the Company's limited use of derivative instruments, SFAS 133 is not expected to have a material effect on the financial position or results of operations of the Company.


2.         DISCONTINUED DEFENSE BUSINESS

On August 25, 1997, the Company and FMC Corporation signed an agreement to sell United Defense, L.P. for $850 million, and the sale was completed on October 6, 1997. Prior to the sale, FMC had been the managing general partner and 60% owner of United Defense, L.P., while the Company owned the balance of 40% as the limited partner. United Defense supplies ground combat and naval weapons systems for the U.S. and military customers worldwide.

On the Consolidated Statement of Income under Discontinued Operations, "Equity in income of defense business" includes equity income through August 1997 (the measurement date) from the Company's 40% interest in United Defense, L.P. The sale resulted in pre-tax cash proceeds to the Company in 1997 of $344 million and resulted in an after tax gain on the sale of $150 million or $3.08 per share after taking into account certain retained liabilities from the partnership and estimated post-closing net worth adjustments, as well as pre-partnership formation contingencies and other defense business contingencies.

On the Consolidated Statement of Cash Flows for 1997, equity in income of the defense business and distributions from the defense business through the measurement date are included in "Equity in income of unconsolidated entities" and "Dividends or distributions from unconsolidated entities", respectively. Disbursements related to the discontinued defense business, principally legal fees and settlements, are shown separately on the Consolidated Statement of Cash Flows for 1997, 1998, and 1999.

3.      ACQUISITIONS AND DISPOSITIONS

ACQUISITIONS
In October 1999, the Company acquired Charter plc's Pandrol Jackson railway track maintenance business. The transaction was completed for approximately $48 million in cash plus assumption of liabilities, for a total consideration of approximately $65 million. Pandrol Jackson manufactures and markets worldwide a wide range of equipment and services used in railway track maintenance. In December 1999, the Company completed the sale of the railway switch, crossing and transit grinding business obtained as part of the Pandrol Jackson railway maintenance acquisition. This business with annual sales of approximately $6 million was divested in accordance with an agreement with the Department of Justice as a condition to the acquisition of Pandrol Jackson.

In July 1999, the Company acquired certain assets and assumed certain liabilities of Structural Accessories, Inc. The total consideration was approximately $2 million. Structural Accessories, Inc. manufactures and sells bridge bearings and expansion joints.

In February 1999, the Company acquired certain assets and assumed certain liabilities of Natural Gas Vehicle Systems, Inc. Total consideration was approximately $3 million. Natural Gas Vehicle Systems, Inc. manufactures cylinders used in vehicles which use natural gas.

In October 1998, the Company acquired Superior Valve Company from Amcast Industrial Corporation. Superior Valve designs, manufactures, and sells high pressure, precision valves for a range of commercial and industrial applications.

In June 1998, the Company acquired Chemi-Trol Chemical Co. for approximately $46 million. Chemi-Trol's principal business is the production and distribution of steel pressure tanks for the storage of propane gas and anhydrous ammonia.

In April 1998, the Company acquired Faber Prest Plc for approximately $98 million. Faber Prest is a UK-based provider of mill services to worldwide steel producers and integrated logistics services to the steel industry and other market sectors.

In February 1998, the Company acquired EFI Corporation (EFIC) from Racal Electronics Plc for approximately $7.2 million. EFIC produces lightweight composite cylinders used extensively in firefighter breathing apparatus as well as other industrial and commercial applications.

All acquisitions have been accounted for using the purchase method of accounting with cost in excess of net assets of businesses acquired totaling $9.4 million in 1999 and $94.6 million in 1998. Results of operations are included in income since the dates of acquisition.

The following unaudited pro-forma consolidated net sales, net income, and earnings per share data are presented as if the above businesses had been acquired at the beginning of the periods presented.


(IN MILLIONS, EXCEPT PER SHARE DATA)
PRO-FORMA INFORMATION  FOR YEARS ENDED DECEMBER 31                        1999                1998
----------------------------------------------------------------------------------------------------
Net sales                                                               $  1,767            $  1,929

Net income                                                                    90                  97

Basic earnings per share                                                    2.20                2.13

Diluted earnings per share                                                  2.19                2.12
----------------------------------------------------------------------------------------------------

The unaudited pro-forma information is not necessarily indicative of the results of operations that would have occurred had the purchases been made at the beginning of the periods presented, or of the future results of the combined operations.

The pro-forma information includes the actual results of the acquired businesses prior to the acquisition dates. These results do not reflect the effect of reorganization actions, synergies, cost reductions and other benefits resulting from the combinations. Additionally, the pro-forma information reflects amortization of the cost in excess of net assets acquired and interest expense on assumed borrowings for acquisitions for the full periods presented.

DISPOSITIONS
In October 1998, the Company completed the sale of Nutter Engineering to the Sulzer Chemtech division of Swiss-based Sulzer Technology Corporation. Nutter had sales of approximately $25 million and $24 million in 1998 and 1997, respectively.

The sale of HydroServ SAS was completed in December 1998. The Company completed the sales of Astralloy Wear Technology in March 1999; the pavement marking and vegetation control business of Chemi-Trol in August 1999; and the Manchester truck dealership in September 1999. Additionally, the Company plans to dispose of its investments in Bio-Oxidation Services Inc., Gunness Wharf Limited and Flixborough Wharf Limited.

4.   ACCOUNTS RECEIVABLE AND INVENTORIES

Accounts receivable are net of an allowance for doubtful accounts of $13.3 million and $13.6 million at December 31, 1999 and 1998, respectively.

Inventories consist of:

(IN THOUSANDS)                                                                               1999                  1998
-----------------------------------------------------------------------------------------------------------------------------------
      Finished goods                                                               $        37,715       $        45,259
      Work-in-process                                                                       37,198                36,060
      Raw materials and purchased parts                                                     76,911                71,576
      Stores and supplies                                                                   20,374                22,909
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   $       172,198       $       175,804
===================================================================================================================================
Valued at lower of cost or market:
      LIFO basis                                                                   $       132,366       $       129,708
      FIFO basis                                                                            16,483                28,473
      Average cost basis                                                                    23,349                17,623
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   $       172,198       $       175,804
===================================================================================================================================

Inventories valued on the LIFO basis at December 31, 1999 and 1998 were approximately $28.4 million and $32.5 million, respectively, less than the amounts of such inventories valued at current costs.

As a result of reducing certain inventory quantities valued on the LIFO basis, net income increased from that which would have been recorded under the FIFO basis of valuation, by $1.1 million, $0.2 million and $0.1 million in 1999, 1998, and 1997, respectively.

5.      PROPERTY, PLANT AND EQUIPMENT


Property, plant and equipment consists of:


(IN THOUSANDS)                                                                               1999                    1998
-----------------------------------------------------------------------------------------------------------------------------------
Land and improvements                                                           $           28,847         $        31,048
Buildings and improvements                                                                 147,742                 147,291
Machinery and equipment                                                                  1,243,437               1,196,223
Uncompleted construction                                                                    79,797                  63,540
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         1,499,823               1,438,102
Less accumulated depreciation                                                              828,277                 811,908
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                $          671,546         $       626,194
===================================================================================================================================

The estimated useful lives of different types of assets are generally:
--------------------------------------------------------------------------------

Land improvements                                         10 years

Buildings and improvements                                10 to 50 years

Certain plant, buildings and installations                3 to 15 years
        (Principally Mill Services Segment)

Machinery and equipment                                   3 to 20 years
--------------------------------------------------------------------------------

6.      DEBT AND CREDIT AGREEMENTS


The Company has a $400 million Five-Year Competitive Advance and Revolving Credit Facility ("credit facility") maturing in July 2001. Borrowings under this agreement are available in U.S. dollars or Eurocurrencies and the credit facility serves as back-up to the Company's U.S. commercial paper program. Interest rates are either negotiated, based upon the U.S. federal funds interbank market, prime, or based upon the London Interbank Offered Rate (LIBOR) plus a margin. The Company pays a facility fee (0.08% per annum as of December 31, 1999) that varies based upon its credit ratings. At December 31, 1999 and 1998, there were no borrowings outstanding.

The Company can also issue up to $400 million of short-term notes in the U.S. commercial paper market. In addition, the Company has a three billion Belgian franc commercial paper program (approximately U.S. $75 million at December 31, 1999) which is used to fund the Company's international operations. The Company limits the aggregate commercial paper and credit facility borrowings at any one time to a maximum of $400 million. Commercial paper interest rates, which are based on market conditions, have been lower than on comparable borrowings under the credit facility. At December 31, 1999 and 1998, $233.7 million and $108.8 million of commercial paper was outstanding, respectively. Commercial paper is classified as long-term debt at December 31, 1999 and 1998, because the Company has the ability and intent to refinance it on a long-term basis through existing long-term credit facilities.

Short-term debt amounted to $32.0 million and $46.8 million at December 31, 1999 and 1998, respectively. The weighted average interest rate for short-term borrowings at December 31, 1999 and 1998 was 4.6% and 7.9%, respectively.

Long-term debt consists of:

(IN THOUSANDS)                                                                                  1999                   1998
---------------------------------------------------------------------------------------------------------------------------------
6.0% notes due September 15, 2003                                                 $          150,000     $          150,000
Commercial paper borrowings, with a weighted
      average interest rate of 5.8% as of December 31, 1999                                  233,746                108,784
Faber Prest loan notes due October 31, 2008 with interest
      based on Sterling LIBOR minus .75% (5.4% at
      December 31, 1999)                                                                      16,285                 19,222
Industrial development bonds, payable in varying
      amounts from 2001 to 2005 with a weighted
      average interest rate of 6.4% as of December 31, 1999                                   11,400                 11,400
Other financing payable in varying
      amounts to 2005 with a weighted
      average interest rate of 7.3% as of December 31, 1999                                   11,666                 27,566
---------------------------------------------------------------------------------------------------------------------------------
                                                                                             423,097                316,972
Less current maturities                                                                        4,593                  7,841
---------------------------------------------------------------------------------------------------------------------------------
                                                                                  $          418,504     $          309,131
=================================================================================================================================

The credit facility and certain notes payable agreements contain covenants restricting, among other things, the amount of debt as defined in the agreement that can be issued. At December 31, 1999, the Company was in compliance with these covenants.

The maturities of long-term debt for the four years following December 31, 2000, are:

(IN THOUSANDS)
------------------------------------------------------------------------------------------
           2001    $ 242,927                                            2003    $  150,967
           2002    $   2,049                                            2004    $    4,778
------------------------------------------------------------------------------------------

Cash payments for interest on all debt were (in millions) $25.0, $20.0, and $16.3 in 1999, 1998 and 1997, respectively. Capitalized interest was $893 thousand, $10 thousand, and zero in 1999, 1998, and 1997, respectively.

The Company has on file with the Securities and Exchange Commission, a Form S-3 shelf registration for the possible issuance of up to an additional $200 million of new debt securities, preferred stock, or common stock.

7.      LEASES


The Company leases certain property and equipment under noncancelable operating leases. Rental expense under such operating leases was (in millions) $16.9, $17.6, and $13.5 in 1999, 1998 and 1997, respectively.

Future minimum payments under operating leases with noncancelable terms are:

(IN THOUSANDS)
-------------------------------------------------------------------------------
           2000                                    $15,703

           2001                                     12,534

           2002                                      9,399

           2003                                      7,268

           2004                                     13,309

           After 2004                               16,598
-------------------------------------------------------------------------------

8.         EMPLOYEE BENEFIT PLANS

PENSION BENEFITS
The Company has pension and profit sharing retirement plans, most of which are noncontributory, covering substantially all of its employees. The benefits for salaried employees generally are based on years of service and the employee's level of compensation during specified periods of employment. Plans covering hourly employees generally provide benefits of stated amounts for each year of service. The multi-employer plans in which the Company participates provide benefits to certain unionized employees. The Company's funding policy for qualified plans is consistent with statutory regulations and customarily equals the amount deducted for income tax purposes. The Company's policy is to amortize prior service costs over the average future service period of active plan participants.

(IN THOUSANDS)                                     1999               1998                 1997
----------------------------------------------------------------------------------------------------
PENSION EXPENSE
Defined benefit plans:
      Service cost                               $ 15,882            $ 13,785            $  9,519
      Interest cost                                23,048              21,367              15,129
      Expected return on plan assets              (36,848)            (39,859)            (27,604)
      Recognized prior service costs                2,052               1,307               1,368
      Recognized (gains) or losses                    278              (4,034)             (3,517)
      Amortization of transition asset             (2,447)             (2,453)             (2,457)
      Curtailment (gains) or losses                    --                 542              (5,468)
----------------------------------------------------------------------------------------------------
                                                    1,965              (9,345)            (13,030)
Multi-employer plans                                4,922               4,054               4,457
Defined contribution plans                          4,466               6,043               4,131
----------------------------------------------------------------------------------------------------
      Pension (income) expense                   $ 11,353            $    752            $ (4,442)
====================================================================================================

In 1997, the curtailment gain of $5.5 million was the result of a sizable reduction in the number of employees under a plan related to a discontinued facility. This gain, along with certain costs, was recorded under Other (income) and expenses in the Consolidated Statement of Income.

The change in the financial status of the pension plans and amounts recognized in the Consolidated Balance Sheet at December 31, 1999 and 1998 are:

                                                                                            PENSION BENEFITS
                                                                                            ----------------
(IN THOUSANDS)                                                                        1999                      1998
-------------------------------------------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year                                       $        371,454       $          220,428
Service cost                                                                            15,882                   13,785
Interest cost                                                                           23,048                   21,367
Plan participants' contributions                                                         1,887                    1,452
Amendments                                                                               5,416                   11,048
Actuarial (gain) loss                                                                  (42,466)                  (3,824)
Curtailment (gain) loss                                                                      -                      542
Benefits paid                                                                          (15,229)                 (16,126)
Obligations of acquired companies                                                        8,574                  122,388
Effect of foreign currency                                                              (5,598)                     394
-------------------------------------------------------------------------------------------------------------------------
    Benefit obligation at end of year                                         $        362,968       $          371,454
=========================================================================================================================
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year                                $        458,241       $          335,106
Actual return on plan assets                                                            67,692                  (16,342)
Employer contributions                                                                   1,425                    2,370
Plan participants' contributions                                                         1,887                    1,452
Benefits paid                                                                          (15,103)                 (16,007)
Plan assets of acquired companies                                                        8,057                  151,346
Effect of foreign currency                                                              (6,270)                     316
-------------------------------------------------------------------------------------------------------------------------
    Fair value of plan assets at end of year                                  $        515,929       $          458,241
=========================================================================================================================

FUNDED STATUS
Funded status at end of year                                                  $        152,961       $           86,787
Unrecognized net (gain) loss                                                           (92,817)                 (19,683)
Unrecognized transition (asset) obligation                                             (13,222)                 (15,657)
Unrecognized prior service cost                                                         25,534                   22,446
-------------------------------------------------------------------------------------------------------------------------
    Net amount recognized                                                     $         72,456       $           73,893
=========================================================================================================================
AMOUNTS RECOGNIZED IN THE CONSOLIDATED
    BALANCE SHEET CONSIST OF:
Prepaid benefit cost                                                          $         85,914       $           84,251
Accrued benefit liability                                                              (18,907)                 (19,576)
Intangible asset                                                                         2,588                    3,297
Accumulated other comprehensive income                                                   2,861                    5,921
-------------------------------------------------------------------------------------------------------------------------
    Net amount recognized                                                     $         72,456       $           73,893
=========================================================================================================================

Plan assets include equity and fixed-income securities. At December 31, 1999 and 1998, 732,640 shares of the Company's common stock with a fair market value of $23.3 million and $22.3 million, respectively, are included in plan assets. Dividends paid on such stock amounted to $0.7 million and $0.6 million in 1999 and 1998.

8.         EMPLOYEE BENEFIT PLANS (CONTINUED)

The actuarial assumptions used for the defined benefit pension plans, including international plans, are:

                                                         1999              1998              1997
-----------------------------------------------------------------------------------------------------
Weighted average assumed discount rates                   6.9%              6.3%              7.4%
Weighted average expected long-term rates of
      return on plan assets                               8.4%              8.2%              9.1%
Rates of compensation increase                            4.2%              4.4%              4.5%
=====================================================================================================


The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $33.6 million, $32.4 million, and $15.7 million, respectively, as of December 31, 1999, and $32.1 million, $30.1 million, and $11.6 million, respectively, as of December 31, 1998.

POSTRETIREMENT BENEFITS
The Company has postretirement life insurance benefits for a majority of employees, and postretirement health care benefits for a limited number of employees mainly under plans related to acquired companies. The cost of life insurance and health care benefits are accrued for current and future retirees and are recognized as determined under the projected unit credit actuarial method. Under this method, the Company's obligation for postretirement benefits is to be fully accrued by the date employees attain full eligibility for such benefits. The Company's postretirement health care and life insurance plans are unfunded.

The postretirement benefit expense (health care and life insurance) was $0.4 million in 1999, $0.3 million in 1998, and $0.2 million in 1997. The components of these expenses are not shown separately as they are not material.

The changes in the postretirement benefit liability recorded in the Consolidated Balance Sheet are:

                                                                                            POSTRETIREMENT BENEFITS
                                                                                            -----------------------
(IN THOUSANDS)                                                                            1999                     1998
-----------------------------------------------------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year                                             $        6,421             $       6,220
Service cost                                                                                   129                       107
Interest cost                                                                                  466                       431
Actuarial loss (gain)                                                                          319                        49
Benefits paid                                                                                 (325)                     (386)
Obligation of acquired company                                                               3,294                         -
-----------------------------------------------------------------------------------------------------------------------------------
    Benefit obligation at end of year                                               $       10,304             $       6,421
===================================================================================================================================
FUNDED STATUS
Funded status at end of year                                                        $      (10,304)            $      (6,421)
Unrecognized prior service cost                                                                (39)                      (42)
Unrecognized net actuarial (gain)                                                           (1,328)                   (1,861)
-----------------------------------------------------------------------------------------------------------------------------------
    Net amount recognized as accrued benefit liability                              $      (11,671)            $      (8,324)
===================================================================================================================================

The actuarial assumptions used for postretirement benefit plans are:


(DOLLARS IN THOUSANDS)                                                      1999                 1998             1997
-----------------------------------------------------------------------------------------------------------------------------------
Assumed discount rate                                                       7.75%              6.75%              7.25%
Health care cost trend rate                                                 7.50%              8.30%              8.70%
Decreasing to ultimate rate                                                 6.50%              5.50%              5.50%

Effect of one percent increase in health care cost trend rate:
           On cost components                                            $    21            $    21            $    47
           On accumulated benefit obligation                             $   415            $   185            $   192
-----------------------------------------------------------------------------------------------------------------------------------

For 1999, a one percent decrease in the health care cost trend rate would decrease the cost component by $19 thousand and decrease the accumulated benefit obligation by $405 thousand.

It is anticipated that the health care cost trend rate will decrease from 7.5% in 2000 to 6.5% in the year 2003.


SAVINGS PLAN
The Company has a 401(k) savings plan which covers substantially all U.S. employees with the exception of employees represented by a collective bargaining agreement, unless the agreement expressly provides otherwise. Employee contributions are generally determined as a percentage of covered employee's compensation. The expense for contributions to the plan by the Company was (in millions) $4.4, $4.8, and $4.5 for 1999, 1998, and 1997, respectively.

EXECUTIVE INCENTIVE COMPENSATION PLAN
Under the 1995 Executive Incentive Compensation Plan, the Management Development and Compensation Committee awarded 60% of the value of any earned annual incentive compensation award to be paid to participants in the form of cash and 40% in the form of restricted shares of the Company's common stock. Upon the request of the participant, the Committee was authorized to make the incentive award payable all in cash, subject to a 25% reduction in the total amount of the award. Awards were made in February of the following year. The Company accrued amounts based on performance reflecting the value of cash and common stock which was anticipated to be earned for the year. Compensation expense relating to these awards was (in millions) $3.8, $3.7, and $5.1 in 1999, 1998 and 1997, respectively.

Effective January 1, 1999 the restricted stock portion of the compensation plan was discontinued and the terms of the plan were amended to provide for payment of the incentive compensation all in cash. On January 6, 1999 the Company repurchased from the participants, at the original award value, the restricted shares awarded in 1998. For all other shares, the restrictions were removed effective January 6, 1999.

9.      INCOME TAXES

Income from continuing operations before income taxes and minority interest in the Consolidated Statement of Income consists of:

(IN THOUSANDS)                                  1999                 1998                 1997
---------------------------------------------------------------------------------------------------
      United States                        $  78,689            $ 121,091            $  93,386
      International                           68,741               58,684               78,225
---------------------------------------------------------------------------------------------------
                                           $ 147,430            $ 179,775            $ 171,611
===================================================================================================
Provision for income taxes:
      Currently payable:
           Federal                         $  22,474            $  37,297            $  21,627
           State                               1,743                2,835                4,309
           International                      25,203               23,468               30,538
---------------------------------------------------------------------------------------------------
                                              49,420               63,600               56,474

      Deferred federal and state               3,890                6,552                9,426
      Deferred international                  (1,711)              (2,791)                (687)
---------------------------------------------------------------------------------------------------
                                           $  51,599            $  67,361            $  65,213
===================================================================================================

Cash payments for income taxes were (in millions) $50.7, $38.8, and $167.0, for 1999, 1998, and 1997, respectively. Approximately $5.4 million of the taxes paid in 1998 and $100.0 million of the taxes paid in 1997 are related to the gain on the disposal of the defense business.

The following is a reconciliation of the normal expected statutory U.S. federal income tax rate to the effective rate as a percentage of Income from continuing operations before income taxes and minority interest as reported in the Consolidated Statement of Income:

                                                       1999                 1998                1997
-----------------------------------------------------------------------------------------------------
U.S. federal income tax rate                             35.0%            35.0%            35.0%
State income taxes, net of federal
      income tax benefit                                  1.6              1.6              2.1
Export sales corporation benefit                          (.5)             (.6)             (.4)
Losses for which no tax benefit
      was recorded                                         .3              1.3               .4
Difference in effective tax rates on
      international earnings and remittances             (1.9)            (1.3)             (.2)
Nondeductible acquisition costs                           2.1              2.0              1.8
Other, net                                               (1.6)             (.5)             (.7)
-----------------------------------------------------------------------------------------------------
Effective income tax rate                                35.0%            37.5%            38.0%
=====================================================================================================

The tax effects of the primary temporary differences giving rise to the Company's deferred tax assets and liabilities for the years ended December 31, 1999 and 1998 are:

(IN THOUSANDS)                                      1999                                 1998
-------------------------------------------------------------------------------------------------------------
DEFERRED INCOME TAXES                       ASSET            LIABILITY           Asset             Liability
-------------------------------------------------------------------------------------------------------------
Depreciation                             $     --            $36,580           $     --            $42,284
Expense accruals                           34,975                 --             43,015                 --
Inventories                                 5,294                 --              3,783                 --
Provision for receivables                   3,867                 --              2,986                 --
Postretirement benefits                     4,221                 --              3,235                 --
Deferred revenue                               --              4,196                 --              4,447
Unrelieved foreign tax losses               6,694                 --              3,729                 --
Unrelieved domestic tax losses              2,424                 --              3,079                 --
Pensions                                       --             22,923                 --             18,917
Other                                          --              1,913                 --              2,120
-------------------------------------------------------------------------------------------------------------
                                           57,475             65,612             59,827             67,768
Valuation allowance                        (4,045)                --             (6,293)                --
-------------------------------------------------------------------------------------------------------------
Total deferred income taxes              $ 53,430            $65,612           $ 53,534            $67,768
=============================================================================================================

At December 31, 1999 and 1998, Other current assets included deferred income tax benefits of $35.0 million and $37.2 million, respectively.

At December 31, 1999, certain of the Company's subsidiaries had total available net operating loss carryforwards ("NOLs") of approximately $27.8 million, of which approximately $17.9 million may be carried forward indefinitely and $9.9 million have varying expiration dates. Included in the total are $8.7 million of preacquisition NOLs.

During 1999 and 1998, $2.3 million and $4.4 million, respectively, of preacquisition NOLs were utilized by the Company, resulting in tax benefits of $0.8 million and $1.7 million, respectively.

The valuation allowance of $4.0 million and $6.3 million at December 31, 1999 and 1998, respectively, relates principally to cumulative unrelieved tax losses which are uncertain as to realizability. To the extent that the preacquisition NOLs are utilized in the future and the associated valuation allowance reduced, the tax benefit will be allocated to reduce the cost in excess of net assets of businesses acquired.

The change in the valuation allowances for 1999 and 1998 results primarily from the utilization of international tax loss carryforwards and the release of valuation allowances in certain international jurisdictions based on the Company's reevaluation of the realizability of future benefits. The release of valuation allowances in certain jurisdictions was allocated to reduce the cost in excess of net assets of businesses acquired by $0.3 million in 1999. There was no reduction in 1998.

10.   COMMITMENTS AND CONTINGENCIES

DISCONTINUED DEFENSE BUSINESS - CONTINGENCIES

FEDERAL EXCISE TAX AND OTHER MATTERS RELATED TO THE FIVE-TON TRUCK CONTRACT
In 1995, the Company, the United States Army ("Army"), and the United States Department of Justice concluded a settlement of Harsco's previously reported claims against the Army relating to Federal Excise Tax ("FET") arising under a completed 1986 contract for the sale of five-ton trucks to the Army. On September 27, 1995, the Army paid the Company $49 million in accordance with the settlement terms. The Company released the Army from any further liability for those claims, and the Department of Justice released the Company from a threatened action for damages and civil penalties based on an investigation conducted by the Department's Commercial Litigation Branch that had been pending for several years.

The settlement preserves the rights of the parties to assert claims and defenses under the Internal Revenue Code, and rights of the Army and the Company to claim certain amounts that may be owed by either party to reconcile possible underpayments or overpayments on the truck contract as part of the formal contract close-out process.

The settlement does not resolve the claim by the Internal Revenue Service ("IRS") that, contrary to the Company's position, certain cargo truck models sold by the Company should be considered to have gross vehicle weights in excess of the 33,000 pound threshold under FET law, are not entitled to an exemption from FET under any other theory, and therefore are taxable. In 1999, the IRS assessed an increase in FET of $30.4 million plus penalties of $9.3 million and applicable interest currently estimated to be $45.5 million. In October 1999, the Company posted an $80 million bond required as security by the IRS. This increase in FET takes into account offsetting credits of $9.2 million, based on a partial allowance of the Company's $31.9 million claim that certain truck components are exempt from FET. The IRS disallowed in full the Company's additional claim that it is entitled to the entire $52 million of FET (plus applicable interest currently estimated by the Company to be $41.7 million) the Company has paid on the five-ton trucks, on the grounds that such trucks qualify for the FET exemption applicable to certain vehicles specially designed for the primary function of off-highway transportation. In the event that the Company ultimately receives from the IRS a refund of tax (including applicable interest) with respect to which the Company has already received reimbursement from the Army, the refund would be allocated between the Company and the Army. The Company plans to vigorously contest the IRS assessment in the U.S. Court of Federal Claims. Although there is risk of an adverse outcome, both the Company and the Army believe that the cargo trucks are not taxable. No recognition has been given in the accompanying financial statements for the Company's claims with the IRS.

The settlement agreement with the Army preserves the Company's right to seek reimbursement of after-imposed tax from the Army in the event that the cargo trucks are determined to be taxable, but the agreement limits the reimbursement to a maximum of $21 million. Additionally, in an earlier contract modification, the Army accepted responsibility for $3.6 million of the potential tax, bringing its total potential responsibility up to $24.6 million.

Under the settlement, the Army agreed that if the cargo trucks are determined to be taxable, the 1993 decision of the Armed Services Board of Contract Appeals (which ruled that the Company is entitled to a price adjustment to the contract for reimbursement of FET paid on vehicles that were to be delivered after October 1, 1988) will apply to the question of the Company's right to reimbursement from the Army for after-imposed taxes on the cargo trucks. In the Company's view, application of the 1993 decision will favorably resolve the principal issues regarding any such future claim by the Company. Therefore, the Company believes that even if the cargo trucks are ultimately held to be taxable, the Army would be obligated to reimburse the Company for a majority of the tax, (but not interest or penalty, if any), resulting in a net maximum liability for the Company of $5.8 million plus penalties and applicable interest currently estimated to be $9.3 million and $45.5 million, respectively. The Company believes it is unlikely that resolution of this matter will have a material adverse effect on the Company's financial position, however, it could have a material effect on quarterly or annual results of operations.

OTHER DEFENSE BUSINESS LITIGATION
In 1992, the U.S. Government filed a counterclaim against the Company in a civil suit alleging violations of the False Claims Act and breach of a contract to supply M109A2 Self-Propelled Howitzers. In May 1999, the Company and the U.S. Government settled. Under the settlement agreement, Harsco paid the U.S. Government $11 million and both parties released all claims in the case. The settlement payment was charged against an existing reserve in the second quarter of 1999.

In 1992, the United States Government through its Defense Contract Audit Agency commenced an audit of certain contracts for sale of tracked vehicles by the Company to foreign governments, which were financed by the United States Government through the Defense Security Assistance Agency. In September 1994, the Company received a subpoena issued by the Department of Defense Inspector General seeking various documents relating to issues raised in the audit.

The Government subsequently subpoenaed a number of former employees of the Company's divested defense business to testify before a grand jury and issued grand jury subpoenas to the Company for additional documents. On December 22, 1999, the Company announced that it reached agreement with the U.S. Government on behalf of its former BMY Combat Systems Division to settle the matter. Under the agreement, BMY Combat Systems pled guilty to a one-count misdemeanor relating to submitting advance payment certifications which resulted in BMY receiving a portion of the payments for the contract prematurely. Harsco will pay the Government a $200,000 fine plus $10.8 million in damages for a total of $11 million.

The settlement, which is subject to acceptance by the U.S. District Court, ends the Government's investigation and releases Harsco and BMY from further liability for the issues under investigation. Harsco will charge the payment against an existing reserve, resulting in no charge to the Company's earnings. Based on the terms of the settlement, the Company expects to pay the $11 million in the second quarter of 2000, following the Court's entry of judgment.

CONTINUING OPERATIONS - CONTINGENCIES

ENVIRONMENTAL
The Company is involved in a number of environmental remediation investigations and clean-ups and, along with other companies, has been identified as a "potentially responsible party" for certain waste disposal sites. While each of these matters is subject to various uncertainties, it is probable that the Company will agree to make payments toward funding certain of these activities and it is possible that some of these matters will be decided unfavorably to the Company. The Company has evaluated its potential liability, and its financial exposure is dependent upon such factors as the continuing evolution of environmental laws and regulatory requirements, the availability and application of technology, the allocation of cost among potentially responsible parties, the years of remedial activity required and the remediation methods selected. The Consolidated Balance Sheet at December 31, 1999, and 1998 includes an accrual of $3.0 million and $4.9 million, respectively, for environmental matters. The amounts affecting pre-tax earnings related to environmental matters totaled $0.7 million of income for the year 1999, $0.8 million of expense for the year 1998 and $1.7 million of expense for the year 1997.

The liability for future remediation costs is evaluated on a quarterly basis. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given inherent uncertainties in evaluating environmental exposures. The Company does not expect that any sum it may have to pay in connection with environmental matters in excess of the amounts recorded or disclosed above would have a material adverse effect on its financial position or results of operations.

OTHER
The Company is subject to various other claims, legal proceedings, and investigations covering a wide range of matters that arose in the ordinary course of business. In the opinion of management, all such matters are adequately covered by insurance or by accruals, and if not so covered, are without merit or are of such kind, or involve such amounts, that would not have a material adverse effect on the financial position or results of operations of the Company.


11.        CAPITAL STOCK

The authorized capital stock consists of 150,000,000 shares of common stock and 4,000,000 shares of preferred stock, both having a par value of $1.25 per share. The preferred stock is issuable in series with terms as fixed by the Board of Directors. None of the preferred stock has been issued. On June 24, 1997, the Company adopted a revised Shareholder Rights Plan to replace the Company's 1987 Plan which expired on September 28, 1997. Under the new Plan, the Board declared a dividend to shareholders of record on September 28, 1997, of one right for each share of common stock. The rights may only be exercised if, among other things, a person or group has acquired 15% or more, or intends to commence a tender offer for 20% or more, of the Company's common stock. Each right entitles the holder to purchase 1/100th share of a new Harsco Junior Participating Cumulative Preferred Stock at an exercise price of $150. Once the rights become exercisable, if any person acquires 20% or more of the Company's common stock, the holder of a right will be entitled to receive common stock calculated to have a value of two times the exercise price of the right. The rights, which expire on September 28, 2007, do not have voting power, and may be redeemed by the Company at a price of $.05 per right at any time until the 10th business day following public announcement that a person or group has accumulated 15% or more of the Company's common stock. At December 31, 1999, 750,000 shares of $1.25 par value preferred stock were reserved for issuance upon exercise of the rights.

In November 1998, the Board of Directors authorized the purchase, over a one-year period, of 2,000,000 shares of the Company's common stock. The Company purchased 877,500 shares of this authorization in 1998. The Board of Directors subsequently increased the authorization by 2,000,000 shares in January 1999. Through December 31, 1999, 3,143,646 shares of common stock were purchased under these authorizations. This leaves 856,354 shares remaining under the authorization. In January 2000, the Board of Directors extended the share purchase authorization through January 25, 2001.

In 1999, additional share repurchases of 58,155, net of issues, were made principally as part of the 1995 Executive Compensation Plan.

                                         COMMON STOCK SUMMARY
--------------------------------------------------------------------------------
                               SHARES             TREASURY             SHARES
BALANCES                      ISSUED               SHARES            OUTSTANDING
--------------------------------------------------------------------------------
December 31, 1996           65,458,202           15,855,850           49,602,352
December 31, 1997           65,854,087           18,877,957           46,976,130
December 31, 1998           66,075,380           23,825,458           42,249,922
DECEMBER 31, 1999           66,221,544           26,149,759           40,071,785
--------------------------------------------------------------------------------

The following is a reconciliation of the average shares of common stock used to compute basic earnings per common share to the shares used to compute diluted earnings per common share as shown on the Consolidated Statement of Income:

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                               1999                  1998                  1997
----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                    $    90,713           $   107,513           $   100,400
============================================================================================================================
Average shares of common stock outstanding used to
    compute basic earnings per common share                           40,882,153            45,568,256            48,754,212
Additional common shares to be issued assuming exercise
    of stock options, net of shares assumed reacquired                   134,914               342,275               437,660
----------------------------------------------------------------------------------------------------------------------------
Shares used to compute dilutive effect of stock options               41,017,067            45,910,531            49,191,872
============================================================================================================================
Basic earnings per common share from continuing operations           $      2.22           $      2.36           $      2.06
============================================================================================================================
Diluted earnings per common share from continuing
    operations                                                       $      2.21           $      2.34           $      2.04
============================================================================================================================

12.     STOCK-BASED COMPENSATION

The Company's net income and net income per common share would have been reduced to the pro forma amounts indicated below if compensation cost for the Company's stock option plan had been determined based on the fair value at the grant date for awards in accordance with the provisions of SFAS No. 123.

(IN THOUSANDS, EXCEPT PER SHARE)                                      1999                      1998                       1997
----------------------------------------------------------------------------------------------------------------------------------
Net income:
        As reported                                                 $90,713                  $107,513                   $278,832
        Pro forma                                                    89,113                   105,736                    277,101
Basic earnings per share:
        As reported                                                    2.22                      2.36                       5.72
        Pro forma                                                      2.18                      2.32                       5.68
Diluted earnings per share:
        As reported                                                    2.21                      2.34                       5.67
        Pro forma                                                      2.17                      2.30                       5.63
--------------------------------------------------------------------------------------------------------------------------------

The fair value of the options granted during 1999, 1998, and 1997 is estimated on the date of grant using the binomial option pricing model. The weighted-average assumptions used and the estimated fair value are as follows:

                                                                        1999                      1998                       1997
----------------------------------------------------------------------------------------------------------------------------------
Expected term                                                          4 YEARS                  4 YEARS                    4 YEARS
Expected stock volatility                                                25.0%                    16.0%                      16.0%
Risk free interest rate                                                  4.65%                    5.65%                      6.46%
Dividend                                                                $ .91                    $ .88                      $ .80
Rate of dividend increase                                                   5%                       5%                         5%
Fair value                                                              $5.18                    $6.68                      $6.55
----------------------------------------------------------------------------------------------------------------------------------

The Company has granted stock options to officers, certain key employees, and directors for the purchase of its common stock under two shareholder approved plans. The 1995 Executive Incentive Compensation Plan authorizes the issuance of up to 4,000,000 shares of the Company's common stock for use in paying incentive compensation awards in the form of restricted stock and stock options. The 1995 Non-Employee Directors' Stock Plan authorizes the issuance of up to 300,000 shares of the Company's common stock for stock option awards. Options are granted at fair market value at date of grant and become exercisable commencing one year later. The options expire ten years from the date of grant. Upon shareholder approval of these two plans in 1995, the Company terminated the use of the 1986 stock option plan for granting of stock option awards. At December 31, 1999, there were 2,729,158 and 220,000 shares available for granting stock options under the 1995 Executive Incentive Compensation Plan and the 1995 Non-Employee Directors' Stock Plan, respectively.

Changes during 1999, 1998, and 1997 in options outstanding were:


                                                       SHARES UNDER                     WEIGHTED AVERAGE
                                                          OPTION                         EXERCISE PRICE
                                                          ------                         --------------
Outstanding, January 1, 1997                             1,202,026                          $22.24
Granted                                                    294,600                           34.41
Exercised                                                 (395,885)                          20.81
Terminated and expired                                     (15,280)                          22.90
                                                         ---------                          ------
Outstanding, December 31, 1997                           1,085,461                           26.06
Granted                                                    275,100                           38.30
Exercised                                                 (221,293)                          24.93
Terminated and expired                                     (16,500)                          35.73
                                                         ---------                          ------
Outstanding, December 31, 1998                           1,122,768                           29.14
Granted                                                    428,400                           26.92
Exercised                                                 (146,164)                          19.06
Terminated and expired                                     (68,400)                          31.36
                                                         ---------                          ------
OUTSTANDING, DECEMBER 31, 1999                           1,336,604                          $28.97
                                                         =========                          ======

Options to purchase 932,704 shares, 857,168 shares and 793,061 shares were exercisable at December 31, 1999, 1998, and 1997, respectively. The following table summarizes information concerning outstanding and exercisable options at December 31, 1999.

                                                   OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE
                           ------------------------------------------------------------          ---------------------------------
                                                    REMAINING
        RANGE OF             NUMBER             CONTRACTUAL LIFE       WEIGHTED AVERAGE            NUMBER         WEIGHTED AVERAGE
   EXERCISABLE PRICES      OUTSTANDING              IN YEARS            EXERCISE PRICE           EXERCISABLE       EXERCISE PRICE
   ------------------      -----------              --------            --------------           -----------       --------------
   $11.81 -  $17.63            34,778                 1.8                   $15.39                  34,778            $15.39
    20.69 -   29.47           793,726                 7.0                    25.61                 407,826             24.62
    32.81 -   46.16           508,100                 7.6                    36.31                 490,100             36.44
    -----     -----         ---------                 ---                    -----                 -------             -----
                            1,336,604                                                              932,704
                            =========                                                              =======

During 1999, 1998, and 1997, the Company had non-cash transactions related to stock option exercises of $0.5 million, $1.6 million, and $2.3 million, respectively, whereby old shares were exchanged for new shares.

As of January 1, 1999, the restricted stock portion of the 1995 Executive Incentive Compensation Plan was discontinued.

The following table summarizes the restricted stock activity for 1998 and 1997:

                                                               1998                    1997
                                                               ----                    ----
Restricted shares awarded                                     40,702                  57,622
Restricted shares forfeited                                      378                     135
Weighted average market value of stock on grant date          $43.22                  $36.69


During 1998 and 1997, the Company recorded $.1 million and $1.9 million respectively, in compensation expense related to restricted stock.


13.     FINANCIAL INSTRUMENTS

OFF-BALANCE SHEET RISK
As collateral for performance and to ceding insurers, the Company is contingently liable under standby letters of credit and bonds in the amount of $165.9 million and $38.7 million at December 31, 1999 and 1998, respectively. These standby letters of credit and bonds are generally in force for up to four years. Certain issues have no scheduled expiration date. The Company pays fees to various banks and insurance companies that range from 0.08 to 1.9 percent per annum of their face value. If the Company were required to obtain replacement standby letters of credit and bonds as of December 31, 1999 for those currently outstanding, it is the Company's opinion that the replacement costs would not vary significantly from the present fee structure.

At December 31, 1999 and 1998, the Company had $19.2 million and $18.3 million, respectively, of forward foreign currency exchange contracts outstanding. These contracts are part of a worldwide program to minimize foreign currency exchange operating income and balance sheet exposure. The unsecured contracts mature within 12 months and are with major financial institutions. The Company is exposed to credit loss in the event of non-performance by the other parties to the contracts. The Company evaluates the credit worthiness of the counterparties' financial condition and does not expect default by the counterparties.

FOREIGN EXCHANGE RISK MANAGEMENT
The Company generally has currency exposures in thirty-two countries. The Company's primary foreign currency exposures are in United Kingdom, France, Canada, South Africa, Brazil, Germany, Australia, and Mexico.

Forward foreign currency exchange contracts are used to hedge commitments, such as foreign currency debt, firm purchase commitments, and foreign currency cash flows for certain export sales transactions.

The following tables summarize by major currency the contractual amounts of the Company's forward exchange contracts in U.S. dollars as of December 31, 1999 and 1998. The "Buy" amounts represent the U.S. dollar equivalent of commitments to purchase foreign currencies, and the "Sell" amounts represent the U.S. dollar equivalent of commitments to sell foreign currencies.

(IN THOUSANDS)                                      AS OF DECEMBER 31, 1999
--------------------------------------------------------------------------------------------------------------------------------
                                                U.S. DOLLAR                                  RECOGNIZED         UNREALIZED
                                   TYPE         EQUIVALENT              MATURITY             GAIN (LOSS)        GAIN (LOSS)
--------------------------------------------------------------------------------------------------------------------------------
FORWARD EXCHANGE
CONTRACTS:

EUROS                               BUY           $17,339           JANUARY 18, 2000             $(661)           $   --
BRITISH POUNDS                      BUY             1,506            VARIOUS IN 2000                79                --
FRENCH FRANCS                       BUY               229            VARIOUS IN 2000                --               (13)
BRITISH POUNDS                      BUY                93            VARIOUS IN 2000                                  (2)
--------------------------------------------------------------------------------------------------------------------------------
                                                  $19,167                                        $(582)             $(15)
================================================================================================================================

At December 31, 1999, the Company had entered into forward exchange contracts in euros and British pounds, which were used to hedge certain future payments between the Company and its various subsidiaries. These forward contracts do not qualify as hedges for financial reporting purposes. At December 31, 1999, the Company had recorded net losses of $0.6 million on these contracts. These losses were generally offset by gains on the hedged items. In January 2000, the euro contract was extended to March 18, 2000. The Company also had forward exchange contracts in French francs and British pounds, which were used to hedge equipment purchases. Since these contracts hedge identifiable foreign currency firm commitments, the losses were deferred and will be accounted for as part of the underlying transactions.

(IN THOUSANDS)                                    AS OF DECEMBER 31, 1998
--------------------------------------------------------------------------------------------------------------------------------
                                                    U.S. DOLLAR                                RECOGNIZED         UNREALIZED
                                   TYPE             EQUIVALENT          MATURITY               GAIN (LOSS)        GAIN (LOSS)
--------------------------------------------------------------------------------------------------------------------------------
Forward exchange
contracts:

Belgian francs                     Sell             $     806        Various in 1999             $    9                --
British pounds                     Sell                 1,466        Various in 1999                 12                --
French francs                      Sell                15,798        Various in 1999                 46                --
Norwegian kronor                   Sell                   199        Various in 1999                  2                --
--------------------------------------------------------------------------------------------------------------------------------
                                                      $18,269                                     $  69                --
================================================================================================================================

At December 31, 1998, the Company had entered into forward exchange contracts in Belgian francs, British pounds, French francs, and Norwegian kronor, which were used to hedge certain future payments between the Company and its various subsidiaries. These forward contracts did not qualify as hedges for financial reporting purposes. At December 31, 1998, the Company had recorded net gains of $0.1 million on these contracts.

CONCENTRATIONS OF CREDIT RISK
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, investments, and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions and, by policy, limits the amount of credit exposure to any one institution. Concentrations of credit risk with respect to accounts receivable are limited due to the Company's large number of customers and their dispersion across different industries and geographies. The Company generally does not require collateral or other security to support customer receivables.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The major methods and assumptions used in estimating the fair values of financial instruments are:

        CASH AND CASH EQUIVALENTS
        The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

        LONG-TERM DEBT
        The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

        FOREIGN CURRENCY EXCHANGE CONTRACTS
        The fair value of foreign currency exchange contracts are estimated by obtaining quotes from brokers.

The carrying amounts and estimated fair values of the Company's financial instruments as of December 31, 1999 and 1998 are:

(IN THOUSANDS)                                         1999                                1998
-----------------------------------------------------------------------------------------------------------------
                                            CARRYING            FAIR            CARRYING            FAIR
                                             AMOUNT             VALUE            AMOUNT             VALUE
-----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                  $ 51,266          $ 51,266          $ 41,562          $ 41,562
Long-term debt                              423,097           416,925           316,972           317,530
Foreign currency exchange contracts          19,167            18,571            18,269            18,336
-----------------------------------------------------------------------------------------------------------------

14.     INFORMATION BY SEGMENT AND GEOGRAPHIC AREA

The Company reports information about its operating segments according to the "management approach". The management approach is based on the way management organizes the segments within the enterprise for making operating decisions and assessing performance.

The Company's reportable segments are identified based upon differences in products, services, and markets served. The Company's business units are aggregated into three reportable segments. The three reportable segments and the type of products and services offered include:

HARSCO MILL SERVICES
This segment provides metal reclamation and other mill services, principally for the global steel industry. Mill services include slag processing, marketing, and disposal; slab management systems; materials handling and scrap management programs; in-plant transportation; and a variety of environmental services. Similar services are provided to non-ferrous metallurgical industries, such as aluminum, nickel, and copper. Also, slag recovery services are provided to electric utilities from which granules for asphalt roofing shingles and slag abrasives for industrial surface preparation are derived.

HARSCO GAS AND FLUID CONTROL
Major products and services are gas containment cylinders and tanks, including cryogenic equipment; valves, regulators, and gauges, including scuba and life support equipment; industrial pipe fittings; and air-cooled heat exchangers.

Major customers include various industrial markets; hardware, plumbing, and petrochemical sectors; natural gas and process industries; propane, compressed gas, life support, scuba, and refrigerant gas industries; gas equipment companies; welding distributors; medical laboratories; beverage carbonation users; and the animal husbandry industry.

HARSCO INFRASTRUCTURE
Major products and services include railway maintenance-of-way equipment and services; scaffolding, shoring, and concrete forming products and erection and dismantling services; bridge decking and industrial grating; process equipment, including industrial blenders, dryers, mixers, water heaters, boilers, and heat transfer equipment.

Products and services are provided to private and government-owned railroads worldwide; urban mass transit operators; public utilities; industrial plants; the oil, chemical, petrochemical, and process industries; bridge repair companies; commercial and industrial construction firms; and infrastructure repair and maintenance markets. Other customers include the chemical, food processing, and pharmaceutical industries; and institutional building and retrofit markets.

OTHER INFORMATION
The measurement basis of segment profit or loss is income after taxes from continuing operations. Interest income is recorded by each segment as incurred. Interest expense is allocated to the segments based on actual interest expense incurred by international operations and based on internal borrowings at an estimated weighted average interest rate for domestic operations. Income taxes are allocated to the segments based on actual income tax expense incurred, or where aggregated for tax purposes, based on the effective income tax rates for the countries in which they operate. The operations of the Company in any one country, except the United States, do not account for more than 10% of sales and no single customer represented 10% or more of the Company's sales, during 1999, 1998, and 1997. There are no significant intersegment sales.

Corporate assets include principally cash, investments, prepaid pension costs, and United States deferred taxes. Assets in the United Kingdom represent 12% of total segment assets as of December 31, 1999 and 1998 and are disclosed separately in the geographic area information.

SEGMENT INFORMATION (1)(2)

SEGMENTS                                        NET SALES TO UNAFFILIATED CUSTOMERS          INCOME FROM CONTINUING OPERATIONS
------------------------------------------------------------------------------------------------------------------------------
(IN MILLIONS)                                       1999         1998        1997             1999          1998        1997
------------------------------------------------------------------------------------------------------------------------------
Harsco Mill Services (3)(4)                     $  729.6     $  751.9     $  672.7            $45.1        $43.3        $50.3

Harsco Gas and Fluid Control                       560.9        588.7        558.3             27.0         40.9         29.5

Harsco Infrastructure (5)                          426.2        392.9        396.5             22.5         18.6         15.5
------------------------------------------------------------------------------------------------------------------------------
Segment totals                                  $1,716.7     $1,733.5     $1,627.5             94.6        102.8         95.3
------------------------------------------------------------------------------------------------------------------------------
General corporate income (expense)                                                             (3.9)         4.7          5.1
------------------------------------------------------------------------------------------------------------------------------
      Income from continuing operations                                                       $90.7       $107.5       $100.4
==============================================================================================================================

SEGMENTS                                 ASSETS                   DEPRECIATION AND AMORTIZATION            CAPITAL EXPENDITURES
------------------------------------------------------------------------------------------------------------------------------------
(IN MILLIONS)                 1999        1998         1997        1999        1998       1997        1999         1998        1997
------------------------------------------------------------------------------------------------------------------------------------
Harsco Mill Services(4)    $  934.6     $  922.7    $  715.3     $ 99.5      $ 98.2      $ 87.2      $ 134.9      $102.7      $ 94.8
Harsco Gas and
   Fluid Control              347.9       380.9        249.3       18.1        16.1        11.4        21.4         30.6        19.8

Harsco Infrastructure(5)      325.7       241.1        222.6       17.0        15.9        16.7        17.9         26.1        27.3
------------------------------------------------------------------------------------------------------------------------------------
Segment totals              1,608.2     1,544.7      1,187.2      134.6       130.2       115.3       174.2        159.4       141.9

Corporate                      51.6        78.9        290.0        1.3         1.2         1.2         1.0           .4         1.5
------------------------------------------------------------------------------------------------------------------------------------
      Total                $1,659.8    $1,623.6     $1,477.2     $135.9     $ 131.4      $116.5      $175.2       $159.8      $143.4
====================================================================================================================================

(1) The 1997 segment information has been restated in accordance with the Financial Accounting Standards Board SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information."

(2) Segment information reflects the first quarter 1999 reorganization of the Patterson-Kelley division. Segment information for 1998 and 1997 has been restated to reflect this change. The reorganization resulted in the realignment of the heat transfer and industrial blending equipment product lines from the Harsco Gas and Fluid Control Segment to the Harsco Infrastructure Segment. Sales of these product lines were $26.9 million, $29.2 million, and $28.2 million for the years 1999, 1998, and 1997, respectively.

(3) For the years ended December 31, 1999, 1998, and 1997 the Harsco Mill Services Segment included equity in income of unconsolidated entities of $3.0 million, $1.4 million, and $1.0 million, respectively.

(4) A non-cash amount of $26.6 million of loan notes was issued for the Faber Prest acquisition related to the Harsco Mill Services Segment in 1998.

(5) The Pandrol Jackson railway maintenance-of-way business was acquired in October 1999 and is included as part of the Harsco Infrastructure Segment. Pandrol Jackson sales were $12.4 million in 1999, and assets were $69.2 million as of December 31, 1999.

RECONCILIATION OF REPORTED INCOME BEFORE INTEREST, INCOME TAXES, AND MINORITY INTEREST TO SEGMENT INCOME

                                                                    HARSCO
                                                         HARSCO     GAS AND    HARSCO
                                                          MILL       FLUID     INFRA-       GENERAL      CONSOLIDATED
(IN MILLIONS)                                           SERVICES    CONTROL   STRUCTURE    CORPORATE        TOTAL
---------------------------------------------------------------------------------------------------------------------
1999(1)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
   INTEREST, INCOME TAXES, AND MINORITY INTEREST         $81.2      $ 47.5     $ 41.2       $(0.2)         $169.7

INTEREST INCOME                                            4.3         0.1        0.2         0.1             4.7
INTEREST EXPENSE                                         (10.8)       (4.8)      (6.3)       (5.1)          (27.0)
INCOME TAX (EXPENSE) BENEFIT                             (24.4)      (15.9)     (12.6)        1.3           (51.6)
MINORITY INTEREST IN NET (INCOME) LOSS                    (5.2)        0.1        --           --            (5.1)
---------------------------------------------------------------------------------------------------------------------
SEGMENT INCOME (LOSS) FROM CONTINUING OPERATIONS         $45.1      $ 27.0     $ 22.5       $(3.9)         $ 90.7
=====================================================================================================================

                                                                    HARSCO
                                                         HARSCO     GAS AND    HARSCO
                                                          MILL       FLUID     INFRA-       GENERAL      CONSOLIDATED
(IN MILLIONS)                                           SERVICES    CONTROL   STRUCTURE    CORPORATE        TOTAL
---------------------------------------------------------------------------------------------------------------------
1998(2)
Income from continuing operations before interest,
   income taxes, and minority interest                  $ 84.3      $ 72.3      $32.9       $ 2.4          $191.9

Interest income                                            4.8         0.2        0.4         3.0             8.4
Interest expense                                         (11.0)       (4.1)      (5.4)         --           (20.5)
Income tax expense                                       (29.9)      (27.5)      (9.3)       (0.7)          (67.4)
Minority interest in net income                           (4.9)         --         --          --            (4.9)
---------------------------------------------------------------------------------------------------------------------
Segment income from continuing operations               $ 43.3      $ 40.9      $18.6       $ 4.7          $107.5
=====================================================================================================================

                                                                    HARSCO
                                                         HARSCO     GAS AND     HARSCO
                                                          MILL       FLUID      INFRA-      GENERAL     CONSOLIDATED
(IN MILLIONS)                                          SERVICES    CONTROL    STRUCTURE   CORPORATE       TOTAL
---------------------------------------------------------------------------------------------------------------------
1997(3)
Income (loss) from continuing operations before
   interest, income taxes, and minority interest        $ 99.1       $51.3      $29.7       $(0.2)         $179.9

Interest income                                            2.0         0.1        0.2         6.1             8.4
Interest expense                                          (6.6)       (3.1)      (5.9)       (1.1)          (16.7)
Income tax (expense) benefit                             (38.5)      (18.5)      (8.5)        0.3           (65.2)
Minority interest in net income                           (5.7)       (0.3)                                  (6.0)
--------------------------------------------------------------------------------------------------------------------
Segment income from continuing operations               $ 50.3       $29.5      $15.5       $ 5.1          $100.4
=====================================================================================================================

(1) For 1999, segment income includes pre-tax special charges of $3.4 million and $2.5 million for the Harsco Mill Services Segment and Harsco Gas and Fluid Control Segment, respectively.

(2) For 1998, segment income includes pre-tax special charges (gains) of $15.6 million, ($18.2) million, and $4.8 million for the Harsco Mill Services Segment, Harsco Gas and Fluid Control Segment and the Harsco Infrastructure Segment, respectively.

(3) For 1997, segment income includes pre-tax special charges (gains) of $0.4 million, $1.8 million, and ($0.3) million for the Harsco Mill Services Segment, Harsco Gas and Fluid Control Segment and the Harsco Infrastructure Segment, respectively.

See Note 15 for further information on special charges and (gains).

INFORMATION BY GEOGRAPHIC AREA (4)


GEOGRAPHIC AREA             NET SALES TO UNAFFILIATED CUSTOMERS                          SEGMENT ASSETS
--------------------------------------------------------------------------------------------------------------------
(IN MILLIONS)                 1999         1998          1997                     1999        1998         1997
--------------------------------------------------------------------------------------------------------------------
United States               $1,095.3     $1,085.6     $1,044.8                 $  797.1     $  721.2     $  569.4

United Kingdom                 155.5        126.4         61.1                    186.2        180.7         51.4

All Other                      465.9        521.5        521.6                    624.9        642.8        566.4
--------------------------------------------------------------------------------------------------------------------
      Segment Totals        $1,716.7     $1,733.5     $1,627.5                 $1,608.2     $1,544.7     $1,187.2
=====================================================================================================================

(4) Revenues are attributed to individual countries based on the location of the facility generating the revenue.


15.     OTHER (INCOME) AND EXPENSES AND SPECIAL CHARGES AND (GAINS)

In the years 1999, 1998, and 1997, the Company recorded Other (income) and expenses of $6.0 million, $(4.3) million, and $2.6 million, respectively:

                                                             OTHER (INCOME) AND EXPENSES
------------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS)                                               1999                       1998                        1997
------------------------------------------------------------------------------------------------------------------------------
Net gains                                                  $ (560)                   $(29,107)                    $(1,620)

Impaired asset write-downs                                  2,878                      14,410                       1,592

Employee termination benefit costs                          2,889                       6,543                        (810)

Costs to exit activities                                      502                       2,792                       3,313

Other                                                         310                       1,098                         103
------------------------------------------------------------------------------------------------------------------------------

Total                                                      $6,019                     $(4,264)                    $ 2,578
==============================================================================================================================

Additionally, in 1998 the Company recorded $6.5 million of other special charges, of which $2.2 million is included in cost of products sold, $3.5 million in cost of services sold, and $.8 million in general and administrative expenses. For 1998, this resulted in net special charges of $2.2 million which includes Other (income) and expenses. The 1998 amounts were incurred principally in the fourth quarter in which results included $29.6 million of gains and other credits offset by $29.5 million of special charges. Other (income) and expenses and special charges and gains consist principally of gains on the sale of businesses, impaired asset write-downs, employee termination benefit costs, costs to exit activities, and other reorganization-related costs. Pre-tax amounts by operating segment include:

                                                 SPECIAL CHARGES AND (GAINS)
------------------------------------------------------------------------------------------
(IN THOUSANDS)                       1999                  1998                 1997
------------------------------------------------------------------------------------------
Harsco Mill Services               $3,350               $ 15,618               $  441

Harsco Gas and Fluid Control        2,452                (18,232)               1,766

Harsco Infrastructure                 (10)                 4,826                 (348)

Corporate                             227                    (11)                 719
------------------------------------------------------------------------------------------
Total                              $6,019               $  2,201               $2,578
==========================================================================================

NET GAINS
Net gains for 1998 consist principally of a pre-tax net gain of $27 million recorded on the October 1998 sale of the Nutter Engineering unit of the Harsco Gas and Fluid Control Segment. Such gains are reflected as adjustments to reconcile net income to net cash provided by operating activities in the Consolidated Statement of Cash Flows. Total proceeds associated with 1998 special gains were $42.9 million and are included in proceeds from the sale of businesses and property, plant and equipment in the investing activities section of the Consolidated Statement of Cash Flows. Other related information concerning dispositions is discussed in Note 3.

IMPAIRED ASSET WRITE-DOWNS
Impaired asset write-downs for 1999 include a $1.9 million pre-tax, non-cash, write-down of the Company's investment in Bio-Oxidation Services Inc. which is included in the Harsco Gas and Fluid Control Segment. The Company's investment in Bio-Oxidation Services Inc. is being held for disposal. The write-down amount was measured on the basis of the lower of carrying amount or fair value less cost to sell. Fair value was determined using available information based upon the estimated amount at which the assets could be sold in a current transaction between willing parties. The investment carrying value as of December 31, 1999 was $6.6 million. For the year ended December 31, 1999, Bio-Oxidation Services Inc. recorded a pre-tax loss of $2.3 million which includes the asset write-down of $1.9 million. The Company estimates that the disposal will occur during 2000.

Impaired asset write-downs for 1998 include a $6.1 million pre-tax, non-cash, write-down of the Company's investment in Bio-Oxidation Services Inc. The investment carrying value as of December 31, 1998 was $7.6 million. For the year ended December 31, 1998 Bio-Oxidation Services Inc. recorded a pre-tax loss of $9.8 million which includes the asset write-down of $6.1 million.

Impaired asset write-downs for 1998 also include a $6.1 million pre-tax, non-cash, write-down of assets, principally property, plant and equipment in the Harsco Mill Services Segment. The write-down became necessary as a result of significant adverse changes in the international economic environment and the steel industry. Impairment loss was measured as the amount by which the carrying amount of assets exceeded their estimated fair value. Fair value was estimated based upon the expected future realizable net cash flows. In September 1999, assets associated with a substantial portion of this provision were sold in conjunction with the termination settlement of a contract in Russia.

Non-cash impaired asset write-downs are included in Other (income) and expenses in the Consolidated Statement of Cash Flows as adjustments to reconcile net income to net cash provided by operating activities.

EMPLOYEE TERMINATION BENEFIT COSTS
Employee termination benefit costs consist principally of severance arrangements to employees terminated as a result of management reorganization actions. Under these reorganization actions, the Company's management has established and approved specific plans of termination. Details of the termination benefit plans have been communicated to the affected employees prior to recognition of related provisions. Non-cash charges for employee termination benefit costs are included as adjustments to reconcile net income to net cash provided by operating activities in the Consolidated Statement of Cash Flows.

During 1999, $2.9 million of reorganization expense related to employee termination benefits was incurred, principally in the Harsco Mill Services Segment, primarily in France and the United Kingdom. In 1999, 220 employees were included in employee termination arrangements initiated by the Company and approximately $1.8 million of cash payments were made under such arrangements. The payments are reflected as uses of operating cash in the Consolidated Statement of Cash Flows.

During 1998, $6.5 million of reorganization expense related to employee termination benefits was incurred, principally in the Harsco Mill Services Segment primarily in South Africa, United States, France, and Germany. In 1998, approximately 670 employees were included in employee termination arrangements initiated by the Company and approximately $2.4 million of cash payments were made under such arrangements. An additional $3.3 million was disbursed in 1999 for the 1998 reorganization actions.

EMPLOYEE TERMINATION BENEFIT COSTS AND PAYMENTS

                                                                                 (IN MILLIONS)
                                                                              SUMMARY OF ACTIVITY
                                                                              -------------------
Original reorganization action period                                       1999              1998
Employee termination benefits expense                                       $2.9              $6.5
                                                                            ----              ----
Payments:
        Disbursed in 1998                                                     --              (2.4)
        Disbursed in 1999 (1)                                               (1.8)             (3.3)
                                                                            ----              ----
               Total payments                                               (1.8)             (5.7)

        Other                                                                 --              (0.4)
                                                                            ----              ----
               Remaining payments as of
               December 31, 1999 (2)                                        $1.1              $0.4
                                                                            ====              ====

(1)- Disbursements in 1999 are categorized according to the original reorganization action period to which they relate (1999 or 1998). Cash severance payments in 1999 occurred principally in the Harsco Mill Services Segment in South Africa principally for 1998 reorganization actions.

(2)- Remaining payments are categorized according to the original reorganization action period to which they relate (1999 or 1998).


EMPLOYEE TERMINATIONS - NUMBER OF EMPLOYEES

                                                                              SUMMARY OF ACTIVITY
                                                                              -------------------
Original reorganization action period                                       1999              1998

Employees affected by new reorganization actions                             220               670
                                                                            ----              ----
Employee terminations:
        Terminated in 1998                                                    --              (349)
        Terminated in 1999                                                  (172)             (352)
                                                                            ----              ----
               Total terminations                                           (172)             (701)

        Other                                                                 (9)               35
                                                                            ----              -----
               Remaining terminations as of
               December 31, 1999                                              39                 4
                                                                            ====              ====

COSTS TO EXIT ACTIVITIES
Costs to exit activities consist of incremental direct costs of reorganization actions and lease run-out costs. Such costs are recorded when a specific exit plan is approved by management. Relocation expenses, such as employee moving costs, are classified as exit costs and are expensed as incurred. Other costs classified in this category are generally expensed as incurred.

During 1998, $1.0 million and $0.8 million of exit costs, principally relocation expenses, were included in the Harsco Mill Services and Harsco Infrastructure Segments, respectively.

During 1997, $1.5 million of exit costs were included in the Harsco Mill Services Segment. These costs resulted principally from the expiration or termination of contracts at certain mill sites, as well as facility relocation costs.

                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (Unaudited)



                                                               Three Months Ended                 Six Months Ended
                                                                     June 30                          June 30
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                       2000            1999           2000               1999
----------------------------------------------------------------------------------------------------------------------------
REVENUES:
    Service sales                                            $255,854        $217,776       $486,713           $417,997
    Product sales                                             201,184         212,902        419,460            417,312
    Other                                                         236             147            439                258
----------------------------------------------------------------------------------------------------------------------------
       TOTAL REVENUES                                         457,274         430,825        906,612            835,567
----------------------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES:
    Cost of services sold                                     189,979         167,947        368,683            323,242
    Cost of products sold                                     157,571         165,226        333,367            328,691
    Selling, general, and administrative expenses              56,265          51,022        110,059            103,817
    Research and development expenses                           1,441           1,478          3,088              3,128
    Other expense (income)                                       (650)          1,309           (276)             2,721
----------------------------------------------------------------------------------------------------------------------------
       TOTAL COSTS AND EXPENSES                               404,606         386,982        814,921            761,599
----------------------------------------------------------------------------------------------------------------------------

       OPERATING INCOME                                        52,668          43,843         91,691             73,968

Equity in income (loss) of affiliates, net (1)                   (588)            610           (438)               960
Interest income                                                 1,262           1,147          2,450              2,236
Interest expense                                               (8,727)         (6,865)       (16,217)           (13,078)
----------------------------------------------------------------------------------------------------------------------------

       INCOME BEFORE INCOME TAXES AND MINORITY INTEREST        44,615          38,735         77,486             64,086

Provision for income taxes                                     15,615          13,818         27,120             23,071
----------------------------------------------------------------------------------------------------------------------------

       INCOME BEFORE MINORITY INTEREST                         29,000          24,917         50,366             41,015

Minority interest in net income                                   769           1,094          1,933              2,393

----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                   $ 28,231        $ 23,823       $ 48,433           $ 38,622
============================================================================================================================

Average shares of common stock outstanding                     39,964          41,125         39,989             41,376

----------------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER COMMON SHARE                              $    .71        $    .58       $   1.21           $    .93
============================================================================================================================

Diluted average shares of common shares outstanding            40,048          41,308         40,067             41,525

----------------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER COMMON SHARE                            $    .70        $    .58       $   1.21           $    .93
============================================================================================================================

CASH DIVIDENDS DECLARED PER COMMON SHARE                     $   .235        $   .225       $    .47           $    .45

(1) Equity in income (loss) of affiliates is now separately reported. Previously, these amounts were included in operating income as other revenues. Amounts previously reported as operating income for the three months and six months ended June 30, 1999 were $44,453 and $74,928, respectively.

See accompanying notes to consolidated financial statements.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                                                   JUNE 30          December 31
(IN THOUSANDS)                                                                      2000               1999
---------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                                                   $   68,182         $   51,266
    Receivables, less allowance for doubtful accounts of $26,027 in
        2000 and $13,339 in 1999                                                   435,609            331,123
    Inventories                                                                    231,052            172,198
    Other current assets                                                            63,056             58,368
---------------------------------------------------------------------------------------------------------------------
        TOTAL CURRENT ASSETS                                                       797,899            612,955
---------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, at cost                                           1,744,625          1,499,823
Allowance for depreciation                                                         854,873            828,277
---------------------------------------------------------------------------------------------------------------------
                                                                                   889,752            671,546
Cost in excess of net assets of businesses acquired, net                           339,400            258,698
Other assets                                                                       203,983            116,624
---------------------------------------------------------------------------------------------------------------------
        TOTAL ASSETS                                                            $2,231,034         $1,659,823
=====================================================================================================================

LIABILITIES
CURRENT LIABILITIES:
    Notes payable and current maturities                                        $  260,016         $   36,607
    Accounts payable                                                               229,863            132,394
    Accrued compensation                                                            42,810             46,615
    Income taxes                                                                    48,090             44,154
    Other current liabilities                                                      183,498            170,746
---------------------------------------------------------------------------------------------------------------------
        TOTAL CURRENT LIABILITIES                                                  764,277            430,516
---------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                     600,071            418,504
Deferred income taxes                                                               91,113             52,932
Other liabilities                                                                  117,625            107,750
---------------------------------------------------------------------------------------------------------------------
        TOTAL LIABILITIES                                                        1,573,086          1,009,702
---------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Common stock and additional paid-in capital                                        171,899            170,878
Accumulated other comprehensive income (expense)                                   (99,483)           (80,538)
Retained earnings                                                                1,185,234          1,155,586
Treasury stock                                                                    (599,702)          (595,805)
---------------------------------------------------------------------------------------------------------------------
        TOTAL SHAREHOLDERS' EQUITY                                                 657,948            650,121
---------------------------------------------------------------------------------------------------------------------
        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $2,231,034         $1,659,823
=====================================================================================================================

See accompanying notes to consolidated financial statements.

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)


                                                                               SIX MONTHS ENDED
                                                                                    JUNE 30
(IN THOUSANDS)                                                             2000                 1999
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                            $  48,433            $ 38,622
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depreciation                                                        64,651              59,501
        Amortization                                                         6,753               6,448
        Equity in (income) loss of affiliates, net                             438                (960)
        Dividends or distributions from affiliates                             587                 766
        Deferred income taxes                                                9,194               1,588
        Other, net                                                            (551)                509
        Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
             Accounts receivable                                             4,968             (22,200)
             Inventories                                                   (18,332)              2,005
             Accounts payable                                               (4,976)            (10,150)
             Disbursements related to discontinued defense business           (617)            (13,249)
             Other assets and liabilities                                  (18,869)            (13,786)
-------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                           91,679              49,094
-------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                              (78,046)            (73,837)
   Purchase of business, net of cash acquired                             (263,711)             (2,378)
   Proceeds from sale of business                                            9,745               8,502
   Other investing activities                                                2,503               3,607
-------------------------------------------------------------------------------------------------------
        NET CASH (USED) BY INVESTING ACTIVITIES                           (329,509)            (64,106)
-------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Short-term borrowings, net                                              268,561             (11,530)
   Current maturities and long-term debt:
      Additions                                                             59,971             121,956
      Reductions                                                           (46,212)            (21,757)
   Cash dividends paid on common stock                                     (18,808)            (18,752)
   Common stock issued-options                                                 853               1,296
   Common stock acquired for treasury                                       (3,768)            (42,831)
   Other financing activities                                               (3,114)             (1,767)
-------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                          257,483              26,615
-------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                     (2,737)               (980)
-------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                   16,916              10,623

Cash and cash equivalents at beginning of period                            51,266              41,562
-------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $  68,182            $ 52,185
=======================================================================================================

See accompanying notes to consolidated financial statements.

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                                   (Unaudited)


                                                             THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                  JUNE 30                      JUNE 30
(IN THOUSANDS)                                              2000           1999          2000            1999
----------------------------------------------------------------------------------------------------------------
Net income                                               $ 28,231        $23,823       $ 48,433         $38,622

Other comprehensive income (expense):
        Foreign currency translation adjustments          (11,318)        (5,517)       (18,945)        (29,062)
----------------------------------------------------------------------------------------------------------------

TOTAL COMPREHENSIVE INCOME                               $ 16,913        $18,306       $ 29,488         $ 9,560
================================================================================================================

See accompanying notes to consolidated financial statements.

                         REVIEW OF OPERATIONS BY SEGMENT
                                   (Unaudited)


                                                                 HARSCO
                                                    HARSCO      GAS AND     HARSCO
                                                     MILL        FLUID      INFRA-      S3NETWORKS     GENERAL    CONSOLIDATED
THREE MONTHS ENDED JUNE 30, 2000                   SERVICES     CONTROL    STRUCTURE       LLC        CORPORATE      TOTALS
------------------------------------------------------------------------------------------------------------------------------
   NET SALES TO UNAFFILIATED CUSTOMERS             $195.2       $125.4      $136.4        $ --         $ --        $457.0
------------------------------------------------------------------------------------------------------------------------------

   OPERATING INCOME                                $ 27.2       $ 10.7      $ 14.5        $ --        $ 0.3        $ 52.7
   EQUITY IN INCOME (LOSS) OF
     AFFILIATES, NET                                  0.3          --           --        (0.9)          --          (0.6)
   INTEREST INCOME                                    1.0          --          0.2          --           --           1.2
   INTEREST EXPENSE                                  (2.3)        (1.0)       (2.3)         --         (3.1)         (8.7)
   INCOME TAX (EXPENSE) BENEFIT                      (8.7)        (3.5)       (4.5)        0.3          0.8         (15.6)
   MINORITY INTEREST IN NET INCOME                   (0.7)          --        (0.1)         --           --          (0.8)
------------------------------------------------------------------------------------------------------------------------------
   SEGMENT NET INCOME (LOSS)                       $ 16.8       $  6.2      $  7.8       $(0.6)       $(2.0)       $ 28.2
==============================================================================================================================

                                                                 HARSCO
                                                    HARSCO      GAS AND     HARSCO
                                                     MILL        FLUID      INFRA-      S3NETWORKS     GENERAL    CONSOLIDATED
THREE MONTHS ENDED JUNE 30, 1999                   SERVICES     CONTROL    STRUCTURE       LLC        CORPORATE      TOTALS
------------------------------------------------------------------------------------------------------------------------------
   Net sales to unaffiliated customers             $182.3       $139.1      $109.3         $--        $  --        $430.7
------------------------------------------------------------------------------------------------------------------------------

   Operating income                                $ 19.0       $ 10.5      $ 13.8         $--         $0.5        $ 43.8
   Equity in income of affiliates, net(1)             0.6           --          --          --           --           0.6
   Interest income                                    1.1          0.1          --          --           --           1.2
   Interest expense                                  (2.9)        (1.3)       (1.6)         --         (1.1)         (6.9)
   Income tax (expense) benefit                      (5.6)        (3.8)       (4.5)         --          0.1         (13.8)
   Minority interest in net income                   (1.1)          --          --          --           --          (1.1)
------------------------------------------------------------------------------------------------------------------------------

   Segment net income (loss)                       $ 11.1       $  5.5      $  7.7         $--        $(0.5)       $ 23.8
==============================================================================================================================

(1) Equity in income (loss) of affiliates is now separately reported. Previously, these amounts were included in operating income. Amounts previously reported as operating income for the three months ended June 30, 1999 were $19.6 million for Harsco Mill Services Segment and a consolidated total of $44.4 million. Reported operating income amounts for the other segments are unchanged.

                         REVIEW OF OPERATIONS BY SEGMENT
                                   (Unaudited)

                                                                HARSCO
                                                   HARSCO      GAS AND     HARSCO
                                                    MILL        FLUID      INFRA-      S3NETWORKS    GENERAL    CONSOLIDATED
SIX MONTHS ENDED JUNE 30, 2000                    SERVICES     CONTROL    STRUCTURE       LLC       CORPORATE      TOTALS
----------------------------------------------------------------------------------------------------------------------------

   NET SALES TO UNAFFILIATED CUSTOMERS             $386.8       $260.8      $258.6        $ --        $  --        $906.2
----------------------------------------------------------------------------------------------------------------------------

   OPERATING INCOME (LOSS)                         $ 47.0       $ 21.8      $ 23.3        $ --        $(0.5)       $ 91.6
   EQUITY IN INCOME (LOSS) OF AFFILIATES, NET         0.5           --          --        (0.9)          --          (0.4)
   INTEREST INCOME                                    2.1          0.1         0.2          --           --           2.4
   INTEREST EXPENSE                                  (4.4)        (2.0)       (4.1)         --         (5.7)        (16.2)
   INCOME TAX (EXPENSE) BENEFIT                     (15.4)        (7.3)       (6.9)        0.3          2.2         (27.1)
   MINORITY INTEREST IN NET INCOME                   (1.8)          --        (0.1)         --           --          (1.9)
----------------------------------------------------------------------------------------------------------------------------

   SEGMENT NET INCOME (LOSS)                       $ 28.0       $ 12.6      $ 12.4       $(0.6)       $(4.0)       $ 48.4
============================================================================================================================

                                                                HARSCO
                                                   HARSCO      GAS AND     HARSCO
                                                    MILL        FLUID      INFRA-       S3NETWORKS    GENERAL    CONSOLIDATED
SIX MONTHS ENDED JUNE 30, 1999                    SERVICES     CONTROL    STRUCTURE        LLC       CORPORATE      TOTALS
-----------------------------------------------------------------------------------------------------------------------------

   Net sales to unaffiliated customers             $355.4       $273.2      $206.7        $ --         $  --        $835.3
-----------------------------------------------------------------------------------------------------------------------------

   Operating income                                $ 35.1       $ 18.5      $ 20.1        $ --         $ 0.2        $ 73.9
   Equity in income of affiliates, net (1)            1.0           --          --          --            --           1.0
   Interest income                                    2.0          0.1         0.1          --           0.1           2.3
   Interest expense                                  (5.7)        (2.7)       (3.0)         --          (1.7)        (13.1)
   Income tax (expense) benefit                     (10.3)        (6.0)       (6.3)         --          (0.5)        (23.1)
   Minority interest in net income                   (2.5)         0.1          --          --            --          (2.4)
-----------------------------------------------------------------------------------------------------------------------------

   Segment net income (loss)                       $ 19.6       $ 10.0      $ 10.9        $ --         $(1.9)       $ 38.6
=============================================================================================================================

(1) Equity in income (loss) of affiliates is now separately reported. Previously, these amounts were included in operating income. Amounts previously reported as operating income for the six months ended June 30, 1999 were $36.1 million for Harsco Mill Services Segment and a consolidated total of $74.9 million. Reported operating income amounts for the other segments are unchanged.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventories

Inventories consist of:

                                                    JUNE 30                December 31
(in thousands)                                       2000                     1999
--------------------------------------------------------------------------------------
Finished goods                                     $ 91,057                $ 37,715
Work-in-process                                      40,270                  37,198
Raw materials and purchased parts                    79,511                  76,911
Stores and supplies                                  20,214                  20,374
--------------------------------------------------------------------------------------
                                                   $231,052                $172,198
======================================================================================

COMMITMENTS AND CONTINGENCIES

DISCONTINUED DEFENSE BUSINESS - CONTINGENCIES

FEDERAL EXCISE TAX AND OTHER MATTERS RELATED TO THE FIVE-TON TRUCK CONTRACT
In 1995, the Company, the United States Army ("Army"), and the United States Department of Justice concluded a settlement of Harsco's previously reported claims against the Army relating to Federal Excise Tax ("FET") arising under a completed 1986 contract for the sale of five-ton trucks to the Army. On September 27, 1995, the Army paid the Company $49 million in accordance with the settlement terms. The Company released the Army from any further liability for those claims, and the Department of Justice released the Company from a threatened action for damages and civil penalties based on an investigation conducted by the Department's Commercial Litigation Branch that had been pending for several years.

The settlement preserves the rights of the parties to assert claims and defenses under the Internal Revenue Code, and rights of the Army and the Company to claim certain amounts that may be owed by either party to reconcile possible underpayments or overpayments on the truck contract as part of the formal contract close-out process.

The settlement does not resolve the claim by the Internal Revenue Service ("IRS") that, contrary to the Company's position, certain cargo truck models sold by the Company should be considered to have gross vehicle weights in excess of the 33,000 pound threshold under FET law, are not entitled to an exemption from FET under any other theory, and therefore are taxable. In 1999, the IRS assessed an increase in FET of $30.4 million plus penalties of $10.4 million and applicable interest currently estimated to be $49.5 million. In October 1999, the Company posted an $80 million bond required as security by the IRS. This increase in FET takes into account offsetting credits of $9.2 million, based on a partial allowance of the Company's $31.9 million claim that certain truck components are exempt from FET. The IRS disallowed in full the Company's additional claim that it is entitled to the entire $52 million of FET (plus applicable interest currently estimated by the Company to be $44.8 million) the Company has paid on the five-ton trucks, on the grounds that such trucks qualify for the FET exemption applicable to certain vehicles specially designed for the primary function of off-highway transportation. In the event that the Company ultimately receives from the IRS a refund of tax (including applicable interest) with respect to which the Company has already received reimbursement from the Army, the refund would be allocated between the Company and the Army. The Company plans to vigorously contest the IRS assessment in the U.S. Court of Federal Claims. Although there is risk of an adverse outcome, both the Company and the Army believe that the cargo trucks are not taxable. No recognition has been given in the accompanying financial statements for the Company's claims with the IRS.

The settlement agreement with the Army preserves the Company's right to seek reimbursement of after-imposed tax from the Army in the event that the cargo trucks are determined to be taxable, but the agreement limits the reimbursement to a maximum of $21 million. Additionally, in an earlier contract modification, the Army accepted responsibility for $3.6 million of the potential tax, bringing its total potential responsibility up to $24.6 million.

Under the settlement, the Army agreed that if the cargo trucks are determined to be taxable, the 1993 decision of the Armed Services Board of Contract Appeals (which ruled that the Company is entitled to a price adjustment to the contract for reimbursement of FET paid on vehicles that were to be delivered after October 1, 1988) will apply to the question of the Company's right to reimbursement from the Army for after-imposed taxes on the cargo trucks. In the Company's view, application of the 1993 decision will favorably resolve the principal issues regarding any such future claim by the Company. Therefore, the Company believes that even if the cargo trucks are ultimately held to be taxable, the Army would be obligated to reimburse the Company for a majority of the tax, (but not interest or penalty, if any), resulting in a net maximum liability for the Company of $5.8 million plus penalties and applicable interest currently estimated to be $10.4 million and $49.5 million, respectively. The Company believes it is unlikely that resolution of this matter will have a material adverse effect on the Company's financial position, however, it could have a material effect on quarterly or annual results of operations.

OTHER DEFENSE BUSINESS LITIGATION
In 1992, the United States Government through its Defense Contract Audit Agency commenced an audit of certain contracts for sale of tracked vehicles by the Company to foreign governments, which were financed by the United States Government through the Defense Security Assistance Agency. In September 1994, the Company received a subpoena issued by the Department of Defense Inspector General seeking various documents relating to issues raised in the audit.

The Government subsequently subpoenaed a number of former employees of the Company's divested defense business to testify before a grand jury and issued grand jury subpoenas to the Company for additional documents. On December 22, 1999, the Company announced that it reached agreement with the U.S. Government on behalf of its former BMY Combat Systems Division to settle the matter. Under the agreement, BMY Combat Systems pled guilty to a one-count misdemeanor relating to submitting advance payment certifications which resulted in BMY receiving a portion of the payments for the contract prematurely. In June 2000, the US District Court gave final approval to the settlement. In accordance with the settlement, Harsco paid the Government a $200,000 fine in June 2000 and in July 2000 paid the $10.8 million in damages for a total of $11 million.

The settlement ends the Government's investigation and releases Harsco and BMY from further liability for the issues under investigation. Harsco charged the payment against an existing reserve, resulting in no charge to the Company's earnings.

CONTINUING OPERATIONS - CONTINGENCIES

ENVIRONMENTAL
The Company is involved in a number of environmental remediation investigations and clean-ups and, along with other companies, has been identified as a "potentially responsible party" for certain waste disposal sites. While each of these matters is subject to various uncertainties, it is probable that the Company will agree to make payments toward funding certain of these activities and it is possible that some of these matters will be decided unfavorably to the Company. The Company has evaluated its potential liability, and its financial exposure is dependent upon such factors as the continuing evolution of environmental laws and regulatory requirements, the availability and application of technology, the allocation of cost among potentially responsible parties, the years of remedial activity required and the remediation methods selected. The Consolidated Balance Sheet at June 30, 2000, and December 31, 1999 includes an accrual of $4.7 million and $3.0 million, respectively, for environmental matters. The increase from December 31, 1999 principally relates to environmental liabilities of acquired companies. The amounts affecting pre-tax earnings related to environmental matters totaled $1.2 million of expense for the first six months of 2000, and $0.4 million of income for the first six months of 1999.

The liability for future remediation costs is evaluated on a quarterly basis. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given inherent uncertainties in evaluating environmental exposures. The Company does not expect that any sum it may have to pay in connection with environmental matters in excess of the amounts recorded or disclosed above would have a material adverse effect on its financial position or results of operations.

In the first quarter of 2000 the U.S. Environmental Protection Agency issued a Notice of Violation to the Company for violations of the Clean Air Act arising from slag dust emissions at one of the Company's mill services locations. The Agency is seeking abatement of dust emissions at the site and has advised that it is seeking financial penalties which exceed $100,000. The Company is cooperating with the mill and the Agency to abate the dust emissions and is in settlement discussions with the Agency.

OTHER
The Company is subject to various other claims, legal proceedings, and investigations covering a wide range of matters that arose in the ordinary course of business. In the opinion of management, all such matters are adequately covered by insurance or by accruals, and if not so covered, are without merit or are of such kind, or involve such amounts, as would not have a material adverse effect on the financial position or results of operations of the Company.

FINANCIAL INSTRUMENTS AND HEDGING

OFF BALANCE SHEET RISK

The Company has subsidiaries principally operating in North America, Latin America, Europe and Asia-Pacific. These operations are exposed to fluctuations in related foreign currencies, in the normal course of business. The Company seeks to reduce exposure to foreign currency fluctuations through the use of forward exchange contracts. The Company does not hold or issue financial instruments for trading purposes, and it is the Company's policy to prohibit the use of derivatives for speculative purposes. The Company has a Foreign Currency Risk Management Committee that meets periodically to monitor foreign currency risks.

The Company enters into forward foreign exchange contracts to hedge transactions of its non-U.S. subsidiaries, for firm commitments to purchase equipment and for export sales denominated in foreign currencies. These contracts generally are for 90 to 180 days or less. For those contracts that hedge an identifiable transaction, gains or losses are deferred and accounted for as part of the underlying transactions. The cash flows from these contracts are classified consistent with the cash flows from the transaction being hedged. The Company also enters into forward exchange contracts for intercompany foreign currency commitments. These foreign exchange contracts do not qualify as hedges, therefore, gains and losses are recognized in income based on fair market value. As of June 30, 2000, the total of all forward exchange contracts amounted to $5.0 million with an unfavorable mark-to-market fluctuation of $56,000.

Reconciliation of Basic and Diluted Shares

                                                                       Three Months Ended            Six Months Ended
                                                                             June 30                     June 30
(In thousands, except amounts per share)                               2000            1999         2000          1999
------------------------------------------------------------------------------------------------------------------------
Net income                                                           $28,231         $23,823       $48,433      $ 38,622
                                                                     =======         =======       =======      ========
Average shares of common stock
        outstanding used to compute basic
        earnings per common share                                     39,964          41,125        39,989        41,376
Additional common shares to be
        issued assuming exercise of
        stock options, net of shares
        assumed reacquired                                                84             183            78           149
                                                                     -------         -------       -------      --------
Shares used to compute dilutive
        effect of stock options                                       40,048          41,308        40,067        41,525
                                                                     =======         =======       =======      ========
Basic earnings per common share                                      $   .71         $   .58       $  1.21      $    .93
                                                                     =======         =======       =======      ========
Diluted earnings per common share                                    $   .70         $   .58       $  1.21      $    .93
                                                                     =======         =======       =======      ========

New Financial Accounting Standard Issued

In June 1998, the Financial Accounting Standard Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), with an amended date effective for fiscal years beginning after June 15, 2000. SFAS No. 133 was further amended by SFAS No. 138. SFAS 133 requires that an entity recognize all derivative instruments as either assets or liabilities on its balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction, and, if it is, the type of hedge transaction. The Company will adopt SFAS 133 by the first quarter of 2001. Due to the Company's limited use of derivative instruments, SFAS 133 is not expected to have a material effect on the financial position or results of operations of the Company.

New Staff Accounting Bulletin Issued

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the Commission. In June 2000, the SEC issued SAB No. 101B, "Second Amendment: Revenue Recognition in Financial Statements". SAB 101B delays the implementation of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. Based on a review of the Company's policies and practices and current interpretations of SAB 101, the Company believes it is in general compliance with SAB 101.

Acquisitions

In June 2000, the Company made its tender offer for SGB Group PLC (SGB) unconditional and by June 30 had received acceptances for 94.8 percent of the shares of SGB. The Company plans to compulsorily acquire the remaining shares in the third quarter of 2000. SGB, based in the UK, is one of Europe's largest suppliers of scaffolding, forming and related access products and services. SGB also has operations in North America, the Middle East and the Asia Pacific region. SGB had 1999 sales of pound sterling283 million (approximately $426 million U.S. dollars). Through June 30, 2000 the Company had borrowed $255.1 million to finance the acquisition. Approximately $32 million of additional funds will be borrowed in the third quarter to complete the purchase of SGB's outstanding stock.

The acquisition of SGB has been accounted for using the purchase method of accounting and accordingly, the operating results of SGB have been included in the consolidated results of the Company from June 16, 2000, the date of acquisition. The purchase price allocation is based upon preliminary appraisal values and management estimates and is subject to reclassifications and adjustments in the future. The purchase price has been allocated as follows:

                                                                                               (In millions)
                --------------------------------------------------------------------------------------------------------
                Working capital, other than cash                                                 $(54.4)
                Property, plant and equipment                                                     221.0
                Other assets                                                                       64.2
                Goodwill                                                                           85.0
                Noncurrent liabilities                                                            (58.8)
                --------------------------------------------------------------------------------------------------------
                Purchase price, net of cash received                                             $257.0

Harsco management is in the process of finalizing fair value adjustments, asset write downs, and its plan to exit certain activities of SGB. Estimates of the associated costs have been included in the opening balance sheet. Management expects to finalize the plan and the associated estimates by September 30, 2000.

In May 2000, the Company completed the acquisitions of Bergslagen Steelservice AB and Bergslagen Suomi Oy (collectively Bergslagen). The two companies provide specialized slag processing and metal recovery services to steel mills in Sweden and Finland, respectively. The two organizations together recorded 1999 sales of nearly $10 million.

In April 2000, the company agreed to invest $20 million for a 49 percent ownership interest in S3Networks, LLC, a start-up company providing internet and e-business infrastructure consulting services primarily to Fortune 1000 corporations. Cash of $8 million has been invested through June 30, 2000 with an additional $12 million to be paid over a period not to exceed fifteen months from the initial investment date. The investment is being accounted for under the equity method. Since the Company is the principal provider of initial capital for S3Networks, LLC, the Company will record 100% of net losses to the extent of its initial $20 million investment. However, the Company will also record 100% of subsequent net income until the entire initial investment amount is reinstated. Subsequent to reinstatement of the initial investment amount, the company will record net income to the extent of its ownership percentage of S3Networks, LLC.

Opinion of Management

Financial information furnished herein, which is unaudited, reflects in the opinion of management all adjustments (all of which are of a recurring nature) that are necessary to present a fair statement of the interim period.

               REGISTERED                              PRINCIPAL
          OFFICE OF THE ISSUER                  OFFICE OF THE GUARANTOR

          Harsco Finance B.V.                      Harsco Corporation
           Wenckebachstraat 1                   350 Poplar Church Road
          1951 JZ Velsen-Noord                      P.O. Box 8888
               Postbus 83                      Camp Hill, PA 17001-8888
            1970 AB Ijmuiden
            The Netherlands

                                     TRUSTEE

                        Chase Manhattan Trustees Limited
                                  Trinity Tower
                              9 Thomas More Street
                                 London E1W 1YT

                             PRINCIPAL PAYING AGENT

                            The Chase Manhattan Bank
                                  Trinity Tower
                              9 Thomas More Street
                                 London E1W 1YT

                                  PAYING AGENT

                      Chase Manhattan Bank Luxembourg S.A.
                                  5 rue Plaetis
                                L-2338 Luxembourg

                                 LEGAL ADVISERS

    To the Guarantor as to                          To the Issuer as to
        New York law:                                 Netherlands law:
  Kirkpatrick & Lockhart LLP                          Boekel de Neree
 1251 Avenue Of The Americas                          Atrium Building
          45th Floor                                     2nd Floor
   New York, New York 10020                         Strawinskylaan 3037
                                                     1077 ZX Amsterdam
                                                      The Netherlands

                      To the Managers and the Trustee as to
                                  English law:

                                 Clifford Chance
                          Limited Liability Partnership
                              200 Aldersgate Street
                                 London EC1A 4JJ

     AUDITORS TO THE ISSUER                          LISTING AGENT
        AND THE GUARANTOR
                                           Kredietbank S.A. Luxembourgeoise
   PricewaterhouseCoopers LLP                     43, boulevard Royal
     2400 Eleven Penn Center                       L-2955 Luxembourg
   Philadelphia, PA 19103-2962